EXHIBIT 10.3

REORGANIZATION AGREEMENT

This REORGANIZATION AGREEMENT (this “Agreement”), dated as of [                    ], 2019, is entered into by and among (a) Baldwin Risk Partners, LLC, a Delaware limited liability company (the “Company”); (b) Baldwin Insurance Group Holdings, LLC, a Florida limited liability company (“BIGH”); L. Lowry Baldwin; Laura R. Sherman; The Laura R. Sherman GRAT 2019-1, dated September 30, 2019; The Laura R. Sherman GRAT 2019-2, dated September 30, 2019; Elizabeth H. Krystyn; The Elizabeth H. Krystyn 2019 Grantor Retained Annuity Trust I, dated September 30, 2019; The Elizabeth H. Krystyn 2019 Grantor Retained Annuity Trust II, dated September 30, 2019; Trevor L. Baldwin; Kristopher A. Wiebeck; The Kristopher A. Wiebeck 2019 Grantor Retained Annuity Trust, dated September 30, 2019; John A. Valentine; The John A. Valentine 2019 Grantor Retained Annuity Trust, dated September 30, 2019; Daniel Galbraith; Bradford L. Hale; Joseph D. Finney; The Villages Invesco, LLC, a Florida limited liability company, and Christopher J. Stephens (each a “Pre-Reorganization LLC Member”), (c) BRP Group, Inc., a Delaware corporation (“Pubco”), and (d) each Person executing a joinder to this Agreement as a Pre-Reorganization Subsidiary LLC Member (as defined below).

RECITALS:

WHEREAS, the Board of Directors of Pubco (the “Board”) has determined to effect an underwritten initial public offering (the “IPO”) of Pubco’s Class A Common Stock (as defined below);

WHEREAS, the parties hereto desire to enter into the Reorganization Documents (as defined below) and effect the other Reorganization Transactions (as defined below) to facilitate completion of, or otherwise in connection with, the IPO.

OPERATIVE TERMS:

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Certain Defined Terms. As used herein, the following terms shall have the following meanings:

(a)    “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Tampa, Florida are authorized or required by applicable law to close.

(b)    “Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of Pubco, having the rights set forth in the Amended and Restated Certificate of Incorporation.

(c)    “Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of Pubco, having the rights set forth in the Amended and Restated Certificate of Incorporation.

(d)    “Exchanged Interest Value” means, for each Exchanged Interest in a Roll-Up Subsidiary, the fair market value thereof as of the Specified Valuation Date, as determined by the Company (including, unless otherwise expressly provided in the applicable Roll-Up Subsidiary Governing Documents, by valuing the Exchanged Interest on a standalone basis, as if the Roll-Up Subsidiary was an independent agency that was not part of the combined Company group).

(e)    “IPO Closing” means the initial closing of the sale of the Class A Common Stock in the IPO.

(f)    “IPO Closing Date” means the date of the IPO Closing.

(g)    “IPO Price” means the price per share at which the Class A Common Stock is issued in the IPO, as determined by the Board or the pricing committee thereof.

(h)    “LLC Units” has the meaning given to such term in the Third Amended and Restated LLC Agreement.

(i)    “Person” means any individual, corporation, partnership, limited liability company, trust, estate, joint venture, governmental authority or other entity.

(j)    “Post-IPO LLC Member” means a Pre-Reorganization LLC Member or Pre-Reorganization Subsidiary LLC Member.

(k)    “Pre-Reorganization Subsidiary LLC Member” means any Person, other than the Company or any Wholly-Owned Subsidiary, that (i) owns capital stock or an equity interest in a Roll-Up Subsidiary immediately prior to the Reorganization Transactions and (ii) joins this Agreement by executing and delivering an Exchange Agreement.

(l)    “Reorganization Documents” means each of the documents attached as an exhibit hereto and all other agreements and documents entered into in connection with the Reorganization Transactions.

(m)    “Roll-Up Subsidiary” means each Subsidiary that (a) is not a Wholly-Owned Subsidiary, and (b) with respect to which all of the Persons, other than the Company or any Wholly-Owned Subsidiary, that own capital stock or an equity interest in such Subsidiary immediately prior to the Reorganization Transactions exchange such capital stock or equity interests for LLC Units pursuant to the Reorganization Transactions, thereby causing such Subsidiary to become a Wholly-Owned Subsidiary. The Roll-Up Subsidiaries shall be mutually determined by the Board and the Company and, for the avoidance of doubt, nothing in this Agreement requires all non-Wholly-Owned Subsidiaries to be designated as Roll-Up Subsidiaries.

(n)    “Roll-Up Subsidiary Governing Documents” means, for each Roll-Up Subsidiary, its organizational documents, including (if applicable) its shareholders’ agreement, operating agreement or limited liability company agreement.

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(o)    “Second Amended and Restated LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated March 13, 2019.

(p)    “Specified Valuation Date” means, for each Roll-Up Subsidiary, the date of the most recent valuation of the Roll-Up Subsidiary by Reagan Consulting or other independent valuation firm (including pursuant to a “Calculation of Value” report), or such later date selected by the Company for purposes of valuing such Roll-Up Subsidiary for purposes of the Reorganization Transactions.

(q)    “Subsidiary” means any corporation, partnership, limited liability company, joint venture or other entity (i) in which the Company owns, directly or indirectly: (A) in the case of a corporation, at least 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation, or (B) in the case of a partnership, limited liability company, joint venture or other entity, at least 50% of the equity interest having the power to vote, direct or control the management of such entity, or (ii) that is otherwise included in the financial statements of the Company on a consolidated basis.

(r)    “Wholly-Owned Subsidiary” means any Subsidiary that is wholly-owned by the Company, either directly or indirectly.

Section 1.2    Terms Defined Elsewhere in this Agreement. Other capitalized terms used in this Agreement are defined elsewhere in this Agreement, as specified below:

Term	Section
Agreement	Preamble
Amended and Restated Bylaws	Section 2.1(a)
Amended and Restated Certificate of Incorporation	Section 2.1(a)
Assignment Agreement	Section 2.1(b)(vi)
Attorney	Section 2.2(c)
BIGH	Preamble
Board	Recitals
Class B Securities Purchase Agreement	Section 2.1(b)(iv)
Company	Preamble
Conversion	Section 2.1(b)(ii)
Exchange Agreement	Section 2.1(b)(iii)
Exchanged Interest	Section 2.1(b)(iii)
IPO	Recitals
Pre-Reorganization LLC Member	Preamble
Pubco	Preamble
Recapitalization Agreement	Section 2.1(b)(ii)
Reorganization Transaction	Section 2.1
Stockholders Agreement	Section 2.1(b)(v)
Tax Receivables Agreement	Section 2.1(b)(v)
Third Amended and Restated LLC Agreement	Section 2.1(b)(i)

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Section 1.3    Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE II

REORGANIZATION TRANSACTIONS

Section 2.1    Reorganization Transactions. Subject to the terms and conditions hereinafter set forth, and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, the parties hereto shall take the actions described in this Section 2.1, or cause such actions to take place (each, a “Reorganization Transaction” and, collectively, the “Reorganization Transactions”):

(a)    One Business Day prior to the IPO Closing Date, the applicable parties shall take the actions set forth below (or cause such action to take place):

(i)    Pubco shall adopt and file with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation of Pubco, in substantially the form attached hereto as Exhibit A (the “Amended and Restated Certificate of Incorporation”), with such changes or modifications as approved by the Board.

(ii)    Pubco shall adopt Amended and Restated Bylaws of Pubco in substantially the form attached hereto as Exhibit B (the “Amended and Restated Bylaws”), with such changes or modifications as approved by the Board.

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(b)    Prior to the IPO Closing Date, the applicable parties shall take the actions set forth below (or cause such actions to take place), which shall, in each case, be effective immediately prior to the IPO Closing and in the following order:

(i)    Company LLC Agreement. The Company, Pubco and the requisite Pre-Reorganization LLC Members shall amend and restate the Second Amended and Restated LLC Agreement in substantially the form attached hereto as Exhibit C (the “Third Amended and Restated LLC Agreement”), with such changes or modifications as approved by the Board.

(ii)    Reclassification of Pre-Reorganization LLC Member Units. The Company and the Pre-Reorganization LLC Members shall enter into the Recapitalization Agreement in substantially the form attached hereto as Exhibit D (the “Recapitalization Agreement”), so that, among other things, the membership interests of the Company held by the Pre-Reorganization LLC Members are reclassified and converted into that number of LLC Units determined pursuant to the Recapitalization Agreement, effective simultaneously with the adoption of the Third Amended and Restated LLC Agreement (the “Conversion”).

(iii)    Exchange of Pre-Reorganization Subsidiary LLC Member Units. With respect to each Roll-Up Subsidiary (as mutually determined by the Board and the Company), the Company and each Pre-Reorganization Subsidiary LLC Member thereof shall enter into a Contribution and Exchange Agreement in substantially the form attached hereto as Exhibit E (an “Exchange Agreement”), pursuant to which (A) each such Pre-Reorganization Subsidiary LLC Member shall join and become a party to this Agreement and the Third Amended and Restated LLC Agreement, and (B) the capital stock or equity interests of the Roll-Up Subsidiary held by each such Pre-Reorganization Subsidiary LLC Member (the “Exchanged Interest”) shall be contributed to the Company and exchanged for that number of LLC Units equal to (A) the Exchanged Interest Value, divided by (B) the IPO Price, in each case, effective immediately after the Conversion.

(iv)    Class B Securities Purchase Agreement. Each of the Post-IPO LLC Members and Pubco shall enter into a Securities Purchase Agreement in substantially the form attached hereto as Exhibit F (for each Post-IPO LLC Member, its “Class B Securities Purchase Agreement”), pursuant to which Pubco shall issue to the Post-IPO LLC Member a number of shares of Class B Common Stock equal to the total number of LLC Units that such Post-IPO LLC Member owns after consummation of the transactions described in Section 2.1(b)(ii) and (iii).

(v)    Other Agreements. Each of the Post-IPO LLC Members and Pubco shall enter into (A) a Tax Receivables Agreement in substantially the form attached hereto as Exhibit G (the “Tax Receivables Agreement”), and (B) a Stockholders Agreement in substantially the form attached hereto as Exhibit H (the “Stockholders Agreement”). Pubco and certain Pre-Reorganization LLC Members approved by Pubco shall enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit I (the “Registration Rights Agreement”).

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(vi)    Internal Contributions. With respect to each Roll-Up Subsidiary that is not a first-tier Subsidiary of the Company immediately prior to the consummation of the Reorganization Transactions, immediately following the Company’s receipt of the Exchanged Interest(s) therein pursuant to the applicable Exchange Agreement(s), the Company shall (and, if necessary, shall cause its Subsidiaries to) enter into an Assignment Agreement in substantially the form attached hereto as Exhibit J (the “Assignment Agreement”) in order to contribute and assign the entire Exchanged Interest to the Subsidiary that, immediately prior to the consummation of the Reorganization Transactions, directly owned such Roll-Up Subsidiary, so that the Roll-Up Subsidiary, immediately after the consummation of the Reorganization Transactions, is 100% directly owned by such Subsidiary.

Section	2.2 Consent to Reorganization Transactions; Power of Attorney

(a)    Each of the parties hereto hereby acknowledges, agrees and consents to all of the Reorganization Transactions. Each of the parties hereto shall take all action necessary or appropriate in order to effect, or cause to be effected, to the extent within its control, each of the Reorganization Transactions; provided, that nothing herein requires Pubco or the Company to consummate the IPO.

(b)    Each Post-IPO LLC Member shall deliver to the Company or Pubco, as the case may be, promptly upon request (and in any event prior to the IPO Closing Date), duly executed versions of each of the Reorganization Documents to which it is a party, together with any other documents and instruments reasonably requested by either the Company or Pubco to be executed and delivered in connection with the Reorganization Transactions. If a Post-IPO LLC Member fails to take any action required by this Agreement after reasonable notice thereof, the Post-IPO LLC Member agrees that such action may be taken by the Attorneys appointed under Section 2.2(c).

(c)    In connection with the foregoing, each Post-IPO LLC Member hereby irrevocably constitutes and appoints L. Lowry Baldwin, Trevor L. Baldwin and Kristopher A. Wiebeck as attorneys-in-fact (individually, an “Attorney” and collectively, the “Attorneys”) of the Post-IPO LLC Member, each with full power and authority to act together or alone, including full power of substitution, in the name of and for and on behalf of the Post-IPO LLC Member with respect to all matters arising in connection with the Reorganization Transactions, including the power and authority to execute and deliver each Reorganization Document on behalf of such Post-IPO LLC Member and to take any and all actions necessary to effectuate the foregoing, including endorsing (in blank or otherwise) on behalf of such Post-IPO LLC Member any certificate or certificates representing LLC Units to be transferred by such Post-IPO LLC Member, or a stock power or powers attached to such certificate or certificates and taking any other action that the Attorneys, or any one of them, in their or his or her sole discretion may consider necessary or proper in connection with or to carry out the Reorganization Transactions, as fully as could such Post-IPO LLC Member if personally present and acting. This power of attorney and all authority conferred hereby are granted and conferred subject to the interests of Pubco and in consideration of those interests, and for the purpose of completing the transactions contemplated by the Reorganization Documents. This power of attorney and all authority conferred hereby is coupled with an interest and shall be irrevocable and shall not be terminated

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by a Post-IPO LLC Member or by operation of law, whether by the dissolution or liquidation of any corporation, limited liability company or partnership, or by the occurrence of any other event. If any event described in the preceding sentence shall occur before the completion of the Reorganization Transactions, then action taken by the Attorneys, or any one of them, pursuant to this power of attorney shall be as valid as if such event had not occurred, whether or not the Attorneys, or any one of them, shall have received notice of such event. Notwithstanding the foregoing, if this Agreement is terminated under Section 2.3, then from and after such date the Post-IPO LLC Member shall have the power to revoke all authority hereby conferred by giving notice on or promptly after such date to each of the Attorneys that this power of attorney has been terminated; subject, however, to all lawful action done or performed by the Attorneys or any one of them pursuant to this power of attorney prior to the actual receipt of such notice; and provided that any such revocation or termination shall not revoke the power of the Attorneys to take actions in connection with Section 2.3(b). Each Post-IPO LLC Member agrees to hold the Attorneys free and harmless from any and all loss, damage or liability that they, or either one of them, may sustain as a result of any action taken in good faith hereunder. It is understood that the Attorneys shall serve without compensation. For the avoidance of doubt, to the extent there is any conflict between the power of attorney set forth in this Section 2.2(c) and the power of attorney set forth in any other agreement between the Company and any Post-IPO LLC Member, such other agreement shall prevail.

Section 2.3    No Liabilities in Event of Termination; Certain Covenants.

(a)    In the event that (i) the IPO is abandoned by Pubco or (ii) the IPO Closing Date does not occur by the date that is twelve (12) months after the date of this Agreement, then (A) this Agreement and the other Reorganization Documents shall automatically terminate and be of no further force or effect except for this Section 2.3, Section 2.2(c) and Article 4 and (B) there shall be no liability on the part of any of the parties hereto, except termination will not relieve any party hereto from liability for any breach of this Agreement or a Reorganization Document prior to the date of such termination in which case any and all remedies available to the other parties either in law or equity shall be preserved and survive the termination of this Agreement.

(b)    In the event that this Agreement is terminated for any reason after the consummation of any Reorganization Transaction, the parties agree, as applicable, to cooperate and work in good faith to execute and deliver such agreements and consents and amend such documents and to effect such transactions or actions as may be necessary to re-establish the rights, preferences and privileges that the parties hereto had prior to the consummation of the Reorganization Transactions, or any part thereof, including voting any and all securities owned by such party in favor of any amendment to any organizational document and in favor of any transaction or action necessary to re-establish such rights, powers and privileges and causing to be filed all necessary documents with any governmental authority necessary to reestablish such rights, preferences and privileges, in each case as reasonably directed by the Company. If a Post-IPO LLC Member fails to take any action required by this Section 2.3(b) after reasonable notice thereof, the Post-IPO LLC Member agrees that such action may be taken by the Attorneys appointed under Section 2.2(c) (and such provision for this purpose shall survive termination of this Agreement).

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(c)     For the avoidance of doubt, each party acknowledges and agrees that until the consummation of the Reorganization Transactions: (i) each Post-IPO LLC Member shall continue to own the capital stock or equity interests of the Company and/or Roll-Up Subsidiary, as the case may be, that it owns prior to the consummation of the Reorganization Transactions, in each case subject to all of the existing agreements, restrictions and obligations to which the Post-IPO LLC Member is a party or otherwise bound, and (ii) the rights of the parties hereto under the Second Amended and Restated LLC Agreement, the Roll-Up Subsidiary Governing Documents and any other agreements governing capital stock or equity interests of the Company or any Roll-Up Subsidiary shall not be affected, and all such agreements shall remain in full force and effect and unmodified.

(d)    Each Post-IPO LLC Member acknowledges and agrees that none of Pubco, the Company or any other party hereto shall be required to disclose any of the following information to the Post-IPO LLC Member, and may redact this information from any copy of a Reorganization Document provided to the Post-IPO LLC Member: (i) the identity of the Pre-Reorganization Subsidiary LLC Members, (ii) the valuation of the Company’s Subsidiaries used in consummating the transactions contemplated by the Exchange Agreements, except for the Roll-Up Subsidiary (if any) of which the Post-IPO LLC Member was an owner at the time of the Reorganization Transactions, or (ii) the number of LLC Units and shares of Class B Common Stock acquired by another Post-IPO LLC Member in the Reorganization Transactions, in each case except for any such information that is made publicly available by Pubco or the Company, or is required to be made publicly available under applicable law, in connection with the IPO.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each party hereto hereby represents and warrants to all of the other parties hereto as follows:

Section 3.1    The execution, delivery and performance by such party of this Agreement and of the applicable Reorganization Documents, to the extent a party thereto, has been duly authorized by all necessary action. If such party is not an individual, such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation.

Section 3.2    Such party has the requisite power, authority and legal right to execute and deliver this Agreement and each of the applicable Reorganization Documents, to the extent a party thereto, and to consummate the transactions contemplated hereby and thereby, as the case may be.

Section 3.3    This Agreement and each of the Reorganization Documents to which it is a party has been (or when executed will be) duly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

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Section 3.4    Neither the execution, delivery and performance by such party of this Agreement and the applicable Reorganization Documents, to the extent a party thereto, nor the consummation by such party of the transactions contemplated hereby or thereby, nor compliance by such party with the terms and provisions hereof or thereof, will, directly or indirectly (with or without notice or lapse of time or both), (i) if such party is not an individual, contravene or conflict with, or result in a breach or termination of, or constitute a default under (or with notice or lapse of time or both, result in the breach or termination of or constitute a default under) the organizational documents of such party, (ii) constitute a violation by such party of any existing requirement of law applicable to such party or any of its properties, rights or assets or (iii) require the consent or approval of any Person, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of such party to consummate the transactions contemplated by this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1    Amendments and Waivers. This Agreement (including its Exhibits) may be modified, amended or waived only with the written approval of Pubco (as approved by the Board), BIGH and The Villages Invesco, LLC. All parties to this Agreement shall be bound by any modification, amendment or waiver effected in accordance with this Section 4.1, whether or not such party has consented thereto; provided, however, that an amendment or modification that would affect any other party in a manner materially and disproportionately adverse to such party shall be effective against such party so materially and adversely affected only with the prior written consent of such party, such consent not to be unreasonably withheld, conditioned or delayed. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Notwithstanding anything to the contrary in this Section 4.1, nothing in this Section 4.1 shall be deemed to contradict the provisions of Section 2.3.

Section 4.2    Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any party hereto without the prior written consent of Pubco and BIGH. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 4.3    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and not received by automated response). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. local time on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

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If to Pubco or the Company:

c/o Baldwin Risk Partners, LLC

4010 Boy Scout Boulevard, Suite 200

Tampa, Florida 33607

Attn: Trevor Baldwin or Kris Wiebeck

Facsimile: (813) 984-3201

Email: tbaldwin@bks-partners.com or kwiebeck@bks-partners.com

With copies (which shall not constitute actual notice) to:

Davis Polk & Wardwell LLP

Attn: Richard D. Truesdell, Jr.

450 Lexington Avenue

New York, New York 10017

Facsimile No.: (212) 701-5674

E-mail: Richard.truesdell@davispolk.com

If to a Post-IPO LLC Member, to the notice address for such Person provided under the terms of the Second Amended and Restated LLC Agreement or the Roll-Up Subsidiary Governing Documents to which it is a party, as applicable.

Section 4.4    Further Assurances. Each party to this Agreement, at any time and from time to time upon the reasonable request of either Pubco or the Company, shall promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of this Agreement.

Section 4.5    Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the Reorganization Documents, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 4.6    Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

Section 4.7    Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate

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appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 4.8    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.9    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.10    Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

Section 4.11    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile, e-mail or .pdf format signature(s).

Section 4.12    Expenses. The Company shall pay all transaction costs associated with the Reorganization Transactions to the extent such costs are incurred for the benefit of all Post-IPO LLC Members (including those incurred by the Company), as determined by the Company. Expenses incurred by any Post-IPO LLC Member on its own behalf (including the fees and disbursements of counsel, advisors and other Persons retained by such Post-IPO LLC Member) will not be considered costs incurred for the benefit of all Post-IPO LLC Members and, unless otherwise agreed by the Company, will be the responsibility of such Post-IPO LLC Member.

[Signature page follows]

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BRP GROUP, INC., a Delaware corporation

By:
Name:
Title:

BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company

By:
Name:
Title:

BALDWIN INSURANCE GROUP HOLDINGS, LLC, a Florida limited liability company

By:
Name:	L. Lowry Baldwin
Title:	Manager of Loper Enterprises, LLC, its Manager

L. LOWRY BALDWIN

ELIZABETH H. KRYSTYN

THE ELIZABETH H. KRYSTYN GRANTOR RETAINED ANNUITY TRUST I, DATED SEPTEMBER 30, 2019

By:
Name:	Elizabeth H. Krystyn Its: Sole Trustee

THE ELIZABETH H. KRYSTYN GRANTOR RETAINED ANNUITY TRUST II, DATED SEPTEMBER 30, 2019

By:
Name:	Elizabeth H. Krystyn Its: Sole Trustee

LAURA R. SHERMAN

THE LAURA R. SHERMAN GRAT 2019-1, DATED SEPTEMBER 30, 2019

By:
Name:	Laura R. Sherman Its: Sole Trustee

THE LAURA R. SHERMAN GRAT 2019-2, DATED SEPTEMBER 30, 2019

By:
Name:	Laura R. Sherman Its: Sole Trustee

KRISTOPHER A. WIEBECK

THE KRISTOPHER A. WIEBECK GRANTOR RETAINED ANNUITY TRUST, DATED SEPTEMBER 30, 2019

By:
Name:	Kristopher A. Wiebeck Its: Sole Trustee

TREVOR L. BALDWIN

[Signature Page to Reorganization Agreement]

JOHN A. VALENTINE

THE JOHN A. VALENTINE GRANTOR RETAINED ANNUITY TRUST, DATED SEPTEMBER 30, 2019

By:
Name:	John A. Valentine Its: Sole Trustee

BRADFORD L. HALE

DANIEL GALBRAITH

JOSEPH D. FINNEY

THE VILLAGES INVESCO, LLC, a Florida limited liability company

By:
Name:	Kelsea Morse Manly
Title:	Manager

CHRISTOPHER J. STEPHENS

[Signature Page to Reorganization Agreement]

Exhibit A

Amended and Restated Certification of Incorporation

See attached.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

BRP GROUP, INC.

(Pursuant to Section 242 and 245 of

the General Corporation Law of the State of Delaware)

BRP Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:         The name of the Corporation is BRP Group, Inc. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was July 1, 2019.

SECOND:    This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) amends and restates in its entirety the Corporation’s certificate of incorporation as currently in effect and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (as from time to time in effect, the “General Corporation Law”), by written consent of the holders of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law. The effective date of this Certificate of Incorporation shall be the date it is filed with the Secretary of State of the State of Delaware.

THIRD:        This Certificate of Incorporation amends and restates in its entirety the original certificate of incorporation of the Corporation to read as follows:

1.    Name. The name of the Corporation is BRP Group, Inc.

2.    Address; Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808 and the name of its registered agent at such address is the Corporation Service Company.

3.    Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

4.    Number of Shares.

4.1    The total number of shares of all classes of stock that the Corporation shall have authority to issue is 400,000,000 shares, consisting of:

(i) 350,000,000 shares of common stock, divided into (a) 300,000,000 shares of Class A common stock, with the par value of $0.01 per share (the “Class A Common Stock”) and (b) 50,000,000 shares of Class B common stock, with the par value of $0.0001 per share (the “Class B Common Stock” and, together with Class A Common Stock, the “Common Stock”); and (ii) 50,000,000 shares of preferred stock, with the par value of $0.01 per share (the “Preferred Stock”).

4.2    Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding, plus:

(i)    in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (x) the exchange of all outstanding shares of Class B Common Stock, together with the corresponding LLC Units, pursuant to Article 10 of the Third Amended and Restated LLC Agreement of Baldwin Risk Partners, LLC and (y) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock;

(ii)    in the case of Class B Common Stock, the number of shares of Class B Common Stock issuable in connection with the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class B Common Stock.

5.    Classes of Shares. The designation, relative rights, preferences and limitations of the shares of each class of stock are as follows:

5.1    Common Stock.

(i)    Voting Rights.

(1)    Each holder of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and each holder of Class B Common Stock will be entitled to one vote for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, in each case, to the fullest extent permitted by law and subject to Section 5.1(i)(2), holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designations

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relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under General Corporation Law.

(2)    (a) The holders of the outstanding shares of Class A Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of Common Stock in a manner that is disproportionately adverse as compared to the Class B Common Stock and (b) the holders of the outstanding shares of Class B Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of Common Stock in a manner that is disproportionately adverse as compared to the Class A Common Stock, it being understood that any merger, consolidation or other business combination shall not be deemed an amendment hereof if such merger, consolidation or other business combination (x) constitutes a Disposition Event in which holders of Paired Interests are required to exchange such Paired Interests pursuant to Section 10.05(b) of the Third Amended and Restated LLC Agreement of the Company in such Disposition Event and receive consideration in such Disposition Event in accordance with the terms of the Third Amended and Restated LLC Agreement of Baldwin Risk Partners, LLC as in effect prior to such Disposition Event and (y) provides for payments under or in respect of the tax receivable or similar agreement entered by the Corporation from time to time with any holders of Common Stock and/or securities of Baldwin Risk Partners, LLC to be made in connection with any such merger, consolidation or other business combination in accordance with the terms of such tax receivable or similar agreement as in effect prior to such merger, consolidation or other business combination.

(3)    Except as otherwise required in this Certificate of Incorporation or by applicable law, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).

(4)    If at any time the ratio at which Paired Interests are redeemable or exchangeable for shares of Class A Common Stock pursuant to Article 10 of the Third Amended and Restated LLC Agreement of Baldwin Risk Partners, LLC is amended, the number of votes per share of Class B Common Stock to which holders of shares of Class B Common Stock are entitled pursuant to Section 5.1(i)(1) shall be adjusted accordingly.

(ii)    Dividends; Stock Splits or Combinations.

(1)    Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common

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Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the board of directors of the Corporation (the “Board”) in its discretion may determine.

(2)    Except as provided in Section 5.1(ii)(3) with respect to stock dividends, dividends of cash or property may not be declared or paid on shares of Class B Common Stock.

(3)    In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless (a) a corresponding Stock Adjustment for all other classes of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner and (b) the Stock Adjustment has been reflected in the same economically equivalent manner on all LLC Units. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.

(iii)    Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Class A Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock. Without limiting the rights of the holders of Class B Common Stock to exchange their shares of Class B Common Stock, together with the corresponding LLC Units constituting the remainder of any Paired Interests in which such shares are included, for shares of Class A Common Stock in accordance with Section 10.01 of the Third Amended and Restated LLC Agreement of Baldwin Risk Partners, LLC (or for the consideration payable in respect of shares of Class A Common Stock in such voluntary or involuntary liquidation, dissolution or winding-up), the holders of shares of Class B Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

5.2    Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do

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which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding-up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other Person) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any Person or group of Persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.

6.    Class B Common Stock.

6.1    Retirement of Class B Shares. No holder of Class B Common Stock may transfer shares of Class B Common Stock to any person unless such holder transfers a corresponding number of LLC Units to the same person in accordance with the provisions of the Third Amended and Restated LLC Agreement of Baldwin Risk Partners, LLC, as such agreement may be amended from time to time in accordance with the terms thereof. If any outstanding share of Class B Common Stock ceases to be held by a holder of an LLC Unit, such share shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be transferred to the Corporation for no consideration and retired.

6.2    Reservation of Shares of Class A Common Stock. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of the issuance upon exchange of Paired Interests, the number of shares of Class A Common Stock that are issuable upon conversion of all outstanding Paired Interests, pursuant to Article 10 of the Third Amended and Restated LLC Agreement of Baldwin Risk Partners, LLC. The

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Corporation covenants that all the shares of Class A Common Stock that are issued upon the exchange of such Paired Interests will, upon issuance, be validly issued, fully paid and non-assessable.

6.3    Taxes. The issuance of shares of Class A Common Stock upon the exercise by holders of shares of Class B Common Stock of their right under Section 10.01 of the Third Amended and Restated LLC Agreement of Baldwin Risk Partners, LLC to exchange Paired Units will be made without charge to the holders of the shares of Class B Common Stock for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided, however, that if any such shares of Class A Common Stock are to be issued in a name other than that of the then record holder of the shares of Class B Common Stock being exchanged (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such holder), then such holder and/or the Person in whose name such shares are to be delivered, shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.

6.4    Preemptive Rights. To the extent LLC Units are issued pursuant to the Third Amended and Restated LLC Agreement of Baldwin Risk Partners, LLC to anyone other than the Corporation or a wholly owned subsidiary of the Corporation (including pursuant to Section 9.03 (or any equivalent successor provision) of the Third Amended and Restated LLC Agreement of Baldwin Risk Partners, LLC), an equivalent number of shares of Class B Common Stock (subject to adjustment as set forth herein) shall be issued to the same Person to which such LLC Units are issued at par.

7.    Board of Directors.

7.1    Number of Directors.

(i)    The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the Amended and Restated By-laws of the Corporation (as such By-laws may be amended from time to time, the “By-laws”) shall so require, the election of the directors of the Corporation (the “Directors”) need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Section 5.2 of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of Directors constituting the entire Board shall be not less than three (3) nor more than thirteen (13), with the then authorized number of Directors constituting the entire Board being fixed from time to time by the Board.

(ii)    During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Section 5.2 (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then total authorized number of Directors shall automatically be increased by such

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specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board’s designation for the series of Preferred Stock and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall be reduced accordingly.

7.2    Staggered Board. The Board (other than Preferred Stock Directors) shall be divided into three (3) classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I Directors shall initially serve until the first annual meeting of stockholders following the adoption of this Certificate of Incorporation; Class II Directors shall initially serve until the second annual meeting of stockholders following the adoption of this Certificate of Incorporation; and Class III Directors shall initially serve until the third annual meeting of stockholders following the adoption of this Certificate of Incorporation. Commencing with the first annual meeting of stockholders following the adoption of this Certificate of Incorporation, each Director of each class the term of which shall then expire shall be elected to hold office for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such Director was elected. In case of any increase or decrease, from time to time, in the number of Directors (other than Preferred Stock Directors), the number of Directors in each class shall be apportioned as nearly equal as possible. The Board is authorized to designate the members of the Board in office at the time of adoption of this Certificate of Incorporation or at the time of the creation of a new directorship as Class I Directors, Class II Directors or Class III Directors. In making such designation, the Board shall equalize, as nearly as possible, the number of Directors in each class. In the event of any change in the number of Directors, the Board shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of Directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

7.3    Vacancies and Newly Created Directorships. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding and subject to the terms of the Stockholders Agreement (as long as such agreement is in effect), newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board. Any Director so chosen shall hold office until the next election of the class for

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which such Director shall have been chosen and until his or her successor shall be duly elected and qualified or until such Director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any Director then in office.

7.4    Removal of Directors. Except for Preferred Stock Directors and subject to the terms of the Stockholders Agreement (as long as such agreement is in effect), any Director or the entire Board may be removed from office at any time, but only for cause by the affirmative vote of the holders of seventy-five percent (75%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class; provided, however, that until the Majority Ownership Requirement is no longer met, any Director may be removed with or without cause by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

8.    Meetings of Stockholders.

8.1    Action by Written Consent. From and after the date that the Majority Ownership Requirement is no longer met, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders; provided, however, that any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, may be effected by the consent in writing of the holders of a majority of the total voting power of the Class B Common Stock entitled to vote thereon, voting together as a single class in lieu of a duly called annual or special meeting of holders of Class B Common Stock. Until the Majority Ownership Requirement is no longer met, any action required or permitted to be taken by the stockholders of the Corporation may be effected by the consent in writing of the holders of a majority of the total voting power of the Corporation entitled to vote thereon, voting together as a single class in lieu of a duly called annual or special meeting of stockholders.

8.2    Meetings of Stockholders. (i) An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board shall determine.

(ii) Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (1) by or at the direction of the Board pursuant to a written resolution adopted by a majority of the total number of Directors that the Corporation would have if there were no vacancies or (2) by or at the direction of the Chairman, the Vice Chairman or the Chief Executive Officer. In addition, until the Majority Ownership Requirement is no longer met, special meetings of stockholders of the Corporation may be called by the Secretary of the Corporation at the request of the

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holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

8.3    No Cumulative Voting; Election of Directors by Written Ballot. There shall be no cumulative voting in the election of directors. Unless and except to the extent that the By-laws shall so require, the election of the Directors need not be by written ballot.

9.    Business Combinations.

9.1    Section 203 of the General Corporation Law. The Corporation will not be subject to the provisions of Section 203 of the General Corporation Law until the Majority Ownership Requirement is no longer met. At that time, such election shall be automatically withdrawn and the Corporation will thereafter be governed by Section 203 of the General Corporation Law; provided that it shall only apply to a “person” that became an “interested stockholder” (each as defined in Section 203 of the General Corporation Law) after the Corporation became subject to Section 203 of the General Corporation Law.

10.    Limitation of Liability.

10.1    To the fullest extent permitted under the General Corporation Law, as amended from time to time, no Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

10.2    Any amendment or repeal of Section 10.1 shall not adversely affect any right or protection of a Director hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

11.    Indemnification.

11.1    Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person (a “Covered Person”) who was or is a party or is threatened to be made a party to or otherwise involved any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence,

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except as otherwise provided in Section 11.3 with respect to Proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

Any reference to an officer of the Corporation in this Article 11 shall be deemed to refer exclusively to the Chairman, Vice Chairman, Chief Executive Officer, President, Vice Presidents, Secretary, Treasurer and any other officers of the Corporation appointed pursuant to Section 5.01 of the Corporation’s By-laws, and any reference to an officer of any other entity or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and by-laws or equivalent organizational documents of such other entity or enterprise.

11.2    Prepayment of Expenses. To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in appearing at, participating in or defending any Proceeding in advance of its final disposition or in connection with a Proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article 11 (which shall be governed by Section 11.3); provided, however, that to the extent required by applicable law or in the case of advance made in a Proceeding brought to establish or enforce a right to indemnification or advancement, such payment of expenses in advance of the final disposition of the Proceeding shall be made solely upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified or entitled to advancement of expenses under this Article 11 or otherwise.

11.3    Claims. If a claim for indemnification or advancement of expenses under this Article 11 is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim or to obtain an advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall be entitled to be paid the expense of prosecuting or defending such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In (i) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, such Person has not met any applicable standard for indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including by its Directors who are not parties to such action, a committee of such Directors,

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independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including by its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that such Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit.

11.4    Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 11 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested Directors or otherwise.

11.5    Other Sources. Subject to Section 11.6, the Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

11.6    Indemnitor of First Resort. In all events, (i) the Corporation hereby agrees that it is the indemnitor of first resort (i.e., its obligation to a Covered Person to provide advancement and/or indemnification to such Covered Person is primary and any obligation of any Principal Stockholder (including any Affiliate thereof other than the Corporation) to provide advancement or indemnification hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), or any obligation of any insurer of any Principal Stockholder to provide insurance coverage, for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by such Covered Person are secondary) and (ii) if any Principal Stockholder (or any Affiliate thereof, other than the Corporation) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with such Covered Person, then (x) such Principal Stockholder (or such Affiliate, as the case may be) shall be fully subrogated to all rights of such Covered Person with respect to such payment, (y) the Covered Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable such Principal Stockholder (or such Affiliate) effectively to bring suit to enforce such rights and (z) the Corporation shall fully indemnify, reimburse and hold harmless such Principal Stockholder (or such other Affiliate, as the case may be) for all such payments actually made by such Principal Stockholder (or such other Affiliate). Each of the Principal Stockholders (and any Affiliate thereof) shall be third-party beneficiaries with respect to this Section 11.6, entitled to enforce this Section 11.6.

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11.7    Amendment or Repeal. Any amendment or repeal of the foregoing provisions of this Article 11 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

11.8    Other Indemnification and Prepayment of Expenses. This Article 11 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to Persons other than Covered Persons when and as authorized by appropriate corporate action.

11.9    Reliance. Covered Persons who after the date of the adoption of this provision become or remain a Covered Person described in Article 11 will be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 11 in entering into or continuing the service. The rights to indemnification and to the advance of expenses conferred in this Article 11 will apply to claims made against any Covered Person described in this Article 11 arising out of acts or omissions in respect of the Corporation or one of its subsidiaries that occurred or occur both prior and subsequent to the adoption hereof. The rights conferred upon Covered Persons in this Article 11 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a Director or officer and shall inure to the benefit of the Covered Person’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 11 that adversely affects any right of a Covered Person or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

11.10    Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

12.    Adoption, Amendment or Repeal  of By-Laws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to make, alter, amend or repeal the By-laws subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to make, alter, amend or repeal the By-laws; provided, that with respect to the powers of stockholders entitled to vote with respect thereto to make, alter, amend or repeal the By-laws, from and after the date that the Majority Ownership Requirement is no longer met, in addition to any other vote otherwise required by law, the affirmative vote of the holders of seventy-five percent (75%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to make, alter, amend or repeal the By-laws.

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13.    Adoption, Amendment and Repeal of Certificate. Subject to Article 5, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other Persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended, are granted and held subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Sections 7.2, 7.3 and 7.4 of Article 7, Sections 8.1 and 8.2 of Article 8 or Article 9, 12, 13 or 14 may be altered, amended or repealed in any respect, nor may any provision or by-law inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, (i) until the Majority Ownership Requirement is no longer met, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class and (ii) from and after the date that the Majority Ownership Requirement is no longer met, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of seventy-five percent (75%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

14.    Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law or (iv) any action asserting a claim governed by the internal affairs doctrine. Any Person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of consent to the provision of this Article 14.

15.    Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit

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the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

16.    Corporate Opportunity. The Corporation waives, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity, or any other analogous doctrine, with respect to the Corporation, any Directors, officers or stockholders or any of their respective Affiliates, except, in the case of Directors and officers, as related to insurance brokerage activities, unless such Director did not become aware of such opportunity related to insurance brokerage activities in his or her capacity as a Director of the Corporation.

17.    Definitions. As used in this Certificate of Incorporation, unless the context otherwise requires or as set forth in another Article or Section of this Certificate of Incorporation, the term:

(a)    “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders’ Affiliates and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation or any rights conferred on such stockholder pursuant to the Stockholder Agreement (including any representatives of such stockholder serving on the Board).

(b)    “Third Amended and Restated LLC Agreement of Baldwin Risk Partners, LLC” means the Third Amended and Restated Limited Liability Company Agreement, dated as of [●], 2019, by and among the Corporation, the Post-IPO LLC Members and the other Persons that may become parties thereto from time to time, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

(c)    “Board” is defined in Section 5.1(ii)(1).

(d)    “By-laws” is defined in Section 7.1.

(e)    “Certificate of Incorporation” is defined in the recitals.

(f)    “Chairman” means the Chairman of the Board.

(g)    “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

(h)    “Class A Common Stock” is defined in Section 4.1.

(i)    “Class B Common Stock” is defined in Section 4.1.

(j)    “Common Stock” is defined in Section 4.1.

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(k)    “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(l)    “Corporation” means BRP Group, Inc.

(m)    “Covered Person” is defined in Section 11.1.

(n)    “Director” is defined in Section 7.1.

(o)    “Disposition Event” means any merger, consolidation or other business combination of the Corporation, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer), unless, following such transaction, all or substantially all of the holders of the voting power of all outstanding classes of Common Stock and series of Preferred Stock that are generally entitled to vote in the election of Directors prior to such transaction or series of transactions, continue to hold a majority of the voting power of the surviving entity (or its parent) resulting from such transaction or series of transactions in substantially the same proportions as immediately prior to such transaction or series of transactions.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor law or statute, together with the rules and regulations promulgated thereunder.

(q)    “General Corporation Law” is defined in the recitals.

(r)    “LLC Unit” means a nonvoting interest unit of Baldwin Risk Partners, LLC.

(s)    “Baldwin Risk Partners, LLC” means Baldwin Risk Partners, LLC, a Delaware limited liability company or any successor thereto.

(t)    “Majority Ownership Requirement” means the beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by the Post-IPO LLC Members and any Permitted Transferee collectively, of shares of Common Stock representing at least a majority of the issued and outstanding shares of Common Stock.

(u)    “Paired Interest” means one LLC Unit together with one share of Class B Common Stock, subject to adjustment pursuant to Article 10 of the Third Amended and Restated LLC Agreement of Baldwin Risk Partners, LLC.

(v)    “Permitted Transferee” means (i) in the case of any transferor that is not a natural person, any Person that is an Affiliate of such transferor and (ii) in the case of any transferor that is a natural person, (A) any Person to whom Common Stock is transferred from such transferor (1) by will or the laws of descent and

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distribution or (2) by gift without consideration of any kind; provided that, in the case of clause (2), such transferee is the spouse, the lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such transferor, (B) a trust that is for the exclusive benefit of such transferor or its Permitted Transferees under (A) above or (C) any institution qualified as tax-exempt under Section 501(c)(3) of the Code.

(w)    “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

(x)    “Post-IPO LLC Members” means Drew Armacost, L. Lowry Baldwin, Trevor L. Baldwin, Christopher Black, Brian Brennan, David Cox, Clinton Durst, Joseph D. Finney, Daniel Galbraith, Bradford L. Hale, Christopher J. Stephens, Matthew Hammer, Amy Ingram, Elizabeth H. Krystyn, Emanuel Lauria, Kelly Nash, Richard Russo, Michael Ryan, Sean Ryan, Laura R. Sherman, Ken Spraggins, William Taulbee, John A. Valentine, Mark Webb, Kristopher A. Wiebeck, Robert C. Wentzell, AB Risk Holdco, LLC, Baldwin Insurance Group Holdings, KMW Consulting, LLC, Foundation Insurance of Florida, LLC, Millennial Specialty Holdco, LLC, Montoya & Associates, LLC, Fiduciary Partners Retirement Group, Inc., Third Party Morse Family Entities, Insurance Agencies of the Villages, Inc., the Villages Invesco, LLC, Ryan Insurance & Financial Services, Inc., Black Insurance and Financial Services, LLC, Robert J. Wentzel Family Partnership, iPEP Solutions LLC, and Affordable Home Insurance, Inc.

(y)    “Preferred Stock” is defined in Section 4.1.

(z)    “Preferred Stock Directors” is defined in Section 7.1.

(aa)    “Principal Stockholders” means the Post-IPO LLC Members and each of their respective Permitted Transferees.

(bb)    “Proceeding” is defined in Section 11.1.

(cc)    “Stock Adjustment” is defined in Section 5.1(ii)(3).

(dd)    “Stockholder Agreement” means the Stockholders Agreement, dated as of [●], 2019, by and among the Corporation, the Post-IPO LLC Members and the other Persons who may become parties thereto from time to time, as they same may be amended, restated, supplemented and/or otherwise modified, from time to time.

(ee)    “Substantial Ownership Requirement” means the beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by the Post-IPO LLC Members and any Permitted Transferee collectively, of shares of Common Stock representing at least ten percent (10%) of the issued and outstanding shares of Common Stock.

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(ff)    “Transfer” of a share of Class B Common Stock means, directly or indirectly, any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance of such share or any legal or beneficial interest in such share, in whole or in part, whether or not for value and whether voluntary or involuntary or by operation of law; provided, however, that the following shall not be considered a “Transfer”: (i) the granting of a revocable proxy pursuant to the Stockholder Agreement or to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at annual or special meetings of stockholders or in connection with any action by written consent of the stockholders solicited by the Board (at such times as action by written consent of stockholders is permitted under this Certificate of Incorporation); (ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with the Corporation and/or its stockholders that (x) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (y) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (z) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; (iii) entering into a customary voting or support agreement (with or without granting a proxy) in connection with any merger, consolidation or other business combination of the Corporation, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer); (iv) the pledge of shares of capital stock of the Corporation by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as such stockholder continues to exercise sole voting control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer”; or (v) the fact that the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock.

(gg)    “Vice Chairman” means the Vice Chairman of the Board.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of BRP Group, Inc. has been duly executed by the officer below this [●] day of [●], 2019.

By:
Name:	Trevor L. Baldwin
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Certificate of Incorporation]

Exhibit B

Amended and Restated Bylaws

See attached.

AMENDED AND RESTATED BY-LAWS

of

BRP GROUP, INC.

(A Delaware Corporation)

i

ii

ARTICLE 1

DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the term:

“Assistant Secretary” means an Assistant Secretary of the Corporation.

“Assistant Treasurer” means an Assistant Treasurer of the Corporation.

“Board” means the Board of Directors of the Corporation.

“By-laws” means the By-laws of the Corporation, as amended and restated.

“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended and restated.

“Chairman” means the Chairman of the Board and includes any Executive Chairman.

“Chief Executive Officer” means the Chief Executive Officer of the Corporation.

“control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Corporation” means BRP Group, Inc.

“Derivative” is defined in Section 2.02(d)(iii).

“Directors” means the directors of the Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor law or statute, and the rules and regulations promulgated thereunder.

“Executive Chairman” means the Executive Chairman of the Board.

“General Corporation Law” means the General Corporation Law of the State of Delaware, as amended.

“law” means any U.S. or non-U.S. federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority (including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).

“Nominating Stockholder” is defined in Section 3.03(b).

“Notice of Business” is defined in Section 2.02(c).

“Notice of Nomination” is defined in Section 3.03(c).

“Notice Record Date” is defined in Section 2.04(a).

“Office of the Corporation” means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

“President” means the President of the Corporation.

“Proponent” is defined in Section 2.02(d)(i).

“Public Disclosure” is defined in Section 2.02(i).

“SEC” means the Securities and Exchange Commission.

“Secretary” means the Secretary of the Corporation.

“Stockholder Associated Person” is defined in Section 2.02(j).

“Stockholder Business” is defined in Section 2.02(b).

“Stockholder Information” is defined in Section 2.02(d)(iii).

“Stockholder Nominees” is defined in Section 3.03(b).

“Stockholders” means the stockholders of the Corporation.

“Stockholders Agreement” means the Stockholders Agreement, dated as of [●], 2019, by and among the Corporation, Drew Armacost, L. Lowry Baldwin, Trevor L. Baldwin, Christopher Black, Brian Brennan, David Cox, Clinton Durst, Joseph D. Finney, Daniel Galbraith, Bradford L. Hale, Christopher J. Stephens, Matthew Hammer, Amy Ingram, Elizabeth H. Krystyn, Emanuel Lauria, Kelly Nash, Richard Russo, Michael Ryan, Sean Ryan, Laura R. Sherman, Ken Spraggins, William Taulbee, John A. Valentine, Mark Webb, Kristopher A. Wiebeck, Robert C. Wentzell, AB Risk Holdco, LLC, Baldwin Insurance Group Holdings, KMW Consulting, LLC, Foundation Insurance of Florida, LLC, Millennial Specialty Holdco, LLC, Montoya & Associates, LLC, Fiduciary Partners Retirement Group, Inc., Third Party Morse Family Entities, Insurance Agencies of the Villages, Inc., the Villages Invesco, LLC, Ryan Insurance & Financial Services, Inc., Black Insurance and Financial Services, LLC, Robert J. Wentzel Family Partnership, iPEO Solutions LLC, and Affordable Home Insurance, Inc. and the other Persons who may become parties thereto from time to time, as it may be amended, supplemented or modified.

“Treasurer” means the Treasurer of the Corporation.

“Vice President” means a Vice President of the Corporation.

“Voting Commitment” is defined in Section 3.04.

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“Voting Record Date” is defined in Section 2.04(a).

ARTICLE 2

STOCKHOLDERS

Section 2.01.    Place of Meetings. Meetings of Stockholders may be held within or without the State of Delaware, at such place or solely by means of remote communication or otherwise, as may be designated by the Board from time to time.

Section 2.02.    Annual Meetings; Stockholder Proposals.

(a)    A meeting of Stockholders for the election of Directors and other business shall be held annually at such date and time as may be designated by the Board from time to time.

(b)    At an annual meeting of the Stockholders, only business (other than business relating to the nomination or election of Directors, which is governed by Section 3.03) that has been properly brought before the Stockholder meeting in accordance with the procedures set forth in this Section 2.02 shall be conducted. To be properly brought before a meeting of Stockholders, such business must be brought before the meeting (i) by or at the direction of the Board or any committee thereof or (ii) by a Stockholder who (A) was a Stockholder of record of the Corporation when the notice required by this Section 2.2 is delivered to the Secretary and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice and other provisions of this Section 2.02. Subject to Section 2.02(k), and except with respect to nominations or elections of Directors, which are governed by Section 3.03, Section 2.02(b)(ii) is the exclusive means by which a Stockholder may bring business before a meeting of Stockholders; provided that if Rule 14a-8 of the Exchange Act (or any successor rule) is applicable, a Stockholder may not bring business before any meeting if the Stockholder fails to meet the requirements of such rule. Any business brought before a meeting in accordance with Section 2.02(b)(ii) is referred to as “Stockholder Business.”

(c)    Subject to Section 2.02(k), at any annual meeting of Stockholders, all proposals of Stockholder Business must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Business”) and must otherwise be a proper matter for Stockholder action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at, the Office of the Corporation, addressed to the Secretary, by no earlier than one hundred and twenty (120) days and no later than ninety (90) days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided, however, that if (i) the annual meeting of Stockholders is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from the first anniversary of the prior year’s annual meeting of Stockholders or (ii) no annual meeting was held during the prior year, the notice by the Stockholder to be timely must be received (A) no earlier than one hundred and twenty (120) days before such annual meeting and (B) no later than the later of ninety (90) days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure; provided, further, that, solely for the purposes of the notice requirements under this Section 2.02(c), with respect to the annual meeting of stockholders of the Corporation for 2020, the date of the preceding year’s annual meeting of stockholders shall be deemed to be May 1, 2019. In no event shall an adjournment,

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postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of a Stockholder meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.

(d)    The Notice of Business must set forth:

(i)    the name and record address of each Stockholder proposing Stockholder Business (the “Proponent”), as they appear on the Corporation’s books;

(ii)    the name and address of any Stockholder Associated Person;

(iii)    as to each Proponent and any Stockholder Associated Person, (A) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proponent or Stockholder Associated Person, (B) the date such shares of stock were acquired, (C) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business between or among the Proponent, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of securities and/or borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation or with a value derived in whole or in part from the value or decrease in value of any class or series of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative”), (E) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or Stockholder Associated Person has a right to vote any shares of stock of the Corporation, (F) any rights to dividends on the stock of the Corporation owned beneficially by the Proponent or Stockholder Associated Person that are separated or separable from the underlying stock of the Corporation, (G) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the Proponent or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (H) any performance-related fees (other than an asset-based fee) that the Proponent or Stockholder Associated Person is entitled to based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice. The information specified in Section 2.02(d)(i) to (iii) is referred to herein as “Stockholder Information”;

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(iv)    Stockholder Information with respect to any stock or other interests of the Corporation held by members of the Proponent’s or Stockholder Associated Person’s immediate family sharing the same household;

(v)    a representation to the Corporation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Stockholder Business;

(vi)    a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the language of the proposed amendment) and the reasons for conducting such Stockholder Business at the meeting;

(vii)    any material interest of each Proponent and any Stockholder Associated Person in such Stockholder Business;

(viii)    a representation to the Corporation as to whether the Proponent intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Stockholder Business or (B) otherwise to solicit proxies from the Stockholders in support of such Stockholder Business;

(ix)    all other information that would be required to be filed with the SEC if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act; and

(x)    a representation and covenant for the benefit of the Corporation that the Proponents shall provide any other information reasonably requested by the Corporation.

(e)    The Proponents shall also provide any other information reasonably requested by the Corporation within ten (10) business days after such request.

(f)    In addition, the Proponent shall further update and supplement the information provided to the Corporation in the Notice of Business or upon the Corporation’s request pursuant to Section 2.02(e) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is the later of ten (10) business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at, the Office of the Corporation, addressed to the Secretary, by no later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven (7) business days before the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days before the meeting or any adjournment or postponement thereof).

(g)    The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.02, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

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(h)    If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of Stockholders to present the Stockholder Business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.02, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(i)    “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(j)    “Stockholder Associated Person” means, with respect to any Stockholder, (i) any other beneficial owner of stock of the Corporation that is owned by such Stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Stockholder or such beneficial owner.

(k)    The notice requirements of this Section 2.02 shall be deemed satisfied with respect to Stockholder proposals that have been properly brought under Rule 14a-8 of the Exchange Act and that are included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Further, nothing in this Section 2.02 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

Section 2.03.    Special Meetings. Special meetings of the Stockholders may be called only in the manner set forth in the Certificate of Incorporation. Notice of every special meeting of the Stockholders shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of Stockholders shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

Section 2.04.    Record Date.

(a)    For the purpose of determining the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than sixty (60) or less than ten (10) days before the date of such meeting. The Notice Record Date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes

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such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”). For the purposes of determining the Stockholders entitled to express consent to corporate action in writing without a meeting, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than ten (10) days after the date on which the record date was fixed by the Board. For the purposes of determining the Stockholders entitled to (i) receive payment of any dividend or other distribution or allotment of any rights, (ii) exercise any rights in respect of any change, conversion or exchange of stock or (iii) take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than sixty (60) days prior to such action.

(b)    If no such record date is fixed:

(i)    the record date for determining Stockholders entitled to notice of, and to vote at, a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii)    the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board is required by applicable law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and when prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board takes such prior action; and

(iii)    when a determination of Stockholders of record entitled to notice of, or to vote at, any meeting of Stockholders has been made as provided in this Section 2.04, such determination shall apply to any adjournment thereof, unless the Board fixes a new Voting Record Date for the adjourned meeting, in which case the Board shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.

Section 2.05.    Notice of Meetings of Stockholders. Whenever, under the provisions of applicable law, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting; the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting; the Voting Record Date, if such date is different from the Notice Record Date; and, in the case of a special meeting, the purposes for which the meeting is called. Unless otherwise provided by these By-laws or applicable law, notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder entitled to vote at such

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meeting as of the Notice Record Date. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage prepaid, and directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that the notice required by this Section 2.05 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting. If, however, the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. If, after the adjournment, a new Voting Record Date is fixed for the adjourned meeting, the Board shall fix a new Notice Record Date in accordance with Section 2.04(b)(iii) hereof and shall give notice of such adjourned meeting to each Stockholder entitled to vote at such meeting as of the Notice Record Date.

Section 2.06.    Waivers of Notice. Whenever the giving of any notice to Stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Stockholders need be specified in any waiver of notice.

Section 2.07.    List of Stockholders. The Secretary shall prepare and make available, at least ten (10) days before every meeting of Stockholders, a complete, alphabetical list of the Stockholders entitled to vote at the meeting, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list may be examined by any Stockholder, the Stockholder’s agent or attorney, at the Stockholder’s expense, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders or to vote in person or by proxy at any meeting of Stockholders.

Section 2.08.    Quorum of Stockholders; Adjournment. Except as otherwise provided by these By-laws, at each meeting of Stockholders, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting of Stockholders shall constitute a quorum for the transaction of any business at such meeting, except that, where a separate vote by a class or series of classes of shares is required, a quorum shall consist of no less than a majority of the voting power of all outstanding shares of stock of such class or series of classes, as applicable. In the absence of a quorum, the holders of

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a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.09.    Voting; Proxies. Unless otherwise provided by the General Corporation Law or in the Certificate of Incorporation, every Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question. At any meeting of Stockholders, all matters other than the election of Directors, except as otherwise provided by the Certificate of Incorporation, these By-laws or any applicable law, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect Directors. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

Section 2.10.    Voting Procedures and Inspectors at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the

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validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

Section 2.11.    Conduct of Meetings; Adjournment. The Board may adopt such rules and procedures for the conduct of Stockholder meetings as it deems appropriate. At each meeting of Stockholders, the Chairman or, in the absence of the Chairman, the Chief Executive Officer or, in the absence of the Chairman and the Chief Executive Officer, the President or, if there is no Chairman, Chief Executive Officer or President, or if they are absent, a Vice President and, in the case that more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President present), shall preside over the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the Board, the person presiding over the meeting of Stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof and (e) limitations on the time allotted to questions or comments by participants. The person presiding over any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary or, in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board and, if the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting. To the extent permitted by applicable law, meetings of stockholders may be conducted by remote communications, including by webcast.

Section 2.12.    Order of Business. The order of business at all meetings of Stockholders shall be as determined by the person presiding over the meeting.

Section 2.13.    Written Consent of Stockholders Without a Meeting. If, and only if, the Certificate of Incorporation expressly permits action to be taken at any annual or special meeting of Stockholders without a meeting, without prior notice and without a vote, then a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to

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authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, the Office of the Corporation or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Every written consent shall bear the date of signature of each Stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.13, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those Stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE 3

DIRECTORS

Section 3.01.    General Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02.    Term of Office. The Board shall consist of members as determined in accordance with the Certificate of Incorporation. Subject to obtaining any required stockholder votes or consents under the Stockholders Agreement (as long as such agreement is in effect), each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification or removal.

Section 3.03.    Nominations of Directors.

(a)    Subject to Section 3.03(k) and obtaining any required stockholder votes or consents under the Stockholders Agreement and except as otherwise provided by the Stockholders Agreement (as long as such agreement is in effect), only persons who are nominated in accordance with the procedures set forth in this Section 3.03 are eligible for election as Directors.

(b)    Nominations of persons for election to the Board may only be made at a meeting properly called for the election of Directors and only (i) by or at the direction of the Board or any committee thereof or (ii) by a Stockholder who (A) was a Stockholder of record of the Corporation when the notice required by this Section 3.03 is delivered to the Secretary and at the time of the meeting, (B) is entitled to vote for the election of Directors at the meeting and (C) complies with the notice and other provisions of this Section 3.03. Subject to Section 3.03(k) and obtaining any required stockholder votes or consents under the Stockholders Agreement (as long as such agreement is in effect), Section 3.03(b)(ii) is the exclusive means by which a

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Stockholder may nominate a person for election to the Board. Persons nominated in accordance with Section 3.03(b)(ii) are referred to as “Stockholder Nominees.” A Stockholder nominating persons for election to the Board is referred to as the “Nominating Stockholder.”

(c)    Subject to Section 3.03(k) and obtaining any required stockholder votes or consents under the Stockholders Agreement and except as otherwise provided by the Stockholders Agreement (as long as such agreement is in effect), all nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Nomination”). To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the Office of the Corporation, addressed to the attention of the Secretary, by the following dates:

(i)    in the case of the nomination of a Stockholder Nominee for election to the Board at an annual meeting of Stockholders, no earlier than one hundred and twenty (120) days and no later than ninety (90) days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided, however, that if (A) the annual meeting of Stockholders is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from the first anniversary of the prior year’s annual meeting of Stockholders or (B) no annual meeting was held during the prior year, the notice by the Stockholder to be timely must be received (1) no earlier than one hundred and twenty (120) days before such annual meeting and (2) no later than the later of ninety (90) days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure; provided, further, that, solely for the purposes of the notice requirements under this Section 2.02(c), with respect to the annual meeting of stockholders of the Corporation for 2019, the date of the preceding year’s annual meeting of stockholders shall be deemed to be May 1, 2018; and

(ii)    in the case of the nomination of a Stockholder Nominee for election to the Board at a special meeting of Stockholders, no earlier than one hundred and twenty (120) days before and no later than the later of ninety (90) days before such special meeting and the tenth day after the day on which the notice of such special meeting was made by mail or Public Disclosure.

(d)    Notwithstanding anything to the contrary, if the number of Directors to be elected to the Board at a meeting of Stockholders is increased and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the Office of the Corporation, addressed to the attention of the Secretary, no later than the close of business on the tenth day following the day on which such Public Disclosure is first made by the Corporation.

(e)    In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.

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(f)    The Notice of Nomination shall set forth:

(i)    the Stockholder Information with respect to each Nominating Stockholder and Stockholder Associated Person;

(ii)    a representation to the Corporation that each Nominating Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(iii)    all information regarding each Stockholder Nominee and Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of each Stockholder Nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement required by Section 3.04;

(iv)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder, Stockholder Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Stockholder, Stockholder Associated Person or any person acting in concert therewith were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant;

(v)    Stockholder Information with respect to any stock or other interests of the Corporation held by members of the Nominating Stockholder’s or its Stockholder Associated Person’s immediate family sharing the same household;

(vi)    a representation to the Corporation as to whether each Nominating Stockholder intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (B) otherwise to solicit proxies from Stockholders in support of such nomination;

(vii)    all other information that would be required to be filed with the SEC if the Nominating Stockholders and Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act; and

(viii)    a representation and covenant for the benefit of the Corporation that the Nominating Stockholders shall provide any other information reasonably requested by the Corporation.

(g)    The Nominating Stockholders shall also provide any other information reasonably requested by the Corporation within ten (10) business days after such request.

(h)    In addition, the Nominating Stockholders shall further update and supplement the information provided to the Corporation in the Notice of Nomination or upon the Corporation’s request pursuant to Section 3.03(g) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days before the

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meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at, the Office of the Corporation, addressed to the Secretary, by no later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven (7) business days before the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days before the meeting or any adjournment or postponement thereof).

(i)    The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that the nomination was not made in accordance with the procedures set forth in this Section 3.03, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(j)    If the Stockholder (or a qualified representative of the Stockholder) does not appear at the applicable Stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.03, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(k)    Nothing in this Section 3.03 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

Section 3.04.    Nominee and Director Qualifications. Unless the Board determines otherwise or the Stockholders Agreement provides otherwise (as long as such agreement is in effect), to be eligible to be a nominee for election or reelection as a Director, a person must deliver (in accordance with the time periods prescribed for delivery of notice by the Board) to the Secretary at the Office of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a Director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a Director under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, and will comply with all

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applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to Directors.

Section 3.05.    Resignation. Any Director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.06.    Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees (payable in cash or equity) for attendance at Directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 3.06 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

Section 3.07.    Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places within or without the State of Delaware as may be determined from time to time by the Board or its Chairman.

Section 3.08.    Special Meetings. Special meetings of the Board may be held at such times and at such places within or without the State of Delaware as may be determined by the Chairman or the Chief Executive Officer on at least twenty-four (24) hours’ notice to each Director given by one of the means specified in Section 3.11 hereof other than by mail, or on at least three (3) days’ notice if given by mail.

Section 3.09.    Telephone Meetings. Board or Board committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by a Director in a meeting pursuant to this Section 3.09 shall constitute presence in person at such meeting.

Section 3.10.    Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least twenty-four (24) hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.11 hereof other than by mail, or at least three (3) days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

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Section 3.11.    Notice Procedure. Subject to Section 3.08 and 3.12 hereof, whenever notice is required to be given to any Director by applicable law, the Certificate of Incorporation or these By-laws, such notice shall be deemed given effectively if given in person or by telephone, mail or electronic mail addressed to such Director at such Director’s address or email address, as applicable, as it appears on the records of the Corporation, facsimile or by other means of electronic transmission.

Section 3.12.    Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing signed by the Director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice.

Section 3.13.    Organization. At each meeting of the Board, the Chairman or, in the absence of the Chairman, the Chief Executive Officer shall preside. The Secretary shall act as secretary at each meeting of the Board. If the Secretary is absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.14.    Quorum of Directors. The presence in person of a majority of the total members of Board, provided that one of such members present is either the Chairman or the Chief Executive Officer (if the Chief Executive Officer is then a member of the board), shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

Section 3.15.    Action by Majority Vote. Except as otherwise expressly required by these By-laws, or the Certificate of Incorporation, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board; provided that to the extent one or more Directors recuses himself or herself from an act, the act of a majority of the remaining Directors present shall be the act of the Board.

Section 3.16.    Action Without Meeting. Unless otherwise restricted by these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

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ARTICLE 4

COMMITTEES OF THE BOARD

The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may, by resolution, adopt charters for one or more of such committees. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, and to the extent provided in the resolution of the Board designating such committee or the charter for such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board. The Board may remove any Director from any committee at any time, with or without cause. Unless the Board provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3.

ARTICLE 5

OFFICERS

Section 5.01.    Positions; Election. The Board may from time to time elect officers of the Corporation, which may include a Chairman, Chief Executive Officer, President, Vice Presidents, Secretary, Treasurer and any other officers as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such officers and to prescribe their respective terms of office, authorities and duties. Any number of offices may be held by the same person. Should the Corporation or any of its Subsidiaries enter into any management services or similar agreement with another entity (each as may be amended, supplemented, restated or replaced from time to time), the officers of the Corporation may be the officers or employees of such entity to the extent permitted by applicable law.

Section 5.02.    Term of Office. Each officer of the Corporation shall hold office for such terms as may be determined by the Board or, except with respect to his or her own office, the Chief Executive Officer, or until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time with or without cause by the Board or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board or, in the case of appointed officers, by any elected officer upon whom such power of appointment shall have been conferred by the Board. The election or appointment of an officer shall not of itself create contract rights.

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Section 5.03.    Chairman. The Chairman shall preside at all meetings of the Stockholders and at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board. In addition to the responsibilities, powers and duties of the Chairman, an Executive Chairman (if there be one) shall exercise such powers and perform such other duties as shall be determined from time to time by the Board and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.

Section 5.04.    Chief Executive Officer. The Chief Executive Officer shall have general supervision over, and direction of, the business and affairs of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. The Chief Executive Officer shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman is not present. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may be determined from time to time by the Board.

Section 5.05.    President. The President shall have duties incident to the office of President, and any other duties as may from time to time be assigned to the President by the Chief Executive Officer (if the President and Chief Executive Officer are not the same person) or the Board and subject to the control of the Chief Executive Officer (if the President and Chief Executive Officer are not the same person) and the Board in each case. The President shall preside at all meetings of the Stockholders at which the Chairman and the Chief Executive Officer are not present. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.

Section 5.06.    Vice Presidents. Vice Presidents shall have the duties incident to the office of Vice President and any other duties that may from time to time be assigned to the Vice President by the Chief Executive Officer, the President or the Board. A Vice President shall preside at all meetings of the Stockholders at which the Chairman, the Chief Executive Officer and the President are not present. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.

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Section 5.07.    Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders, record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose and perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary or an Assistant Secretary shall have authority to affix the same on any instrument that may require it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Executive Chairman, Chief Executive Officer, President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, perform all duties incident to the office of secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board, the Chief Executive Officer or the President.

Section 5.08.    Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board, against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed, regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation, have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same, render to the Chief Executive Officer, the President or the Board, whenever the Chief Executive Officer, the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation, disburse the funds of the Corporation as ordered by the Board and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board, the Chief Executive Officer or the President.

Section 5.09.    Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board, the Chief Executive Officer or the President.

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ARTICLE 6

GENERAL PROVISIONS

Section 6.01.    Certificates Representing Shares. The shares of stock of the Corporation may be represented by certificates or all of such shares shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If shares are represented by certificates (if any), such certificates shall be in the form approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman, the Chief Executive Officer, the President or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 6.02.    Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

Section 6.03.    Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.04.    Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 6.05.    Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 6.06.    Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

Section 6.07.    Amendments. These By-laws may be altered, amended or repealed in accordance with the Certificate of Incorporation and the General Corporation Law.

Section 6.08.    Conflict with Applicable Law or Certificate of Incorporation. These By-laws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these By-laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

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Exhibit C

Third Amended and Restated LLC Agreement

See attached.

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

BALDWIN RISK PARTNERS, LLC

Dated as of [●], 2019

i

ii

iii

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) OF BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company (the “Company”), dated as of [•], by and among the Company, BRP Group, Inc., a Delaware corporation (“Pubco”), and the other Persons listed on the signature pages hereto.

W I T N E S S E T H:

WHEREAS, the Company has been heretofore formed as a limited liability company under the Delaware Act (as defined below) pursuant to a certificate of formation which was executed and filed with the Secretary of State of the State of Delaware on October 23, 2012;

WHEREAS, Baldwin Insurance Group Holdings, LLC, Laura R. Sherman, Elizabeth H. Krystyn, Kristopher A. Wiebeck, Trevor L. Baldwin, John A. Valentine, Daniel Galbraith, Bradford L. Hale, Joseph D. Finney and The Villages Invesco, LLC entered into the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 13, 2019 (the “Prior LLC Agreement,”);

WHEREAS, pursuant to the terms of the Reorganization Agreement, dated as of [•], by and among the Company, Pubco and the Pre-IPO Holders (the “Reorganization Agreement”), the parties thereto have agreed to consummate the reorganization of the Company and to take the other actions contemplated in such Reorganization Agreement (collectively, the “Reorganization”); and

WHEREAS, the parties listed on the signature pages hereto and listed on Schedule A (as defined below) represent all of the holders of limited liability company interests in the Company (the “Members”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Members hereto hereby agree to amend and restate the Prior LLC Agreement, as of the Effective Time, in its entirety as follows:

ARTICLE 1

DEFINITIONS AND USAGE

Section 1.01.    Definitions.

(a)    The following terms shall have the following meanings for the purposes of this Agreement:

“Additional Member” means any Person admitted as a Member of the Company pursuant to Section 3.02 in connection with the new issuance of Units to such Person.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i)    Credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentence in Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)    Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no Member nor any Affiliate of any Member shall be deemed to be an Affiliate of any other Member or any of its Affiliates solely by virtue of such Members’ Units.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person or its assets, as amended unless expressly specified otherwise.

“Business” means the business of distributing insurance products and services as conducted by the Company and its Subsidiaries.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Tampa, Florida are authorized or required by Applicable Law to close.

“Capital Account” means the capital account established and maintained for each Member pursuant to Section 5.02.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Carrying Value of any Property (other than money) contributed to the Company.

“Carrying Value” means with respect to any Property (other than money), such Property’s adjusted basis for federal income tax purposes, except as follows:

(i)    The initial Carrying Value of any such Property contributed by a Member to the Company shall be the gross fair market value of such Property, as reasonably determined by the Managing Member;

(ii)    The Carrying Values of all such Properties shall be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as reasonably determined by the Managing Member, at the time of any Revaluation pursuant to Section 5.02(c);

(iii)    The Carrying Value of any item of such Properties distributed to any Member shall be adjusted to equal the gross fair market value (taking Section 7701(g) of the Code into account) of such Property on the date of distribution as reasonably determined by the Managing Member; and

(iv)    The Carrying Values of such Properties shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Properties pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Net Income” and “Net Loss” or Section 5.04(b)(vi); provided, however, that Carrying Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Carrying Value of such Property has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Income and Net Loss.

“Class A Common Stock” means Class A common stock, $0.01 par value per share, of Pubco.

“Class B Common Stock” means Class B common stock, $0.01 par value per share, of Pubco.

“Class B Securities Purchase Agreements” means the Class B Securities Purchase Agreements, dated as of the date hereof, by and among Pubco and each of the Pre-IPO Holders.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company Minimum Gain” means “partnership minimum gain,” as defined in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Competitive Activity” means (i) any business that competes with the business of the Company or any of its subsidiaries, or (ii) acquiring directly or through an Affiliate in the aggregate directly or beneficially, whether as a shareholder, partner, member or otherwise, any equity (including stock options or warrants, whether or not exercisable), voting or profit participation interests (collectively, “Ownership Interests”) in a Competitive Enterprise (it being understood that this clause (ii) shall not apply to prohibit the holding of an Ownership Interest if (a) at the time of acquisition of such Ownership Interest, the Person in which such direct or indirect Ownership Interest is acquired is not a Competitive Enterprise and the Member is not aware at the time of such acquisition, after reasonable inquiry, that such Person has any plans to become a Competitive Enterprise or (b) such Ownership Interest is a passive ownership position of less than five percent (5%) in any company whose shares are publicly traded).

“Competitive Enterprise” means any Person or business enterprise (in any form, including without limitation as a corporation, partnership, limited liability company or other Person), or subsidiary, division, unit, group or portion thereof, whose primary business is engaging in a Competitive Activity (as reasonably determined by the Managing Member). For the sake of clarity, in the case of a subsidiary, division, unit, group or portion whose primary business is described above: (1) the larger business enterprise or Person owning such subsidiary, division, unit, group or portion shall not be deemed to be a Competitive Enterprise unless the primary business of such larger business enterprise or Person is engaged in a Competitive Activity and (2) the subsidiary, division, unit, group or portion whose primary business is engaging in a Competitive Activity shall be deemed a Competitive Enterprise.

“Contribution and Exchange Agreements” means the Contribution and Exchange Agreements, by and among the Company and certain of the Pre-IPO Holders.

“Control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” means (i) each Member or an Affiliate thereof, in each case in such capacity, (ii) each officer, director, shareholder, member, partner, employee, representative, agent or trustee of a Member or an Affiliate thereof, in all cases in such capacity, and (iii) each officer, director, shareholder (other than any public shareholder of Pubco that is not a Member), member, partner, employee, representative, agent or trustee of the Managing Member, Pubco (in the event Pubco is not the Managing Member), the Company or an Affiliate controlled thereby, in all cases in such capacity.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal

Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Managing Member.

“DGCL” means the State of Delaware General Corporation Law, as amended from time to time.

“Effective Time” means a time that is substantially concurrent with, but immediately prior to, the closing of the IPO.

“Equity Securities” means, with respect to any Person, any (i) membership interests or shares of capital stock, (ii) equity, ownership, voting, profit or participation interests or (iii) similar rights or securities in such Person or any of its Subsidiaries, or any rights or securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on the part of such Person or any of its Subsidiaries to issue, any of the foregoing.

“Fiscal Year” means the Company’s fiscal year, which shall initially be the calendar year and which may be changed from time to time as determined by the Managing Member.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

“Involuntary Transfer” means any Transfer of Units by a Member resulting from (i) any seizure under levy of attachment or execution, (ii) any bankruptcy (whether voluntary or involuntary), (iii) any Transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, (iv) any divorce or separation agreement or a final decree of a court in a divorce action or (v) death or permanent disability.

“IPO” means the initial underwritten public offering of Pubco.

“IRS” means the Internal Revenue Service of the United States.

“Liens” means any pledge, encumbrance, security interest, purchase option, conditional sale agreement, call or similar right.

“LLC Unit” means a common limited liability interest in the Company.

“Managing Member” means (i) Pubco so long as Pubco has not withdrawn as the Managing Member pursuant to Section 7.02 and (ii) any successor thereof appointed as Managing Member in accordance with Section 7.02.

“Member” means any Person named as a Member of the Company on the Member Schedule and the books and records of the Company, as the same may be amended from time to time to reflect any Person admitted as an Additional Member or a Substitute Member, for so long as such Person continues to be a Member of the Company.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount with respect to each “partner nonrecourse debt” (as defined in Treasury Regulation Section 1.704-2(b)(4)) equal to the Company Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulation Section 1.752-1(a)(2)) determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Net Income” and “Net Loss” mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(i)    Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” and “Net Loss” shall be added to such taxable income or loss;

(ii)    Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition of “Net Income” and “Net Loss,” shall be treated as deductible items;

(iii)    In the event the Carrying Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of “Carrying Value,” the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Carrying Value of the asset) or an item of loss (if the adjustment decreases the Carrying Value of the asset) from the disposition of such asset and shall be taken into account, immediately prior to the event giving rise to such adjustment, for purposes of computing Net Income and/or Net Loss;

(iv)    Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Carrying Value;

(v)    In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

(vi)    To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii)    Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.04(b), Section 5.04(c) and Section 5.04(d) shall not be taken into account in computing Net Income and Net Loss.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 5.04(b), Section 5.04(c) and Section 5.04(d) shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

“Non-Pubco Member” means any Member that is not a Pubco Member.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Percentage Interest” means, with respect to any Member, a fractional amount, expressed as a percentage: (i) the numerator of which is the aggregate number of LLC Units owned of record thereby and (ii) the denominator of which is the aggregate number of LLC Units issued and outstanding. The sum of the outstanding Percentage Interests of all Members shall at all times equal 100%.

“Permitted Transferee” means, other than with respect to Pubco, (a) any Member and (b) (i) in the case of any Member that is not a natural person, any Person that is an Affiliate of such Member or its beneficial owners, and (ii) in the case of any

Member that is a natural person, (A) any Person to whom LLC Units are Transferred from such Member (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind; provided that, in the case of clause (2), such transferee is the spouse, the lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Member, (B) a trust, family-partnership or estate-planning vehicle that is for the exclusive benefit of such Member or its Permitted Transferees under (A) above or (C) any institution qualified as tax-exempt under Section 501(c)(3) of the Code.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, governmental authority or other entity.

“Pre-IPO Holders” means each Member as of the Effective Time (after taking the Reorganization into account) other than Pubco.

“Prime Rate” means the rate of interest from time to time identified by JP Morgan Chase, N.A. as being its “prime” or “reference” rate.

“Property” means an interest of any kind in any real, personal or intellectual (or mixed) property, including cash, and any improvements thereto, and shall include both tangible and intangible property.

“Pubco Common Stock” means all classes and series of common stock of Pubco, including the Class A Common Stock and Class B Common Stock.

“Pubco Member” means (i) Pubco and (ii) any Subsidiary of Pubco (other than the Company and its Subsidiaries) that is or becomes a Member.

“Recapitalization Agreement” means the Recapitalization Agreement, dated as of the date hereof, by and among the Company and certain of the Pre-IPO Holders.

“Redeemed Units Equivalent” means the product of (a) the Share Settlement, times (b) the Unit Redemption Price.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among Pubco and certain of the Pre-IPO Holders.

“Relative Percentage Interest” means, with respect to any Member relative to another Member or Members, a fractional amount, expressed as a percentage, the numerator of which is the Percentage Interest of such Member; and the denominator of which is (x) the Percentage Interest of such Member plus (y) the aggregate Percentage Interest of such other Member or Members.

“Reorganization Date Capital Account Balance” means, with respect to any Member, the positive Capital Account balance of such Member as of immediately following the Reorganization, the amount or deemed value of which is set forth on the Member Schedule.

“Reorganization Documents” means the Reorganization Agreement; the Recapitalization Agreement; the Contribution and Exchange Agreements; this Agreement; the Class B Securities Purchase Agreements; the Tax Receivable Agreement; the Registration Rights Agreement and the Stockholders Agreement.

“Reserves” means, as of any date of determination, amounts allocated by the Managing Member, in its reasonable judgment, to reserves maintained for working capital of the Company, for contingencies of the Company, for operating expenses and debt reduction of the Company.

“Restricted Person” means (a) each Non-Pubco Member, and (b) in the case of a Non-Pubco Member that is an entity, each direct or indirect owner of Equity Securities of such Non-Pubco Member that agrees (by executing a joinder to this Agreement or other agreement with the Company or Pubco) to be a Restricted Person hereunder.

“SEC” means the United States Securities and Exchange Commission.

“Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, by and among each of the Pre-IPO Holders and Pubco.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of Equity Securities or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Substantial Ownership Requirement” means the beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by the Pre-IPO Holders and any Permitted Transferees, collectively, of shares of common stock of Pubco representing at least ten percent (10%) of the issued and outstanding shares of the common stock of Pubco.

“Substitute Member” means any Person admitted as a Member of the Company pursuant to Section 3.02 in connection with the Transfer of then-existing Units to such Person.

“Tax Distribution” means a distribution made by the Company pursuant to Section 5.03(e)(i) or Section 5.03(e)(iii) or a distribution made by the Company pursuant to another provision of Section 5.03 but designated as a Tax Distribution pursuant to Section 5.03(e)(ii).

“Tax Distribution Amount” means, with respect to a Member’s Units, whichever of the following applies with respect to the applicable Tax Distribution, in each case in amount not less than zero:

(i)    With respect to a Tax Distribution pursuant to Section 5.03(e)(i), the excess, if any, of (A) such Member’s required annualized income installment for such estimated payment date under Section 6655(e) of the Code, assuming that (w) such Member is a corporation (which assumption, for the avoidance of doubt, shall not affect the determination of the Tax Rate), (x) Section 6655(e)(2)(C)(ii) is in effect, (y) such Member’s only income is from the Company, and (z) the Tax Rate applies, which amount shall be calculated based on the projections believed by the Managing Member in good faith to be, reasonable projections of the net taxable income to be allocated to such Units pursuant to this Agreement and without regard to any adjustments pursuant to Section 704(c) (with respect to Property contributed to the Company), 734, 743, or 754 of the Code over (B) the aggregate amount of Tax Distributions designated by the Company pursuant to Section 5.03(e)(ii) with respect to such Units since the date of the previous Tax Distribution pursuant to Section 5.03(e)(i) (or if no such Tax Distribution was required to be made, the date such Tax Distribution would have been made pursuant to Section 5.03(e)(i)).

(ii)    With respect to the designation of an amount as a Tax Distribution pursuant to Section 5.03(e)(ii), the product of (x) the net taxable income, determined without regard to any adjustments pursuant to Section 704(c) (with respect to Property contributed to the Company), 734, 743, or 754 of the Code projected, in the good faith belief of the Managing Member, to be allocated to such Units pursuant to this Agreement during the period since the date of the previous Tax Distribution (or, if more recent, the date that the previous Tax Distribution pursuant to Section 5.03(e)(i) would have been made or, in the case of the first distribution pursuant to Section 5.03(e)(i)Section 5.03(b), the date of this Agreement), and (y) the Tax Rate.

(iii)    With respect to an entire Fiscal Year to be calculated for purposes of Section 5.03(e)(iii), the excess, if any, of (A) the product of (x) the net taxable income, determined without regard to any adjustments pursuant to Section 704(c) (with respect to Property contributed to the Company), 734, 743, or 754 of the Code, allocated to such Units pursuant to this Agreement for the relevant Fiscal Year, and (y) the Tax Rate, over (B) the aggregate amount of Tax Distributions (other than Tax Distributions under Section 5.03(e)(iii) with respect to a prior Fiscal Year) with respect to such Units made with respect to such Fiscal Year.

For purposes of this Agreement, in determining the Tax Distribution Amount of a Member, (a) taxable income and taxable loss allocated to a Pre-IPO Holder with respect to any period prior to the Effective Time (whether with respect to income or loss of the Company, or income or loss of a Subsidiary of the Company) shall be disregarded and not taken into account, and no Tax Distribution shall be payable to the Members with respect thereto, and (b) the taxable income allocated to such Member’s Units shall be offset by any taxable losses (determined without regard to any adjustments pursuant to Section 704(c), 734, 743, or 754 of the Code) previously allocated to such Units to the extent such losses were not allocated in the same proportion as the Member’s Percentage Interests and have not previously offset taxable income in the determination of the Tax Distribution Amount.

“Tax Rate” means the highest marginal tax rates for an individual or corporation that is resident in the State of Florida applicable to ordinary income, qualified dividend income or capital gains, as appropriate, taking into account the holding period of the assets disposed of and the year in which the taxable net income is recognized by the Company, and taking into account the deductibility of state and local income taxes as applicable at the time for federal income tax purposes and any limitations thereon including pursuant to Section 68 of the Code, which Tax Rate shall be the same for all Members.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the date hereof, by and among Pubco and each of the Non-Pubco Members.

“Trading Day” means a day on which the principal U.S. securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance, direct or indirect, in whole or in part, by operation of law or otherwise, and shall include all matters deemed to constitute a Transfer under Article 8. The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.

“Treasury Regulations” mean the regulations promulgated under the Code, as amended from time to time.

“Units” means LLC Units or any other class of limited liability interests in the Company designated by the Company after the date hereof in accordance with this Agreement; provided that any type, class or series of Units shall have the designations, preferences and/or special rights set forth or referenced in this Agreement, and the membership interests of the Company represented by such type, class or series of Units shall be determined in accordance with such designations, preferences and/or special rights.

“Unit Redemption Price” means the arithmetic average of the volume weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by The Wall Street Journal or its successor, for each of the three (3) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the date of Redemption (or the date of the Call Notice, as applicable), subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the Unit Redemption Price shall be determined in good faith by a committee of the board of directors of Pubco composed of a majority of the directors of Pubco that do not have an interest in the LLC Units being redeemed.

(b)    Each of the following terms is defined in the Section set forth opposite such term:

“Agreement”	Preamble

“Call Member”	9.02(a)

“Call Notice”	9.02(a)

“Call Units”	9.02(a)

“Cash Settlement”	10.01(b)

“Company”	Preamble

“Company Parties”	9.01(b)

“Confidential Information”	13.11(b)

“Contribution Notice”	10.01(b)

“Controlled Entities”	11.02(e)

“Direct Exchange”	10.04(a)

“Dispute”	14.01

“Dissolution Event”	12.01(c)

“Economic Pubco Security”	4.01(a)

“e-mail”	13.03

“Exercisable Units”	10.02(a)

“Exchange Election Notice”	10.04(b)

“Exchanged Units”	10.02(a)

“Expenses”	11.02(e)

“GAAP”	3.03(b)

“Indemnification Sources”	11.02(e)

“Indemnitee-Related Entities”	11.02(e)(i)

“Initiating Party”	14.01

“Jointly Indemnifiable Claims”	11.02(e)(ii)

“Member Parties”	13.11

“Member Schedule”	3.01(b)

“Non-Exercisable Units”	10.02(b)

“Officers”	7.05(a)

“Panel”	14.01

“Prior LLC Agreement”	Recitals

“Prior Put Right”	10.02(a)

“Pubco”	Preamble

“Pubco Offer”	10.05(a)

“Redeemed Units”	10.01(a)

“Redeeming Member”	10.01(a)

“Redemption”	10.01(a)

“Redemption Date”	10.01(a)

“Redemption Notice”	10.01(a)

“Redemption Right”	10.01(a)

“Regulatory Allocations”	5.04(c)

“Reorganization”	Recitals

“Reorganization Agreement”	Recitals

“Responding Party”	14.01

“Retraction Notice”	10.01(b)

“Revaluation”	5.02(c)

“Share Settlement”	10.01(b)

“Tax Matters Representative”	6.01

“Transferor Member”	5.02(b)

“Withholding Advances”	5.06(b)

Section 1.02.    Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. As used in this Agreement, all references to “majority in interest” and phrases of similar import shall be deemed to refer to such percentage or fraction of interest based on the Relative Percentage Interests of the Members subject to such determination. Unless otherwise expressly provided herein, when any approval, consent or other matter requires any action or approval of any group of Members, including any holders of any class of Units, such approval, consent or other matter shall require the approval of a majority in interest of such group of Members. Except to the extent otherwise expressly provided herein, all references to any Member shall be deemed to refer solely to such Person in its capacity as such Member and not in any other capacity.

ARTICLE 2

THE COMPANY

Section 2.01.    Formation. The Company was formed upon the filing of the certificate of formation of the Company with the Secretary of State of the State of Delaware on October 23, 2012. The authorized officer or representative, as an “authorized person” within the meaning of the Delaware Act, shall file and record any amendments and/or restatements to the certificate of formation of the Company and such other certificates and documents (and any amendments or restatements thereof) as may be required under the laws of the State of Delaware and of any other jurisdiction in which the Company may conduct business. The authorized officer or representative shall, on request, provide any Member with copies of each such document as filed and recorded. The Members hereby agree that the Company and its Subsidiaries shall be governed by the terms and conditions of this Agreement and, except as provided herein, the Delaware Act.

Section 2.02.    Name. The name of the Company shall be Baldwin Risk Partners, LLC; provided that the Managing Member may change the name of the Company to such other name as the Managing Member shall determine, and shall have the authority to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as, in the reasonable judgment of the Managing Member, may be necessary or advisable to effect such change.

Section 2.03.    Term. The Company shall have perpetual existence unless sooner dissolved and its affairs wound up as provided in Article 12.

Section 2.04.    Registered Agent and Registered Office. The name of the registered agent of the Company for service of process on the Company in the State of Delaware shall be Corporation Service Company, and the address of such registered agent and the address of the registered office of the Company in the State of Delaware shall be Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. Such office and such agent may be changed to such place within the State of Delaware and any successor registered agent, respectively, as may be determined from time to time by the Managing Member in accordance with the Delaware Act.

Section 2.05.    Purposes. The Company has been formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is to engage in the Business and to carry on any other lawful act or activities for which limited liability companies may be organized under the Delaware Act.

Section 2.06.    Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate or advisable to or for the furtherance of the purposes set forth in Section 2.05.

Section 2.07.    Partnership Tax Status. The Members intend that the Company shall be treated as a partnership for federal, state and local income tax purposes to the extent such treatment is available, and agree to take (or refrain from taking) such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent thereof.

Section 2.08.    Regulation of Internal Affairs. The internal affairs of the Company and the conduct of its business shall be regulated by this Agreement, and to the extent not provided for herein, shall be determined by the Managing Member.

Section 2.09.    Ownership of Property. Legal title to all Property, conveyed to, or held by the Company or its Subsidiaries shall reside in the Company or its Subsidiaries and shall be conveyed only in the name of the Company or its Subsidiaries and no Member or any other Person, individually, shall have any ownership of such Property.

Section 2.10.    Subsidiaries. The Company shall cause the business and affairs of each of the Subsidiaries to be managed by the Managing Member in accordance with and in a manner consistent with this Agreement.

Section 2.11.    Qualification in Other Jurisdictions. The Managing Member shall execute, deliver and file certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the jurisdictions in which the Company may wish to conduct business. In those jurisdictions in which the Company may wish to conduct business in which qualification or registration under assumed or fictitious names is required or desirable, the Managing Member shall cause the Company to be so qualified or registered in compliance with Applicable Law.

ARTICLE 3

UNITS; MEMBERS; BOOKS AND RECORDS; REPORTS

Section 3.01.    Units; Admission of Members. (a) Each Member’s interest in the Company, including such Member’s interest, if any, in the capital, income, gain, loss, deduction and expense of the Company and the right to vote, if any, on certain Company matters as provided in this Agreement, shall be represented by Units. The ownership by a Member of Units shall entitle such Member to allocations of profits and losses and other items and distributions of cash and other property as is set forth in Article 5. Units shall be issued in non-certificated form.

(b)    Effective upon the Reorganization, pursuant to Section 2.1(b)(i)-(iii) of the Reorganization Agreement, (i) Pubco has been admitted to the Company as the Managing Member and (ii) the Company has, pursuant to the Recapitalization Agreement and Contribution and Exchange Agreements, reclassified all of its outstanding equity interests into and issued, respectively, LLC Units. After giving effect to the reclassification and issuances described in clause (ii) above and the Reorganization, each of the Pre-IPO Holders owns a number of LLC Units calculated as set forth in the Recapitalization Agreement and the Contribution and Exchange Agreements. Such information shall be recorded by the Company in a schedule setting forth the names and the number of LLC Units owned by each Member (the “Member Schedule”), which shall be maintained by the Managing Member on behalf of the Company in accordance with this Agreement. Notwithstanding anything to the contrary contained herein or in the Delaware Act, neither the Managing Member nor the Company shall be required to disclose an unredacted Member Schedule to any Non-Pubco Member, or any other information showing the identity of the other Non-Pubco Members or the number of LLC Units or shares of Class B Common Stock owned by another Non-Pubco Member. For each Non-Pubco Member, the Company shall provide such Member, upon request, a redacted copy of the Member Schedule revealing only such Member’s LLC Units, the total issued and outstanding LLC Units, and such Member’s Percentage Interest. When any Units or other Equity Securities of the Company are issued, repurchased, redeemed, converted or Transferred in accordance with this Agreement, the Member Schedule shall be amended by the Managing Member to reflect such issuance, repurchase, redemption or Transfer, the admission of additional or substitute Members and the resulting Percentage Interest of each Member. Following the date hereof, no Person shall be admitted as a Member and no additional Units shall be issued except as expressly provided herein.

(c)    The Managing Member may cause the Company to authorize and issue from time to time such other Units or other Equity Securities of any type, class or series and having the designations, preferences and/or special rights as may be determined by the Managing Member. Such Units or other Equity Securities may be issued pursuant to such agreements as the Managing Member shall approve, including with respect to Persons employed by or otherwise performing services for the Company or any of its Subsidiaries, other equity compensation agreements, options or warrants. When any such other Units or other Equity Securities are authorized and issued, the Member Schedule and this Agreement shall be amended by the Managing Member to reflect such additional issuances and resulting dilution, which shall be borne by all Members in proportion to their respective Percentage Interests.

Section 3.02.    Substitute Members and Additional Members. (a) No Transferee of any Units or Person to whom any Units are issued pursuant to this Agreement shall be admitted as a Member hereunder or acquire any rights hereunder, including any voting rights or the right to receive distributions and allocations in respect of the Transferred or issued Units, as applicable, unless (i) such Units are Transferred or issued in compliance with the provisions of this Agreement (including Article 8 and issuances pursuant to the Recapitalization Agreement and Contribution and Exchange Agreements), (ii) such Transferee or recipient shall have executed and delivered to the Company such instruments as the Managing Member deems necessary or desirable, in its reasonable discretion, to effectuate the admission of such Transferee or recipient as a Member and to confirm the agreement of such Transferee or recipient to be bound by all the terms and provisions of this Agreement, (iii) the Managing Member shall have received the opinion of counsel, if any, required by Section 3.02(b) in connection with such Transfer and (iv) all necessary instruments reflecting such Transfer and/or admission shall have been filed in each jurisdiction in which such filling is necessary in order to qualify the company to conduct business or to preserve the limited liability of the Members. Upon complying with the immediately preceding sentence, without the need for any further action of any Person, a Transferee or recipient shall be deemed admitted to the Company as a Member. A Substitute Member shall enjoy the same rights, and be subject to the same obligations, as the Transferor; provided that such Transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer but shall be relieved of all future obligations with respect to the Units so Transferred. As promptly as practicable after the admission of any Person as a Member, the books and records of the Company shall be changed to reflect such admission of a Substitute Member or Additional Member. In the event of any admission of a Substitute Member or Additional Member pursuant to this Section 3.02(a), this Agreement shall be deemed amended to reflect such admission, and any formal amendment of this Agreement (including the Member Schedule) in connection therewith shall only require execution by the Company and such Substitute Member or Additional Member, as applicable, to be effective.

(b)    As a further condition to any Transfer of all or any part of a Member’s Units, the Managing Member may, in its discretion, require a written opinion of counsel to the transferring Member reasonably satisfactory to the Managing Member, obtained at the sole expense of the transferring Member, reasonably satisfactory in form and substance to the Managing Member, as to such matters as are customary and appropriate in transactions of this type, including, without limitation (or, in the case of any Transfer made to a Permitted Transferee, limited to an opinion) to the effect that such Transfer will not result in a violation of the registration or other requirements of the Securities Act or any other federal or state securities laws. No such opinion, however, shall be required in connection with a Transfer made pursuant to Article 10 of this Agreement.

(c)    If a Member shall Transfer all (but not less than all) of its Units, the Member shall thereupon cease to be a Member of the Company.

(d)    All reasonable costs and expenses incurred by the Managing Member and the Company in connection with any Transfer of a Member’s Units, including any filing and recording costs and the reasonable fees and disbursements of counsel for the Company, shall be paid by the transferring Member. In addition, the transferring Member hereby indemnifies the Managing Member and the Company against any losses, claims, damages or liabilities to which the Managing Member, the Company, or any of their Affiliates may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Member or such transferee in connection with such Transfer.

(e)    In connection with any Transfer of any portion of a Member’s Units pursuant to Article 10 of this Agreement, the Managing Member shall cause the Company to take any action as may be required under Article 10 of this Agreement or requested by any party thereto to effect such Transfer promptly.

Section 3.03.    Tax and Accounting Information. (a) Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Managing Member in accordance with Applicable Law and with accounting methods followed for federal income tax purposes. In making such decisions, the Managing Member may rely upon the advice of the independent accountants of the Company.

(b)    Records and Accounting Maintained. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in all material respects in accordance with United States generally accepted accounting principles as in effect from time to time (“GAAP”). The Fiscal Year of the Company shall be used for financial reporting and for federal income tax purposes.

(c)    Financial Reports.

(i)    The books and records of the Company shall be audited as of the end of each Fiscal Year by the same accounting firm that audits the books and records of Pubco (or, if such firm declines to perform such audit, by an accounting firm selected by the Managing Member).

(ii)    In the event neither Pubco nor the Company is required to file an annual report on Form 10-K or quarterly report on Form 10-Q, the Company shall deliver, or cause to be delivered, the following to Pubco and each of the Non-Pubco Members, in each case for so long as the Substantial Ownership Requirement is met:

(A)    not later than ninety (90) days after the end of each Fiscal Year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year and the related statements of operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail; and

(B)    not later than forty five (45) days or such later time as permitted under applicable securities law after the end of each of the first three fiscal quarters of each Fiscal Year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the Fiscal Year and ending on the last day of such quarter.

(d)    Tax Returns.

(i)    The Company shall timely prepare or cause to be prepared by an accounting firm selected by the Managing Member all federal, state, local and foreign tax returns (including information returns) of the Company and its Subsidiaries, which may be required by a jurisdiction in which the Company and its Subsidiaries operate or conduct business for each year or period for which such returns are required to be filed and shall cause such returns to be timely filed. Upon request of any Member, the Company shall furnish to such Member a copy of each such tax return; and

(ii)    The Company shall furnish to each Member (a) as soon as reasonably practical after the end of each Fiscal Year and in any event by August 1, all information concerning the Company and its Subsidiaries required for the preparation of tax returns of such Members (or any beneficial owner(s) of such Member), including a report (including Schedule K-1), indicating each Member’s share of the Company’s taxable income, gain, credits, losses and deductions for such year, in sufficient detail to enable such Member to prepare its federal, state and other tax returns; provided that estimates of such information believed by the Managing Member in good faith to be reasonable shall be provided by April 1, (b) as soon as reasonably possible after the close of the relevant fiscal period, but in no event later than ten days prior to the date an estimated tax payment is due, such information concerning the Company as is required to enable such Member (or any beneficial owner of such Member) to pay estimated taxes and (c) as soon as reasonably possible after a request by such Member, such other information concerning the Company and its Subsidiaries that is reasonably requested by such Member for compliance with its tax obligations (or the tax obligations of any beneficial owner(s) of such Member) or for tax planning purposes.

(e)    Inconsistent Positions. No Member shall take a position on its income tax return with respect to any item of Company income, gain, deduction, loss or credit that is different from the position taken on the Company’s income tax return with respect to such item unless such Member notifies the Company of the different position the Member desires to take and the Company’s regular tax advisors, after consulting with the Member, are unable to provide an opinion that (after taking into account all of the relevant facts and circumstances) the arguments in favor of the Company’s position outweigh the arguments in favor of the Member’s position.

Section 3.04.    Books and Records. The Company shall keep full and accurate books of account and other records of the Company at its principal place of business. For so long as the Substantial Ownership Requirement is met, each Non-Pubco Member shall have any right to inspect the books and records of Pubco, the Company or any of its Subsidiaries; provided that (i) such inspection shall be at reasonable times and upon reasonable prior notice to the Company, but not more frequently than once per calendar quarter and (ii) neither Pubco, the Company nor any of its Subsidiaries shall be required to disclose (x) any information the Managing Member determines to be competitively sensitive, (y) any privileged information of Pubco, the Company or any of its Subsidiaries so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Non-Pubco Members, as the case may be, without the loss of any such privilege, or (z) the Member Schedule or related information described in Section 3.01(b).

ARTICLE 4

PUBCO OWNERSHIP; RESTRICTIONS ON PUBCO STOCK

Section 4.01.    Pubco Ownership. (a) Except as otherwise determined by Pubco, if at any time Pubco issues a share of Class A Common Stock or any other Equity Security of Pubco entitled to any economic rights (including in the IPO) (an “Economic Pubco Security”) with regard thereto (other than Class B Common Stock, or other Equity Security of Pubco not entitled to any economic rights with respect thereto), (i) the Company shall issue to Pubco one LLC Unit (if Pubco issues a share of Class A Common Stock) or such other Equity Security of the Company (if Pubco issues an Economic Pubco Security other than Class A Common Stock) corresponding to the Economic Pubco Security, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Economic Pubco Security and (ii) the net proceeds received by Pubco with respect to the corresponding Economic Pubco Security, if any, shall be concurrently contributed to the Company; provided, however, that if Pubco issues any Economic Pubco Securities, some or all of the net proceeds of which are to be used to fund expenses or other obligations of Pubco for which Pubco would be permitted a distribution pursuant to Section 5.03(c), then Pubco shall not be required to transfer such net proceeds to the Company which are used or will be used to fund such expenses or obligations and provided, further, that if Pubco issues any shares of Class A Common Stock (including in the IPO) in order to purchase or fund the purchase from a Non-Pubco Member of a number of LLC Units (and shares of Class B Common Stock) or to purchase or fund the purchase of shares of Class A Common Stock, in each case equal to the number of shares of Class A Common Stock issued, then the Company shall not issue any new LLC Units in connection therewith and Pubco shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such Non-Pubco Member or transferor of Class A Common Stock, as applicable, as consideration for such purchase).

(b)    For the avoidance of doubt, this Article 4 shall apply to the issuance and distribution to holders of shares of Pubco Common Stock of rights to purchase Equity Securities of Pubco under a “poison pill” or similar shareholders rights plan (it also being understood that upon redemption or exchange of LLC Units (including any such right to purchase LLC Units in the Company) for shares of Class A Common Stock, such Class A Common Stock will be issued together with a corresponding right to purchase Equity Securities of Pubco).

(c)    If at any time Pubco issues one or more shares of Class A Common Stock in connection with an equity incentive program, whether such share or shares are issued upon exercise of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the Company shall issue to Pubco a corresponding number of LLC Units; provided that Pubco shall be required to concurrently contribute the net proceeds (if any) received by Pubco from or otherwise in connection with such corresponding issuance of one or more shares of Class A Common Stock, including the exercise price of any option exercised, to the Company. If any such shares of Class A Common Stock so issued by Pubco in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the LLC Units that are issued by the Company to Pubco in connection therewith in accordance with the preceding provisions of this Section 4.01(c) shall be subject to vesting or forfeiture on the same basis; if any of such shares of Class A Common Stock vest or are forfeited, then a corresponding number of the LLC Units issued by the Company in accordance with the preceding provisions of this Section 4.01(c) shall automatically vest or be forfeited. Any cash or property held by either Pubco or the Company or on either’s behalf in respect of dividends paid on restricted Class A Common Stock that fails to vest shall be returned to the Company upon the forfeiture of such restricted Class A Common Stock.

Section 4.02.    Restrictions on Pubco Common Stock. (a) Except as otherwise determined by the Managing Member in accordance with Section 4.02(d), (i) the Company may not issue any additional LLC Units to Pubco or any of its Subsidiaries unless substantially simultaneously therewith Pubco or such Subsidiary issues or sells an equal number of shares of Class A Common Stock to another Person, (ii) the Company may not issue any additional LLC Units to any Person (other than Pubco or any of its Subsidiaries) unless simultaneously therewith Pubco issues or sells an equal number of shares of Class B Common Stock to such Person and (iii) the Company may not issue any other Equity Securities of the Company to Pubco or any of its Subsidiaries unless substantially simultaneously therewith, Pubco or such Subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of Pubco or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company.

(b)    Except as otherwise determined by the Managing Member in accordance with Section 4.02(d), (i) Pubco and its Subsidiaries may not redeem, repurchase or otherwise acquire any shares of Class A Common Stock unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from Pubco or any of its Subsidiaries an equal number of LLC Units for the same price per security (or, if Pubco uses funds received from distributions from the Company or the net proceeds from an issuance of Class A Common Stock to fund such redemption, repurchase or acquisition, then the Company shall cancel an equal number of LLC Units for no consideration) and (ii) Pubco and its Subsidiaries may not redeem or repurchase any other Equity Securities of Pubco unless substantially simultaneously therewith the Company redeems or repurchases from Pubco or any of its Subsidiaries an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) or other economic rights as those of such Equity Securities of Pubco for the same price per security (or, if Pubco uses funds received from distributions from the Company or the net proceeds from an issuance of Equity Securities other than Class A Common Stock to fund such redemption, repurchase or acquisition, then the Company shall cancel an equal number of its corresponding Equity Securities for no consideration). Except as otherwise determined by the Managing Member in accordance with Section 4.02(d), (x) the Company may not redeem, repurchase or otherwise acquire LLC Units from Pubco or any of its Subsidiaries unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires an equal number of Class A Common Stock for the same price per security from holders thereof (except that if the Company cancels LLC Units for no consideration as described in Section 4.02(b)(i), then the price per security need not be the same) and (y) the Company may not redeem, repurchase or otherwise acquire any other Equity Securities of the Company from Pubco or any of its Subsidiaries unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of Pubco of a corresponding class or series with substantially the same rights to dividends and distributions (including dividends and distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco (except that if the Company cancels Equity Securities for no consideration as described in Section 4.02(b)(ii), then the price per security need not be the same). Notwithstanding the immediately preceding sentence, to the extent that any consideration payable to Pubco in connection with the redemption or repurchase of any shares or other Equity Securities of Pubco or any of its Subsidiaries consists (in whole or in part) of shares or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then redemption or repurchase of the corresponding LLC Units or other Equity Securities of the Company shall be effectuated in an equivalent manner (except if the Company cancels LLC Units or other Equity Securities for no consideration as described in this Section 4.02(b)).

(c)    The Company shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding LLC Units unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Pubco Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. Pubco shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding Pubco Common Stock unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding LLC Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

(d)    Notwithstanding anything to the contrary in this Article 4:

(i)    if at any time the Managing Member shall determine that any debt instrument of Pubco, the Company or its Subsidiaries shall not permit Pubco or the Company to comply with the provisions of Section 4.02(a) or Section 4.02(b) in connection with the issuance, redemption or repurchase of any shares of Class A Common Stock or other Equity Securities of Pubco or any of its Subsidiaries or any Units or other Equity Securities of the Company, then the Managing Member may in good faith implement an economically equivalent alternative arrangement without complying with such provisions; provided that, in the case that any such alternative arrangement is implemented because of restrictions in any debt instrument, such arrangement shall also be subject to the prior written consent (not to be unreasonably withheld) of the Non-Pubco Members, in each case for so long as the Substantial Ownership Requirement is met; and

(ii)    if (x) Pubco incurs any indebtedness and desires to transfer the proceeds of such indebtedness to the Company and (y) Pubco is unable to lend the proceeds of such indebtedness to the Company on an equivalent basis because of restrictions in any debt instrument of Pubco, the Company or its Subsidiaries, then notwithstanding Section 4.02(a) or Section 4.02(b), the Managing Member may in good faith implement an economically equivalent alternative arrangement in connection with the transfer of proceeds to the Company using non-participating preferred Equity Securities of the Company without complying with such provisions; provided that, in the case that any such alternative arrangement is implemented because of restrictions in any debt instrument, such arrangement shall also be subject to the prior written consent (not to be unreasonably withheld) of the Non-Pubco Members, in each case for so long as the Substantial Ownership Requirement is met.

ARTICLE 5

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;

DISTRIBUTIONS; ALLOCATIONS

Section 5.01.    Capital Contributions. (a) From and after the date hereof, no Member shall have any obligation to the Company, to any other Member or to any creditor of the Company to make any further Capital Contribution, except as expressly provided in Section 4.01(a), Section 4.01(c) or Section 10.03.

(b)    Except as expressly provided herein, no Member, in its capacity as a Member, shall have the right to receive any cash or any other property of the Company.

Section 5.02.    Capital Accounts.

(a)    Maintenance of Capital Accounts. The Company shall maintain a Capital Account for each Member on the books of the Company in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions, the following provisions:

(i)    Each Member listed on the Member Schedule shall be credited with the Reorganization Date Capital Account Balance set forth on the Member Schedule. The Member Schedule shall be amended by the Managing Member after the closing of the IPO and from time to time to reflect adjustments to the Members’ Capital Accounts made in accordance with Sections 5.02(a)(ii), 5.02(a)(iii), 5.02(a)(iv), 5.02(c) or otherwise.

(ii)    To each Member’s Capital Account there shall be credited: (A) such Member’s Capital Contributions, (B) such Member’s distributive share of Net Income and any item in the nature of income or gain that is allocated pursuant to Section 5.04 and (C) the amount of any Company liabilities assumed by such Member or that are secured by any Property distributed to such Member.

(iii)    To each Member’s Capital Account there shall be debited: (A) the amount of money and the Carrying Value of any Property distributed to such Member pursuant to any provision of this Agreement, (B) such Member’s distributive share of Net Loss and any items in the nature of expenses or losses that are allocated to such Member pursuant to Section 5.04 and (C) the amount of any liabilities of such Member assumed by the Company or that are secured by any Property contributed by such Member to the Company.

(iv)    In determining the amount of any liability for purposes of subparagraphs (ii) and (iii) above there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations

Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event that the Managing Member shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto are maintained (including debits or credits relating to liabilities that are secured by contributed or distributed Property or that are assumed by the Company or the Members), the Managing Member may make such modification so long as such modification will not have any effect on the amounts distributed to any Person pursuant to Article 12 upon the dissolution of the Company. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

(b)    Succession to Capital Accounts. In the event any Person becomes a Substitute Member in accordance with the provisions of this Agreement, such Substitute Member shall succeed to the Capital Account of the former Member (the “Transferor Member”) to the extent such Capital Account relates to the Transferred Units.

(c)    Adjustments of Capital Accounts. The Company shall revalue the Capital Accounts of the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (a “Revaluation”) at the following times: (i) immediately prior to the contribution of more than a de minimis amount of money or other property to the Company by a new or existing Member as consideration for one or more Units; (ii) the distribution by the Company to a Member of more than a de minimis amount of property in respect of one or more Units; (iii) the issuance by the Company of more than a de minimis amount of Units as consideration for the provision of services to or for the benefit of the Company (as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii)); and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members.

(d)    No Member shall be entitled to withdraw capital or receive distributions except as specifically provided herein. A Member shall have no obligation to the Company, to any other Member or to any creditor of the Company to restore any negative balance in the Capital Account of such Member. Except as expressly provided elsewhere herein, no interest shall be paid on the balance in any Member’s Capital Account.

(e)    Whenever it is necessary for purposes of this Agreement to determine a Member’s Capital Account on a per Unit basis, such amount shall be determined by dividing the Capital Account of such Member attributable to the applicable class of Units held of record by such Member by the number of Units of such class held of record by such Member.

(f)    Notwithstanding anything to the contrary in this Section 5.02, it is intended that each Member’s Capital Account per Unit be equal to each of the other Members’ Capital Account per Unit. If at any time there is a difference between a Member’s Capital Account per Unit and the other Members’ Capital Accounts per Unit, the Company shall make appropriate adjustments with respect to the Members’ Capital Accounts to eliminate or minimize such difference.

Section 5.03.    Amounts and Priority of Distributions. (a) Distributions Generally. Except as otherwise provided in Section 12.02, distributions shall be made to the Members as set forth in this Section 5.03, at such times and in such amounts as the Managing Member, in its sole discretion, shall determine.

(b)    Distributions to the Members. Subject to Sections 5.03(e), and 5.03(f), at such times and in such amounts as the Managing Member, in its sole discretion, shall determine, distributions shall be made to the Members in proportion to their respective Percentage Interests.

(c)    Pubco Distributions. Notwithstanding the provisions of Section 5.03(b), the Managing Member, in its sole discretion, may authorize that cash be paid to Pubco or any of its Subsidiaries (which payment shall be made without pro rata distributions to the other Members) in exchange for the redemption, repurchase or other acquisition of Units held by Pubco or any of its Subsidiaries to the extent that such cash payment is used to redeem, repurchase or otherwise acquire an equal number of shares of Class A Common Stock in accordance with Section 4.02(b).

(d)    Distributions in Kind. Any distributions in kind shall be made at such times and in such amounts as the Managing Member, in its sole discretion, shall determine based on their fair market value as determined by the Managing Member in the same proportions as if distributed in accordance with Section 5.03(b), with all Members participating in proportion to their respective Percentage Interests. If cash and property are to be distributed in kind simultaneously, the Company shall distribute such cash and property in kind in the same proportion to each Member.

(e)    Tax Distributions.

(i)    Notwithstanding any other provision of this Section 5.03 to the contrary, to the extent permitted by Applicable Law and consistent with the Company’s obligations to its creditors as reasonably determined by the Managing Member, the Company shall make cash distributions by wire transfer of immediately available funds pursuant to this Section 5.03(e)(i) to each Member with respect to its Units at least two (2) Business Days prior to the date on which any U.S. federal corporate estimated tax payments are due, in an amount equal to such Member’s Tax Distribution Amount, if any; provided that the Managing Member shall have no liability to any Member in connection with any underpayment of estimated taxes, so long as cash distributions are made in accordance with this Section 5.03(e)(i) and the Tax Distribution Amounts are determined as provided in paragraph (i) of the definition of Tax Distribution Amount.

(ii)    On any date that the Company makes a distribution to the Members with respect to their Units under a provision of Section 5.03 other than this Section 5.03(e), if the Tax Distribution Amount is greater than zero, the Company shall designate all or a portion of such distribution as a Tax Distribution with respect to a Member’s Units to the extent of the Tax Distribution Amount with respect to such Member’s Units as of such date (but not to exceed the amount of such distribution). For the avoidance of doubt, such designation shall be performed with respect to all Members with respect to which there is a Tax Distribution Amount as of such date.

(iii)    Notwithstanding any other provision of this Section 5.03 to the contrary, if the Tax Distribution Amount for such Fiscal Year is greater than zero, to the extent permitted by Applicable Law and consistent with the Company’s obligations to its creditors as reasonably determined by the Managing Member, the Company shall make additional distributions under this Section 5.03(e)(iii) to the extent of such Tax Distribution Amount for such Fiscal Year as soon as reasonably practicable after the end of such Fiscal Year (or as soon as reasonably practicable after any event that subsequently adjusts the taxable income of such Fiscal Year).

(iv)    Under no circumstances shall Tax Distributions reduce the amount otherwise distributable to any Member pursuant to this Section 5.03 (other than this Section 5.03(e)) after taking into account the effect of Tax Distributions on the amount of cash or other assets available for distribution by the Company.

(v)    For the avoidance of doubt, Tax Distributions shall be made to all Members on a pro rata basis in accordance with their Percentage Interests, notwithstanding the differing amount of tax liabilities of such Members.

(f)    Assignment. Each Member and its Permitted Transferees shall have the right to assign to any Transferee of LLC Units, pursuant to a Transfer made in compliance with this Agreement, the right to receive any portion of the amounts distributable or otherwise payable to such Member pursuant to Section 5.03(b).

Section 5.04.    Allocations. (a) Net Income and Net Loss. Except as otherwise provided in this Agreement, and after giving effect to the special allocations set forth in Section 5.04(b), Section 5.04(c) and Section 5.04(d), Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the distributions that would be made to such Member pursuant to Section 5.03(b) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Company were distributed, in accordance with Section 5.03(b), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

(b)    Special Allocations. The following special allocations shall be made in the following order:

(i)    Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 5, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.04(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)    Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.04(b)(ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as promptly as possible; provided that an allocation pursuant to this Section 5.04(b)(iii) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.04(b)(iii) were not in the Agreement.

(iv)    Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in a manner determined by the Managing Member consistent with Treasury Regulations Sections 1.704-2(b) and 1.704-2(c).

(v)    Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(j)(1).

(vi)    Section 754 Adjustments. (A) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company or as a result of a Transfer of a Member’s interest in the Company, as the case may be, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases the basis of such asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income and Net Loss. (B) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to such Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(c)    Curative Allocations. The allocations set forth in Section 5.04(b)(i) through Section 5.04(b)(vi) and Section 5.04(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.04(c). Therefore, notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 5.04.

(d)    Loss Limitation. Net Loss (or individual items of loss or deduction) allocated pursuant to Section 5.04 hereof shall not exceed the maximum amount of Net Loss (or individual items of loss or deduction) that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Loss (or individual items of loss or deduction) pursuant to Section 5.04 hereof, the limitation set forth in this Section 5.04(d) shall be applied on a Member by Member basis and Net Loss (or individual items of loss or deduction) not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible Net Loss to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). Any reallocation of Net Loss pursuant to this (d) shall be subject to chargeback pursuant to the curative allocation provision of Section  5.04(c).

Section 5.05.    Other Allocation Rules. (a) Interim Allocations Due to Percentage Adjustment. If a Percentage Interest is the subject of a Transfer or the Members’ interests in the Company change pursuant to the terms of the Agreement during any Fiscal Year, the amount of Net Income and Net Loss (or items thereof) to be allocated to the Members for such entire Fiscal Year shall be allocated to the portion of such Fiscal Year which precedes the date of such Transfer or change (and if there shall have been a prior Transfer or change in such Fiscal Year, which commences on the date of such prior Transfer or change) and to the portion of such Fiscal Year which occurs on and after the date of such Transfer or change (and if there shall be a subsequent Transfer or change in such Fiscal Year, which precedes the date of such subsequent Transfer or change), in accordance with an interim closing of the books, and the amounts of the items so allocated to each such portion shall be credited or charged to the Members in accordance with Section 5.04 as in effect during each such portion of the Fiscal Year in question. Such allocation shall be in accordance with Section 706 of the Code and the regulations thereunder and made without regard to the date, amount or receipt of any distributions that may have been made with respect to the transferred Percentage Interest to the extent consistent with Section 706 of the Code and the regulations thereunder. As of the date of such Transfer, the Transferee Member shall succeed to the Capital Account of the Transferor Member with respect to the transferred Units.

(b)    Tax Allocations: Code Section 704(c). In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company and with respect to reverse Code Section 704(c) allocations described in Treasury Regulations 1.704-3(a)(6)

shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Carrying Value or its Carrying Value determined pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(f) (computed in accordance with the definition of Carrying Value) using the traditional allocation method without curative allocations under Treasury Regulation 1.704-3(b). Any elections or other decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.05(b), Section 704(c) of the Code (and the principles thereof), and Treasury Regulation 1.704-1(b)(4)(i) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Loss, other items, or distributions pursuant to any provision of this Agreement (except for, in the case of reverse Code Section 704(c) allocations, Tax Distributions).

Section 5.06.    Tax Withholding; Withholding Advances. (a) Tax Withholding.

(i)    If requested by the Managing Member, each Member shall, if able to do so, deliver to the Managing Member: (A) an affidavit in form satisfactory to the Company that the applicable Member (or its partners, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign or other law; (B) any certificate that the Company may reasonably request with respect to any such laws; and/or (C) any other form or instrument reasonably requested by the Company relating to any Member’s status under such law. In the event that a Member fails or is unable to deliver to the Company an affidavit described in subclause (A) of this clause (i), the Company may withhold amounts from such Member in accordance with Section 5.06(b).

(ii)    After receipt of a written request of any Member, the Company shall provide such information to such Member and take such other action as may be reasonably necessary to assist such Member in making any necessary filings, applications or elections to obtain any available exemption from, or any available refund of, any withholding imposed by any foreign taxing authority with respect to amounts distributable or items of income allocable to such Member hereunder to the extent not adverse to the Company or any Member. In addition, the Company shall, at the request of any Member, make or cause to be made (or cause the Company to make) any such filings, applications or elections; provided that any such requesting Member shall cooperate with the Company, with respect to any such filing, application or election to the extent reasonably determined by the Company and that any filing fees, taxes or other out-of-pocket expenses reasonably incurred and related thereto shall be paid and borne by such requesting Member or, if there is more than one requesting Member, by such requesting Members in accordance with their Relative Percentage Interests.

(b)    Withholding Advances. To the extent the Company is required by Applicable Law to withhold or to make tax payments on behalf of or with respect to any Member (including backup withholding and any tax payment made by the Company pursuant to Section 6225 of the Code that is attributable to such Member) (“Withholding Advances”), the Company may withhold such amounts and make such tax payments as so required.

(c)    Repayment of Withholding Advances. All Withholding Advances made on behalf of a Member, plus interest thereon at a rate equal to the Prime Rate as of the date of such Withholding Advances plus 2.0% per annum, shall (i) be paid on demand by the Member on whose behalf such Withholding Advances were made (it being understood that no such payment shall increase such Member’s Capital Account), or (ii) with the consent of the Managing Member and the affected Member be repaid by reducing the amount of the current or next succeeding distribution or distributions that would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever repayment of a Withholding Advance by a Member is made as described in clause (ii) of this Section 5.06(c), for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon any Dissolution Event) unreduced by the amount of such Withholding Advance and interest thereon.

(d)    Withholding Advances — Reimbursement of Liabilities. Each Member hereby agrees to reimburse the Company for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Member (including penalties imposed with respect thereto). The obligation of a Member to reimburse the Company for taxes pursuant to this Section 5.06 shall continue after such Member Transfers its LLC Units with respect to all payments or allocations to such Member were made prior to the date of such Transfer.

ARTICLE 6

CERTAIN TAX MATTERS

Section 6.01.    Tax Matters Representative. Pubco is hereby appointed the “tax matters partner” or the “partnership representative,” as the case may be (in each case, the “Tax Matters Representative”), of the Company under Section 6231 of the Code prior to the enactment of U.S. Public Law 114-74 or Section 6223 of the Code, as applicable. The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Representative in its capacity as such, but the Company shall reimburse the Tax Matters Representative for all reasonable out-of-pocket costs and expenses (including attorneys’ and other professional fees) incurred by it in its capacity as Tax Matters Representative. The Company shall defend, indemnify, and hold harmless the Tax Matters Representative against any and all liabilities sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Member’s responsibilities as Tax Matters Representative, so long as such act or decision was done or made in good faith and does not constitute gross negligence or willful misconduct. The Members acknowledge that the Company shall make the election described in Section 6226 of the Code, unless the Tax Matter Representative determines not to make such election in its sole discretion.

Section 6.02.    Section 754 Elections. The Company shall make, and shall cause any Subsidiary of the Company that is treated as a partnership for U.S. federal income tax purposes to make, a timely election under Section 754 of the Code (and a corresponding election under state and local law) effective starting with the taxable year ended December 31, 2018, and the Managing Member shall not take any action to revoke such elections.

Section 6.03.    Debt Allocation. Indebtedness of the Company treated as “excess nonrecourse liabilities” (as defined in Treasury Regulation Section 1.752-3(a)(3)) shall be allocated among the Members based on their Percentage Interests.

ARTICLE 7

MANAGEMENT OF THE COMPANY

Section 7.01.    Management by the Managing Member. Except as otherwise specifically set forth in this Agreement, the Managing Member shall be deemed to be a “manager” for purposes of applying the Delaware Act. Except as expressly provided in this Agreement or the Delaware Act, the day-to-day business and affairs of the Company and its Subsidiaries shall be managed, operated and controlled by the Managing Member in accordance with the terms of this Agreement and no other Members shall have management authority or rights over the Company or its Subsidiaries. The Managing Member is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company’s and its Subsidiaries’ business, and the actions of the Managing Member taken in accordance with such rights and powers, shall bind the Company (and no other Members shall have such right). Except as expressly provided in this Agreement, the Managing Member shall have all necessary powers to carry out the purposes, business, and objectives of the Company and its Subsidiaries. The Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member or the Company (including any officers or Subsidiary thereof), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Managing Member may authorize any Person (including any Member or officer of the Company) to enter into and perform any document on behalf of the Company or any Subsidiary.

Section 7.02.    Withdrawal of the Managing Member. Pubco may withdraw as the Managing Member and appoint as its successor, at any time upon written notice to the Company, (i) any wholly-owned Subsidiary of Pubco, (ii) any Person of which Pubco is a wholly-owned Subsidiary, (iii) any Person into which Pubco is merged or consolidated or (iv) any transferee of all or substantially all of the assets of Pubco, which withdrawal and replacement shall be effective upon the delivery of such notice. No appointment of a Person other than Pubco (or its successor, as applicable) as Managing Member shall be effective unless Pubco (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against the new Managing Member, to cause the new Managing Member to comply with all the Managing Member’s obligations under this Agreement and the Reorganization Documents.

Section 7.03.    Decisions by the Members. (a) Other than the Managing Member, the Members shall take no part in the management of the Company’s business and shall transact no business for the Company and shall have no power to act for or to bind the Company. The Managing Member shall not (i) engage in any non-Business activity or (ii) own any material assets other than Units and/or any cash or other property or assets distributed by, or otherwise received from, the Company, without the prior written consent of the Members, unless the Managing Member determines in good faith that such actions or ownership are in the best interest of the Company; provided, however, that the Company may engage any Member or principal, partner, member, shareholder or interest holder thereof as an employee, independent contractor or consultant to the Company, in which event the duties and liabilities of such individual or firm with respect to the Company as an employee, independent contractor or consultant shall be governed by the terms of such engagement with the Company.

(b)    Except as expressly provided herein, the Members shall not have the power or authority to vote, approve or consent to any matter or action taken by the Company. Except as otherwise provided herein, any proposed matter or action subject to the vote, approval or consent of the Members shall require the approval of (i) a majority in interest of the Members or such class of Members, as the case may be (by (x) resolution at a duly convened meeting of the Members, or (y) written consent of the Members). Except as expressly provided herein, all Members shall vote together as a single class on any matter subject to the vote, approval or consent of the Members. In the case of any such approval, a majority in interest of the Members may call a meeting of the Members at such time and place or by means of telephone or other communications facility that permits all persons participating in such meeting to hear and speak to each other for the purpose of a vote thereon. Notice of any such meeting shall be required, which notice shall include a brief description of the action or actions to be considered by the Members. Unless waived by any such Member in writing, notice of any such meeting shall be given to each Member at least four (4) days prior thereto. Attendance or participation of a Member at a meeting shall constitute a waiver of notice of such meeting, except when such Member attends or participates in the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not properly called or convened. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting, if a consent in writing, setting forth the actions so taken, shall be signed by Members sufficient to approve such action pursuant to this Section  7.03(b). A copy of any such consent in writing will be provided to the Members promptly thereafter.

Section 7.04.     Duties. (a) The parties acknowledge that the Managing Member will take action through its board of directors and officers, and that the members of the Managing Member’s board of directors and its officers will owe fiduciary duties to the stockholders of the Managing Member. The Managing Member will use all commercially reasonable and appropriate efforts and means, as determined in good faith by the Managing Member, to minimize any conflict of interest between the Members, on the one hand, and the stockholders of the Managing Member, on the other hand, and to effectuate any transaction that involves or affects any of the Company, the Managing Member, the Members and/or the stockholders of the Managing Member in a manner that does not (i) disadvantage the Members or their interests relative to the stockholders of the Managing Member, (ii) advantage the stockholders of the Managing Member relative to the Members or (iii) treats the Members and the stockholders of the Managing Member differently; provided that in the event of a conflict between the interests of the stockholders of the Managing Member and the interests of the Members other than the Managing Member, such other Members agree that the Managing Member shall discharge its fiduciary duties to such other Members by acting in the best interests of the Managing Member’s stockholders.

Section 7.05.    Officers. (a) Appointment of Officers. The Managing Member may appoint individuals as officers (“Officers”) of the Company, which may include such officers as the Managing Member determines are necessary and appropriate. No Officer need be a Member. An individual may be appointed to more than one office. If an Officer is also an officer of the Managing Member, then Section 7.04 shall apply to such Officer in the same manner as it applies to the Managing Member.

(b)    Authority of Officers. The Officers shall have the duties, rights, powers and authority as may be prescribed by the Managing Member from time to time.

(c)    Removal, Resignation and Filling of Vacancy of Officers. The Managing Member may remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Company, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided that, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such Officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled by the Managing Member.

ARTICLE 8

TRANSFERS OF INTERESTS

Section 8.01.    Restrictions on Transfers. (a) Except as expressly permitted by Section 8.02, and subject to Section 8.01(b), Section 8.01(c), Section 8.01(d) and Section 8.01(e), any underwriter lock-up agreement applicable to such Member and/or any other agreement between such Member and the Company, Pubco or any of their controlled Affiliates, without the prior written approval of the Managing Member, no Member shall directly or indirectly Transfer all or any part of its Units or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in distributions or advances from the Company pursuant thereto, to any Person that is not a Permitted Transferee. Any such Transfer which is not in compliance with the provisions of this Agreement shall be deemed a Transfer by such Member of Units in violation of this Agreement (and a breach of this Agreement by such Member) and shall be null and void ab initio. Notwithstanding anything to the contrary in this Article 8, (i) Section 10.04 of this Agreement shall govern the exchange of LLC Units for shares of Class A Common Stock, and an exchange pursuant to, and in accordance with, Section 10.04 of this Agreement shall not be considered a “Transfer” for purposes of this Agreement, and (ii) any other Transfer of shares of Class A Common Stock shall not be considered a “Transfer” for purposes of this Agreement.

(b)    Except as otherwise expressly provided herein, it shall be a condition precedent to any Transfer otherwise permitted or approved pursuant to this Article 8 that:

(i)    the Transferor shall have provided to the Company prior notice of such Transfer; and

(ii)    the Transfer shall comply with all Applicable Laws and the Managing Member shall be reasonably satisfied that such Transfer will not result in a violation of the Securities Act.

(c)    Notwithstanding any other provision of this Agreement to the contrary, no Member shall directly or indirectly Transfer all or any part of its Units or any right or economic interest pertaining thereto if such Transfer, in the reasonable discretion of the Managing Member, would cause the Company to be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Regulations promulgated thereunder.

(d)    Any Transfer of Units pursuant to this Agreement, including this Article 8, shall be subject to the provisions of Section 3.01 and Section 3.02.

(e)    If there is a Transfer of Units to Permitted Transferees pursuant to this Agreement, the Units held by each such Permitted Transferee shall be included in calculating the Substantial Ownership Requirement.

Section 8.02.    Certain Permitted Transfers. Notwithstanding anything to the contrary herein but subject to Section 8.01(b) and Section 8.01(c), the following Transfers shall be permitted:

(a)    Any Transfer by any Member of its Units pursuant to a Disposition Event (as such term is defined in the certificate of incorporation of Pubco);

(b)    Any grant of a bona fide security interest in, or a bona fide pledge of, Units to J.P. Morgan Chase & Co. or an affiliated entity or to any other financial institution that is approved by the Managing Member as collateral to secure indebtedness and any Transfer pursuant to the enforcement of such collateral;

(c)    At any time, any Transfer by any Member of Units to any Transferee approved in writing by the Managing Member (not to be unreasonably withheld), it being understood that it shall be reasonable for the Managing Member to withhold such consent if the Managing Member reasonably determines that such Transfer would materially increase the risk that the Company would be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Regulations promulgated thereunder; and

(d)    The Transfer of all or any portion of a Member’s Units to a Permitted Transferee of such Member.

Section 8.03.    Distributions. Notwithstanding anything in this Article 8 or elsewhere in this Agreement to the contrary, if a Member Transfers all or any portion of its Units after the designation of a record date and declaration of a distribution pursuant to Article 5 and before the payment date of such distribution, the transferring Member (and not the Person acquiring all or any portion of its LLC Units) shall be entitled to receive such distribution in respect of such transferred LLC Units.

Section 8.04.    Registration of Transfers. When any Units are Transferred in accordance with the terms of this Agreement, the Company shall cause such Transfer to be registered on the books of the Company.

ARTICLE 9

CERTAIN OTHER AGREEMENTS

Section 9.01.    Non-Compete; Non-Disparagement. Each Restricted Person agrees for the benefit of the Company and Pubco that:

(a)    Unless otherwise specified in a separate agreement with the Company, the Restricted Person shall not, from and after the date the Restricted Person first acquires, directly or indirectly, any LLC Units until the date that is five (5) years after the date on which the Restricted Person no longer holds any LLC Units, either directly or indirectly, do any of the following: (i) directly or indirectly engage in any Competitive Activity, or (ii) solicit, or assist in the solicitation of, any Person who either is or has been an employee, producer or independent contractor of the Company or any of its Subsidiaries within the prior six (6) months for the purpose of inducing such Person to terminate his or her employment or relationship with the Company or its Subsidiary in order to work for Restricted Person or any other Person, whether or not a Competitive Enterprise.

(b)    The Restricted Person shall not take, and the Restricted Person shall take reasonable steps to cause its Affiliates not to take, any action or make any public statement, whether or not in writing, that disparages or denigrates the Company or any of its Subsidiaries (the “Company Parties”) or their respective directors, officers, employees, members, representatives and agents.

(c)    Each Restricted Person agrees that (i) the agreements and covenants contained in this Section 9.01 are reasonable in scope and duration, an integral part of the transactions contemplated by this Agreement and the Reorganization Documents, and necessary to protect and preserve the Members’ and Company Parties’ legitimate business interests and to prevent any unfair advantage conferred on such Restricted Person taking into account and in specific consideration of the undertakings and obligations of the parties under the Agreement and the Reorganization Documents, (ii)

but for each Restricted Person’s agreement to be bound by the agreements and covenants contained under this Section 9.01, the Members and the Company Parties would not have entered into or consummated those transactions contemplated in the Agreement and the Reorganization Documents and (iii) that irreparable harm would result to the Members and the Company Parties as a result of a violation or breach (or potential violation or breach) by such Restricted Person (or its Affiliates) of this Section 9.01. In addition, each Member agrees that Pubco and the Company shall have the right to specifically enforce the provisions of this Section 9.01 in any state or federal court located in any jurisdiction deemed necessary by Pubco or the Company to enforce such covenants, in addition to any other remedy to which such parties are entitled at law or in equity. If a final judgment of a court of competent jurisdiction or other Governmental Authority determines that any term, provision, covenant or restriction contained in this Section 9.01 is invalid or unenforceable, then the parties hereto agree that the court of competent jurisdiction or other Governmental Authority will have the power to modify this Section 9.01 (including by reducing the scope, duration or geographic area of the term or provision, deleting specific words or phrases or replacing any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision) so as to effect the original intention of the invalid or unenforceable term or provision. To the fullest extent permitted by law, in the event that any proceeding is brought under or in connection with this Section 9.01, the prevailing party in such proceeding (whether at final or on appeal) shall be entitled to recover from the other party all costs, expenses, and reasonable attorneys’ fees incident to any such proceeding. The term “prevailing party” as used herein means the party in whose favor the final judgment or award is entered in any such proceeding.

(d)    Notwithstanding anything to the contrary, this Section 9.01 is in addition to, and does not supplant, supersede, modify or limit in any manner, any other non-competition, non-solicitation, non-piracy or other similar obligations imposed on a Restricted Person, whether imposed by law (including the Restricted Person’s fiduciary duties to the Company) or by contract (including contracts entered into prior to or concurrently with the Restricted Person’s execution of this Agreement).

Section 9.02.    Company Call Right. (a) In connection with any Involuntary Transfer by any Non-Pubco Member, the Company or the Managing Member may, in the Managing Member’s sole discretion, elect to purchase from such Member and/or such Transferee(s) in such Involuntary Transfer (each, a “Call Member”) any or all of the Units so Transferred (“Call Units”), at any time by delivery of a written notice (a “Call Notice”) to such Call Member. The Call Notice shall set forth the Unit Redemption Price and the proposed closing date of such purchase of such Call Units; provided that such closing date shall occur within ninety (90) days following the date of such Call Notice. At the closing of any such sale, in exchange for the payment by the Company or the Managing Member to such Call Members of the Unit Redemption Price in cash, (i) each Call Member shall deliver its Call Units, duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the Company or the Managing Member, as applicable, duly executed by such Call Member and accompanied by all requisite transfer taxes, if any, (ii) such Call Units shall be free and clear of any Liens and (iii) each Call Member shall so represent and warrant and further represent and warrant that it is the sole beneficial and record owner of such Call Units. Following such closing, any such Call Member shall no longer be entitled to any rights in respect of its Call Units, including any distributions of the Company or Pubco thereupon (other than the payment of the Unit Redemption Price at such closing), and, to the extent any such Call Member does not hold any Units thereafter, shall thereupon cease to be a Member of the Company and, to the extent any such Call Member does not hold any shares of Pubco Common Stock thereafter, shall thereupon cease to be a stockholder of Pubco.

Section 9.03.    Preemptive Rights.

(a)    No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions; (ii) issuances or sales by the Company of any class or series of Units, whether unissued or hereafter created; (iii) issuances of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any Units; (iv) issuances of any right of subscription to or right to receive, or any warrant or option for the purchase of, any Units; or (v) issuances or sales of any other securities that may be issued or sold by the Company.

ARTICLE 10

REDEMPTION AND EXCHANGE RIGHTS

Section 10.01.    Redemption Right of a Member

(a)    Notwithstanding any provision to the contrary in the Agreement but subject to the terms of Section 10.02, Section 10.09 and/or any other agreement between such Member and the Company, Pubco or any of their controlled Affiliates, and without the need for approval by the Managing Member or consent by any other Members, each Member (other than the Pubco Members) shall be entitled to cause the Company to redeem (a “Redemption,” and, together with a Direct Exchange, as defined below, an “Exchange”) all or any portion of its Units (the “Redemption Right”) at any time following the expiration of any contractual lock-up period relating to the shares of Pubco that may be applicable to such Member; provided that the Managing Member may force a Member to exercise its Redemption Right at any time following the expiration of such contractual lock-up period if such member holds fewer than 100,000 LLC Units. A Member desiring to exercise its Redemption Right (the “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to Pubco. The Redemption Notice shall specify the number of Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, not less than ten (10) Business Days nor more than thirteen (13) Business Days after delivery of such Redemption Notice (unless and to the extent that the Managing Member in its sole discretion agrees in writing to waive such time periods), on which exercise of the Redemption Right shall be completed (the “Redemption Date”); provided that the Company, Pubco and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided further that a Redemption Notice may be conditioned by the Redeeming Member on the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption. Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 10.01(b) or has revoked or delayed a Redemption as provided in Section 10.01(c), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Redeeming Member shall transfer and surrender the Redeemed Units to the Company, free and clear of all Liens, and (ii) the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 10.01(b), and (z), if the Units are certificated, issue to the Redeeming Member a certificate for a number of Units equal to the difference (if any) between the number of Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 10.01(a) and the Redeemed Units.

(b)    In exercising its Redemption Right, a Redeeming Member shall be entitled to receive the number of shares of Class A Common Stock equal to the number of Redeemed Units (the “Share Settlement”) or the immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent (the “Cash Settlement”); provided that Pubco shall have the option as provided in Section 10.03 and subject to Section 10.01(d) to select whether the redemption payment is made by means of a Share Settlement or a Cash Settlement. Within three (3) Business Days of delivery of the Redemption Notice, Pubco shall give written notice (the “Contribution Notice”) to the Company (with a copy to the Redeeming Member) of its intended settlement method; provided that if Pubco does not timely deliver a Contribution Notice, Pubco shall be deemed to have elected the Share Settlement method. If Pubco elects the Cash Settlement method, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to Pubco) within ten (10) Business Days of delivery of the Contribution Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, Company’s and Pubco’s rights and obligations under this Section 10.01 arising from the Redemption Notice.

(c)    In the event that Pubco elects a Share Settlement in connection with a Redemption, a Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; (ii) Pubco shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption; (iii) Pubco shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Class A Common Stock registered at or immediately following the consummation of the Redemption; (iv) Pubco shall have disclosed to such Redeeming Member any material non-public information concerning Pubco, the receipt of which results in such Redeeming Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption without disclosure of such information (and Pubco does not permit disclosure); (v) any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC; (vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded; (vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption; (viii) if the Redeeming Member is a party to the Registration Rights Agreement, Pubco shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Member to consummate the resale of Class A Common Stock to be received upon such redemption pursuant to an effective registration statement; (ix) the Redemption Date would occur three (3) Business Days or less prior to, or during, any “black-out” or similar period under Pubco’s policies covering trading in the Pubco’s securities to which the applicable Redeeming Member is subject, which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement; provided further, that in no event shall the Redeeming Member seeking to revoke its Redemption Notice or delay the consummation of such Redemption and relying on any of the matters contemplated in clauses (i) through (ix) above have controlled or intentionally materially influenced any facts, circumstances, or Persons in connection therewith (except in the good faith performance of his or her duties as an officer or director of Pubco) in order to provide such Redeeming Member with a basis for such delay or revocation. If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 10.01(c), the Redemption Date shall occur on the fifth Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as Pubco, the Company and such Redeeming Member may agree in writing).

(d)    The number of shares of Class A Common Stock or the Redeemed Units Equivalent that a Redeeming Member is entitled to receive under Section 10.01(b) (whether through a Share Settlement or Cash Settlement) shall not be adjusted on account of any distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any distribution with respect to the Redeemed Units but prior to payment of such distribution, the Redeeming Member shall be entitled to receive such distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member transferred and surrendered the Redeemed Units to the Company prior to such date.

(e)    In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then in exercising its Redemption Right a Redeeming Member shall be entitled to receive the amount of such security that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.

Section 10.02.    Restrictive Covenants

(a)    If prior to the execution of a Contribution and Exchange Agreement, a Pre-IPO Holder was party to an Existing Unit Agreement (as defined in the relevant Contribution and Exchange Agreement) and such Existing Unit Agreement provided such Pre-IPO Holder with a “put right” (i.e., the right, at the election of such Pre-IPO Holder, to require the Company or a Subsidiary thereof to purchase the membership interests that were exchanged for LLC Units pursuant to such Contribution and Exchange Agreement (the “Exchanged Units”) from such Pre-IPO Holder) (a “Prior Put Right”) and such Prior Put Right is exercisable at the time of the closing of the IPO with respect to all (or a portion) of the Exchanged Units, then, solely with respect to the LLC Units received in exchange therefor (the “Exercisable Units”), the Redemption Right shall be exercisable on the terms and conditions set forth in Section 10.01.

(b)    Unless otherwise specified in a separate agreement with the Company, if and to the extent that the Prior Put Right would not have been exercisable at the time of the closing of the IPO with respect to all (or a portion) of a Pre-IPO Holder’s Exchanged Units, then, solely with respect to the LLC Units received in exchange therefor (the “Non-Exercisable Units”), such Pre-IPO Holder shall not have the right to exercise (and agrees not to exercise or purport to exercise) its Redemption Right until the date that the Prior Put Right would have first become exercisable by its terms (as if the relevant Contribution and Exchange Agreement had not been executed and such Pre-IPO Holder otherwise continued to own the Exchanged Units throughout the applicable period, and determined by assuming that exercise of the Prior Put Right would not have been limited to any otherwise applicable equity purchase windows or similar restrictions under the relevant Existing Unit Agreements). If the Prior Put Right would have become exercisable in tranches, the Redemption Right shall likewise become exercisable with respect to the Non-Exercisable Units held by such Pre-IPO Holder on the same schedule, subject in all cases to the terms and conditions of the this Agreement.

(i)    However, if the number of Exercisable Units (determined without regard to this Section 10.02(b)(i)) would be less than twenty-five percent (25%) of the total number of LLC Units held by such Pre-IPO Holder, then a number of Non-Exercisable Units shall be treated for purposes hereof as Exercisable Units so that, as of the closing of the IPO, at least twenty-five percent (25%) of the total number of LLC Units held by such Pre-IPO Holder are Exercisable Units. If the Prior Put Right would have become exercisable in tranches, then the Non-Exercisable Units that are converted into Exercisable Units under this Section 10.02(b)(i) shall come from the tranche that is furthest in time after the IPO Closing Date.

(c)    For the avoidance of doubt, the restrictions under this Section 10.02(c)(i) shall not restrict a Pre-IPO Holder’s right to participate in a Pubco Offer or an exchange following a Disposition Event as set forth in Section 10.05, and (ii) do not apply with respect to a Prior Put Right if the relevant Pre-IPO Holder’s ability to exercise was contingent on such Pre-IPO Holder’s death, termination of employment or similar future event. In addition, for the avoidance of doubt, the reference to Prior Put Rights in this Agreement shall not be construed as granting any additional “put rights” to any Pre-IPO Holder with respect to LLC Units.

(d)    If and to the extent that a Pre-IPO Holder’s Exchanged Units were unvested and subject to forfeiture under the terms of an Existing Unit Agreement at the time of the closing of the IPO, then such restrictions shall continue to apply to the LLC Units issued in exchange for such Exchanged Units.

Section 10.03.    Election and Contribution of Pubco. In connection with the exercise of a Redeeming Member’s Redemption Rights under Section 10.01(a), Pubco shall contribute to the Company the consideration the Redeeming Member is entitled to receive under Section 10.01(b). Pubco, at its option, shall determine whether to contribute, pursuant to Section 10.01(b), the Share Settlement or the Cash Settlement. Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 10.01(b), or has revoked or delayed a Redemption as provided in Section 10.01(c), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) Pubco shall make its Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement) required under this Section 10.03, and (ii) the Company shall issue to Pubco a number of Units equal to the number of Redeemed Units surrendered by the Redeeming Member. Notwithstanding any other provisions of this Agreement to the contrary, in the event that Pubco elects a Cash Settlement, Pubco shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions) from the sale by Pubco of a number of shares of Class A Common Stock equal to the number of Redeemed Units to be redeemed with respect to such Cash Settlement, provided that Pubco’s Capital Account shall be increased by an amount equal to any discount relating to such sale of shares of Class A Common Stock. The timely delivery of a Retraction Notice shall terminate all of the Company’s and Pubco’s rights and obligations under this Section 10.03 arising from the Redemption Notice.

Section 10.04.    Exchange Right of Pubco

(a)    Notwithstanding anything to the contrary in this Article 10, but subject to the terms of Section 10.09, Pubco may, in its sole and absolute discretion, elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and such consideration between the Redeeming Member and Pubco (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 10.04, Pubco shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units.

(b)    Pubco may, at any time prior to a Redemption Date, deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided that such election does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by Pubco at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all the Redeemed Units that would have otherwise been subject to a Redemption. Except as otherwise provided by this Section 10.04, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if Pubco had not delivered an Exchange Election Notice.

Section 10.05.    Tender Offers and Other Events with Respect to Pubco

(a)    In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Class A Common Stock (a “Pubco Offer”) is proposed by Pubco or is proposed to Pubco or its stockholders and approved by the board of directors of Pubco or is otherwise effected or to be effected with the consent or approval of the board of directors of Pubco, the holders of LLC Units (other than the Pubco Members) shall be permitted to participate in such Pubco Offer by delivery of a notice of exchange (which notice of exchange shall be effective immediately prior to the consummation of such Pubco Offer (and, for the avoidance of doubt, shall be contingent upon such Pubco Offer and not be effective if such Pubco Offer is not consummated)). In the case of a Pubco Offer proposed by Pubco, Pubco will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the holders of LLC Units (other than the Pubco Members) to participate in such Pubco Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided, that without limiting the generality of this sentence, Pubco will use its reasonable efforts expeditiously and in good faith to ensure that such holders may participate in each such Pubco Offer without being required to exchange LLC Units to the extent such participation is practicable. For the avoidance of doubt (but subject to Section 10.05(c)), in no event shall the holders of LLC Units be entitled to receive in such Pubco Offer aggregate consideration for each LLC Unit that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Pubco Offer.

(b)    Notwithstanding any other provision of this Agreement, if a Disposition Event (as such term is defined in the Pubco certificate of incorporation) is approved by the board of directors of Pubco and consummated in accordance with Applicable Law, at the request of the Company (or following such Disposition Event, its successor) or Pubco (or following such Disposition Event, its successor), each of the holders of LLC Units shall be required to exchange with Pubco, at any time and from time to time after, or simultaneously with, the consummation of such Disposition Event, all of such holder’s LLC Units for aggregate consideration for each LLC Unit that is equivalent to the consideration payable in respect of each share of Class A Common Stock in connection with the Disposition Event, provided, however, that in the event of a Disposition Event intended to qualify as a reorganization within the meaning of Section 368(a) of the Code or as a transfer described in Section 351(a) or Section 721 of the Code, a holder shall not be required to exchange LLC Units pursuant to this Section 10.05(b) unless, as a part of such transaction, the holders are permitted to exchange their LLC Units for securities in a transaction that is expected to permit such exchange without current recognition of gain or loss, for U.S. and non-U.S. tax purposes, for the direct and indirect holders of LLC Units (except to the extent that property other than securities is received in such exchange), based on a “should” or “will” level opinion from independent tax counsel of recognized standing and expertise.

(c)    Notwithstanding any other provision of this Agreement, in a Disposition Event, payments under or in respect of the Tax Receivable Agreement shall not be considered part of the consideration payable in respect of any LLC Unit or share of Class A Common Stock in connection with such Disposition Event for the purposes of Section 10.05(a) and Section 10.05(b).

Section 10.06.    Reservation of Shares of Class A Common Stock; Certificate of Pubco. At all times Pubco shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Redemption or Direct Exchange, such number of shares of Class A Common Stock as shall be issuable upon any such Redemption or Direct Exchange pursuant to Share Settlements; provided that nothing contained herein shall be construed to preclude Pubco from satisfying its obligations in respect of any such Redemption or Direct Exchange by delivery of purchased Class A Common Stock (which may or may not be held in the treasury of Pubco) or the delivery of cash pursuant to a Cash Settlement. Pubco shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Redemption or Direct Exchange to the extent a registration statement is effective and available for such shares. Pubco covenants that all Class A Common Stock issued upon a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article 10 shall be interpreted and applied in a manner consistent with the corresponding provisions of Pubco’s certificate of incorporation.

Section 10.07.    Effect of Exercise of Redemption or Exchange Right. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange and all governance or other rights set forth herein shall be exercised by the remaining Members and the Redeeming Member (to the extent of such Redeeming Member’s remaining interest in the Company). No Redemption or Direct Exchange shall relieve such Redeeming Member of any prior breach of this Agreement.

Section 10.08.    Tax Treatment. Unless otherwise required by applicable Law, the parties hereto acknowledge and agree a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange between Pubco and the Redeeming Member for U.S. federal and applicable state and local income tax purposes.

Section 10.09.    Additional Exchange Restrictions. Notwithstanding anything to the contrary herein:

(a)    No Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Managing Member or the Company, such an Exchange would pose a material risk that the Company would be a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Regulations promulgated thereunder.

(b)    If the Managing Member determines at any time, in its sole discretion after consultation with the Company’s tax advisors, either (i) that the Company does not then satisfy the “safe harbor” requirements under Treasury Regulation Section 1.7704-1(h) (the “100 Partner Safe Harbor”), or (ii) there is a reasonable possibility that the Company will not satisfy the 100 Partner Safe Harbor at any time during the current or next taxable year, the Managing Member and the Company may impose such restrictions on, and impose such requirements on and procedures with respect to, Exchanges from time to time as the Managing Member and/or the Company may determine, in their sole discretion, to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code and such restrictions, requirements and procedures shall remain in effect unless and until the Managing Member determines otherwise. Without limiting the discretion of the Managing Member and/or the Company under this Section 10.09(b) to impose any restrictions, requirements or procedures on Exchanges, such restrictions, requirements and procedures may include one or more of the following:

(i)    providing that Members are permitted to effect Exchanges during a taxable year of the Company only on one or more of up to four specified dates determined by the Managing Member (each a “Specified Exchange Date”);

(ii)    requiring a Member seeking to effect an Exchange to give the Company irrevocable written notice of an election to effect an Exchange on a date that is at least sixty (60) calendar days prior to the Specified Exchange Date on which such Exchange is to occur; and

(iii)    providing that the number of Units that may be Exchanged or otherwise transferred during the taxable year of the Company (other than in private transfers described in Treasury Regulations Section 1.7704-1(e)) cannot exceed 10 percent of the total interest in the Company’s capital or profits (as determined pursuant to Treasury Regulation Section 1.7704-1(k)).

ARTICLE 11

LIMITATION ON LIABILITY, EXCULPATION AND INDEMNIFICATION

Section 11.01.    Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company; provided that the foregoing shall not alter a Member’s obligation to return funds wrongfully distributed to it.

Section 11.02.    Exculpation and Indemnification. (a) Subject to the duties of the Managing Member and Officers set forth in Section 7.01, neither the Managing Member nor any other Covered Person described in clause (iii) of the definition thereof shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Company or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company. There shall be, and each Covered Person shall be entitled to, a presumption that such Covered Person acted in good faith.

(b)    A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence.

(c)    The Company shall indemnify, defend and hold harmless each Covered Person against any losses, claims, damages, liabilities, expenses (including all reasonable out-of-pocket fees and expenses of counsel and other advisors), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, in which such Covered Person may be involved or become subject to, in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document, unless such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount (i) is a result of a Covered Person not acting in good faith on behalf of the Company or arose as a result of the willful commission by such Covered Person of any act that is dishonest and materially injurious to the Company, (ii) results from its contractual obligations under any Reorganization Document to be performed in a capacity other than as a Covered Person or from the breach by such Covered Person of Section 9.01 or (iii) results from the breach by any Member (in such capacity) of its contractual obligations under this Agreement. If any Covered Person becomes involved in any capacity in any action, suit, proceeding or investigation in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document (other than any Reorganization Document), other than (x) by reason of any act or omission performed or omitted by such Covered Person that was not in good faith on behalf of the Company or constituted a willful commission by such Covered Person of an act that is dishonest and materially injurious to the Company or (y) as a result of any breach by such Covered Person of Section 9.01, the Company shall reimburse such Covered Person for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that such Covered Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Covered Person was not entitled to indemnification by, or contribution from, the Company in connection with such action, suit, proceeding or investigation. If for any reason (other than the bad faith of a Covered Person or the willful commission by such

Covered Person of an act that is dishonest and materially injurious to the Company) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Covered Person as a result of such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount in such proportion as is appropriate to reflect any relevant equitable considerations. There shall be, and each Covered Person shall be entitled to, a rebuttable presumption that such Covered Person acted in good faith.

(d)    The obligations of the Company under Section 11.02(c) shall be satisfied solely out of and to the extent of the Company’s assets, and no Covered Person shall have any personal liability on account thereof.

(e)    Given that certain Jointly Indemnifiable Claims may arise by reason of the service of a Covered Person to the Company and/or as a director, trustee, officer, partner, member, manager, employee, consultant, fiduciary or agent of other corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other enterprises controlled by the Company (collectively, the “Controlled Entities”), or by reason of any action alleged to have been taken or omitted in any such capacity, the Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Covered Person in respect of indemnification or advancement of all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements) in each case, actually and reasonably incurred by or on behalf of a Covered Person in connection with either the investigation, defense or appeal of a claim, demand, action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder (collectively, “Expenses”) in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) the Delaware Act, (ii) this Agreement, (iii) any other agreement between the Company or any Controlled Entity and the Covered Person pursuant to which the Covered Person is indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership, certificate of qualification or other organizational or governing documents of any Controlled Entity ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Covered Person may have from the Indemnitee-Related Entities. Under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Covered Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Covered Person or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Covered Person in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, (i) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity,

(ii) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Covered Person against the Company and/or any Controlled Entity, as applicable, and (iii) the Covered Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and the Covered Person agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 11.02(e), entitled to enforce this Section 11.02(e) as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this Section 11.02(e) as though each such Controlled Entity was the “Company” under this Agreement. For purposes of this Section 11.02(e), the following terms shall have the following meanings:

(i)    The term “Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom a Covered Person may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification or advancement obligation.

(ii)    The term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any claim, demand, action, suit or proceeding for which the Covered Person shall be entitled to indemnification or advancement of Expenses from both (i) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Covered Person pursuant to which the Covered Person is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

ARTICLE 12

DISSOLUTION AND TERMINATION

Section 12.01.    Dissolution. (a) The Company shall not be dissolved by the admission of Additional Members or Substitute Members pursuant to Section 3.02.

(b)    No Member shall (i) resign from the Company prior to the dissolution and winding up of the Company except in connection with a Transfer of Units pursuant to the terms of this Agreement or (ii) take any action to dissolve, terminate or liquidate the

Company or to require apportionment, appraisal or partition of the Company or any of its assets, or to file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by Applicable Law, hereby waives any rights to take any such actions under Applicable Law, including any right to petition a court for judicial dissolution under Section 18-802 of the Delaware Act.

(c)    The Company shall be dissolved and its business wound up only upon the earliest to occur of any one of the following events (each a “Dissolution Event”):

(i)    The expiration of forty-five (45) days after the sale or other disposition of all or substantially all the assets of the Company;

(ii)    upon the approval of the Managing Member;

(iii)    the entry of a decree of dissolution of the Company under §18-802 of the Delaware Act; or

(iv)    at any time there are no members of the Company, unless the Company is continued in accordance with the Delaware Act.

(d)    The death, retirement, resignation, expulsion, bankruptcy, insolvency or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member of the Company shall not in and of itself cause dissolution of the Company.

Section 12.02.    Winding Up of the Company. (a) The Managing Member shall promptly notify the other Members of any Dissolution Event. Upon dissolution, the Company’s business shall be liquidated in an orderly manner. The Managing Member shall appoint a liquidating trustee to wind up the affairs of the Company pursuant to this Agreement. In performing its duties, the liquidating trustee is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Delaware Act and in any reasonable manner that the liquidating trustee shall determine to be in the best interest of the Members.

(b)    The proceeds of the liquidation of the Company shall be distributed in the following order and priority:

(i)    first, to the creditors (including any Members or their respective Affiliates that are creditors) of the Company in satisfaction of all of the Company’s liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidating trustee, reasonably necessary therefor); and

(ii)    second, to the Members in the same manner as distributions under Section 5.03(b).

(c)    Distribution of Property. In the event it becomes necessary in connection with the liquidation of the Company to make a distribution of Property in-kind, subject to the priority set forth in Section 12.02, the liquidating trustee shall have the right to compel each Member to accept a distribution of any Property in-kind (with such Property, as a percentage of the total liquidating distributions to such Member, corresponding as nearly as possible to such Member’s Percentage Interest), with such distribution being based upon the amount of cash that would be distributed to such Members if such Property were sold for an amount of cash equal to the fair market value of such Property, as determined by the liquidating trustee in good faith, subject to the last sentence of Section 5.03(d).

(d)    In the event of a dissolution pursuant to Section 12.01(c), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 10.01(b) in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with Applicable Laws.

Section 12.03.    Termination. The Company shall terminate when all of the assets of the Company, after payment of or reasonable provision for the payment of all debts and liabilities of the Company, shall have been distributed to the Members in the manner provided for in this Article 12, and the certificate of formation of the Company shall have been cancelled in the manner required by the Delaware Act.

Section 12.04.    Survival. Termination, dissolution, liquidation or winding up of the Company for any reason shall not release any party from any liability which at the time of such termination, dissolution, liquidation or winding up already had accrued to any other party or which thereafter may accrue in respect to any act or omission prior to such termination, dissolution, liquidation or winding up.

ARTICLE 13

MISCELLANEOUS

Section 13.01.    Expenses. Other than as set forth in Section 4.12 of the Reorganization Agreement or as provided for in the Tax Receivable Agreement, the Company shall (a) pay, or cause to be paid, all costs, fees, operating expenses, administrative expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the business of the Company and (b) in the sole discretion of the Managing Member, reimburse the Managing Member for any out-of-pocket costs, fees and expenses incurred by it or its Subsidiaries in connection therewith. To the extent that the Managing Member reasonably determines in good faith that its expenses are related to the business conducted by the Company and/or its Subsidiaries, then the Managing Member may cause the Company to pay or bear all such expenses of the Managing Member or its Subsidiaries, including, (i) costs of any securities offerings (including any underwriters discounts and commissions), investment or acquisition transaction (whether or not successful) not borne directly by Members, (ii) compensation and meeting costs of its board of directors, (iii) cost of periodic reports to its stockholders, (iv) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, Pubco, (v) accounting and legal costs, (vi) franchise taxes (which are not based on, or measured by, income), (vii) payments in respect of Indebtedness and preferred stock, to the extent the proceeds are used or will be used by Pubco or its Subsidiaries to pay expenses or other obligations described in this Section 13.01 (in either case only to the extent economically equivalent Indebtedness or Equity Securities of the Company were not issued to Pubco or its Subsidiaries), (viii) payments representing interest with respect to payments not made when due under the terms of the Tax Receivable Agreement and (ix) other fees and expenses in connection with the maintenance of the existence of Pubco and its Subsidiaries (including any costs or expenses associated with being a public company listed on a national securities exchange), provided that the Company shall not pay or bear any income tax obligations of the Managing Member or its Subsidiaries pursuant to this provision. Payments under this Section 13.01 are intended to constitute reasonable compensation for past or present services and are not “distributions” within the meaning of §18-607 of the Delaware Act.

Section 13.02.    Further Assurances. Each Member agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as, in the reasonable judgment of the Managing Member, may be necessary or advisable to carry out the intent and purposes of this Agreement.

Section 13.03.    Notices. All notices, requests and other communications to (i) The Villages Invesco LLC hereunder shall be in writing and shall be given to The Villages Invesco LLC by hand-delivery or overnight courier service by certified or registered mail at the address specified on the Member Schedule hereto or at such other address as The Villages Invesco LLC may hereafter specify for the purpose by notice to the other parties hereto and (ii) to any other party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given to such party at the address, facsimile number or e-mail address specified for such party on the Member Schedule hereto, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

If to Pubco or the Company:

c/o Baldwin Risk Partners, LLC

4010 Boy Scout Boulevard, Suite 200

Tampa, Florida 33607

Attention:    Trevor Baldwin or Kris Wiebeck

Facsimile:    (813) 984-3201

Email:          tbaldwin@bks-partners.com or

                     kwiebeck@bks-partners.com

With copies (which shall not constitute actual notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention:    Richard D. Truesdell, Jr.

Facsimile:    (212) 701-5674

E-mail:         richard.truesdell@davispolk.com

Section 13.04.    Binding Effect; Benefit; Assignment. (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b)    Except as provided in Article 8, no Member may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Managing Member.

Section 13.05.    Jurisdiction. (a) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.03 shall be deemed effective service of process on such party.

(b)    EACH OF THE COMPANY AND THE MEMBERS HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY (IN SUCH CAPACITY, THE “PROCESS AGENT”), WITH AN OFFICE AT CORPORATION SERVICE COMPANY, 251 LITTLE FALLS DRIVE, CITY OF WILMINGTON, COUNTY OF NEW CASTLE, DELAWARE 19808, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS

AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 13.03 OF THIS AGREEMENT AND, TO THE EXTENT A MEMBER IS NOT ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE, AS REQUIRED BY THE LAW OF THE JURISDICTION OF ORGANIZATION OF SUCH MEMBER. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

Section 13.06.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.07.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 13.08.    Entire Agreement. This Agreement and the Reorganization Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person or other party, except to the extent provided herein with respect to Indemnitee Related Entities, each of whom are intended third-party beneficiaries of those provisions that specifically related to them with the right to enforce such provisions as if they were a party hereto.

Section 13.09.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 13.10.    Amendment. (a) This Agreement can be amended at any time and from time to time by written instrument signed by each of the Members who together own a majority in interest of the Units then outstanding, provided that no amendment to this Agreement may adversely modify in any material respect the Units (or the rights, preferences or privileges of the Units) then held by any Members in any materially disproportionate manner to those then held by any other Members without the prior written consent of a majority in interest of such disproportionately affected Member or Members.

(b)    For the avoidance of doubt: (i) the Managing Member, acting alone, may amend this Agreement, including the Member Schedule, (x) to reflect the admission of new Members or Transfers of Units, each as provided by and in accordance with, the terms of this Agreement and (y) to effect any subdivisions or combinations of Units made in compliance with Section 4.02(c) and (z) to issue additional LLC Units or any new class of Units (whether or not pari passu with the LLC Units) in accordance with the terms of this Agreement and to provide that the Members being issued such new Units be entitled to the rights provided to Members; and (ii) any merger, consolidation or other business combination that constitutes a Disposition Event (as such term is defined in the certificate of incorporation of Pubco) in which the Non-Pubco Members are required to exchange all of their LLC Units pursuant to Section 10.03(b) of this Agreement and receive consideration in such Disposition Event in accordance with the terms of this Agreement and Section 10.05(b) of this Agreement shall not be deemed an amendment hereof; provided, that such amendment is only effective upon consummation of such Disposition Event.

(c)    No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 13.11.    Confidentiality. (a) Each Member shall, and shall direct those of its Affiliates and their respective directors, officers, members, stockholders, partners, employees, attorneys, accountants, consultants, trustees and other advisors (the “Member Parties”) who have access to Confidential Information to, keep confidential and not disclose any Confidential Information to any Person other than a Member Party who agrees to keep such Confidential Information confidential in accordance with this Section 13.11, in each case without the express consent, in the case of Confidential Information acquired from the Company, of the Managing Member or, in the case of Confidential Information acquired from another Member, such other Member, unless:

(i)    such disclosure shall be required by Applicable Law;

(ii)    such disclosure is reasonably required in connection with any tax audit involving the Company or any Member or its Affiliates;

(iii)    such disclosure is reasonably required in connection with any litigation against or involving the Company or any Member; or

(iv)    such disclosure is reasonably required in connection with any proposed Transfer of all or any part of such Member’s Units in the Company; provided that with respect to any such use of any Confidential Information referred to in this clause (iv), advance notice must be given to the Managing Member so that it may require any proposed Transferee that is not a Member to enter into a confidentiality agreement with terms substantially similar to the terms of this Section 13.11 (excluding this clause (iv)) prior to the disclosure of such Confidential Information.

(v)    such disclosure is of financial and other information of the type typically disclosed to limited partners and limited liability company members (and prospective transferees or investors thereof) and is made to the partners or members of, and/or prospective investors in, Affiliates of the Members and such partner, Member or prospective investor is bound by the confidentiality provisions of a customary non-disclosure agreement entered into with the disclosing party that covers the Confidential Information so disclosed.

(b)    “Confidential Information” means any information related to the activities of the Company, the Members and their respective Affiliates that a Member may acquire from the Company or the Members, other than information that (i) is already available through publicly available sources of information (other than as a result of disclosure by such Member), (ii) was available to a Member on a non-confidential basis prior to its disclosure to such Member by the Company, or (iii) becomes available to a Member on a non-confidential basis from a third party, provided such third party is not known by such Member, after reasonable inquiry, to be bound by this Agreement or another confidentiality agreement with the Company. Such Confidential Information may include information that pertains or relates to the business and affairs of any other Member or any other Company matters. Confidential Information may be used by a Member and its Member Parties only in connection with Company matters and in connection with the maintenance of its interest in the Company.

(c)    In the event that any Member or any Member Parties of such Member is required to disclose any of the Confidential Information, such Member shall use reasonable efforts to provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement, and such Member shall use reasonable efforts to cooperate with the Company in any effort any such Person undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Section 13.11, such Member and its Member Parties shall furnish only that portion of the Confidential Information that is legally required and shall exercise all reasonable efforts to obtain reasonably reliable assurance that the Confidential Information shall be accorded confidential treatment.

(d)    Notwithstanding anything in this Agreement to the contrary, each Member may disclose to any persons the U.S. federal income tax treatment and tax structure of the Company and the transactions set out in the Reorganization Documents. For this purpose, “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the Company and does not include information relating to the identity of the Company or any Member.

Section 13.12.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

ARTICLE 14

ARBITRATION

Section 14.01.    Title. The Members shall attempt in good faith to resolve all claims, disputes and other disagreements arising hereunder (each, a “Dispute”) by negotiation. If a Dispute between Members cannot be resolved in such manner, such Dispute shall, at the request of any Member, after providing written notice to the other Members party to the Dispute, be submitted to arbitration in The City of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The proceeding shall be confidential. The party initially asserting the Dispute (the “Initiating Party”) shall notify the other party (the “Responding Party”) of the name and address of the arbitrator chosen by the Initiating Party and shall specifically describe the Dispute in issue to be submitted to arbitration. Within 30 days of receipt of such notification, the Responding Party shall notify the Initiating Party of its answer to the Dispute, any counterclaim which it wishes to assert in the arbitration and the name and address of the arbitrator chosen by the Responding Party. If the Responding Party does not appoint an arbitrator during such 30-day period, appointment of the second arbitrator shall be made by the American Arbitration Association upon request of the Initiating Party. The two arbitrators so chosen or appointed shall choose a third arbitrator, who shall serve as president of the panel of arbitrators (the “Panel”) thus composed. If the two arbitrators so chosen or appointed fail to agree upon the choice of a third arbitrator within 30 days from the appointment of the second arbitrator, the third arbitrator will be appointed by the American Arbitration Association upon the request of the arbitrators or either of the parties. In all cases, the arbitrators must be persons who are knowledgeable about, and have recognized ability and experience in dealing with, the subject matter of the Dispute. The arbitrators will act by majority decisions. Any decision of the arbitrators shall (a) be rendered in writing and shall bear the signatures of at least two arbitrators, and (b) identify the members of the Panel. Absent fraud or manifest error, any such decision of the Panel shall be final, conclusive and binding on the parties to the arbitration and enforceable by a court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration; provided, however, that each party shall pay for and bear the costs of its own experts, evidence and legal counsel, unless the arbitrator rules otherwise in the arbitration. The parties shall complete all discovery within 30 days after the Panel is composed, shall complete the presentation of evidence to the Panel within 15 days after the completion of discovery, and a final decision with respect to the matter submitted to arbitration shall be rendered within 15 days after the completion of presentation of evidence. The Members shall cause to be kept a record of the proceedings of any matter submitted to arbitration hereunder.

ARTICLE 15

REPRESENTATIONS OF MEMBERS

Section 15.01.    Representations of Members. Each Member (unless otherwise noted) to which a Unit is issued as of the date of this Agreement represents and warrants to the Company as follows:

(a)    The Units issued to such Member, if any, are being acquired for investment for such Member’s own account, not as a nominee or agent, and not with a view to or for sale in connection with the distribution thereof.

(b)    Such Member has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Member’s investment in the Units; such Member has the ability to bear the economic risks of such investment; such Member has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement; and such Member has had an opportunity to ask questions and to obtain such financial and other information regarding the Company as such Member deems necessary or appropriate in connection with evaluating the merits of the investment in the Units. Such Member acknowledges that the Units have not been and will not be registered under the Securities Act or under any state securities act and may not be transferred except in compliance with the Securities Act and all applicable state laws.

(c)    Each Member qualifies as an Accredited Investor within the meaning of Regulation D promulgated under the Securities Act or the acquisition of its interest otherwise qualifies under an applicable exemption from registration under the Securities Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Limited Liability Company Agreement to be duly executed as of the day and year first written above.

BRP GROUP, INC.

By:
Name:
Title:

BALDWIN INSURANCE GROUP HOLDINGS, LLC

By:
Name:
Title:

L. LOWRY BALDWIN

By:
Name:
Title:

LAURA R. SHERMAN

By:
Name:
Title:

LAURA R. SHERMAN GRAT 2019-1 DATED SEPTEMBER 30, 2019

By:
Name:
Title:

LAURA R. SHERMAN GRAT 2019-2 DATED SEPTEMBER 30, 2019

By:
Name:
Title:

ELIZABETH H. KRYSTYN

By:
Name:
Title:

ELIZABETH H. KRYSTYN 2019 GRANTOR RETAINED ANNUITY TRUST I DATED SEPTEMBER 30, 2019

By:
Name:
Title:

ELIZABETH H. KRYSTYN 2019 GRANTOR RETAINED ANNUITY TRUST II DATED SEPTEMBER 30, 2019

By:
Name:
Title:

TREVOR L. BALDWIN

By:
Name:
Title:

KRISTOPHER A. WIEBECK

By:
Name:
Title:

KRISTOPHER A. WIEBECK 2019 GRANTOR RETAINED ANNUITY TRUST DATED SEPTEMBER 30, 2019

By:
Name:
Title:

JOHN A. VALENTINE

By:
Name:
Title:

JOHN A. VALENTINE 2019 GRANTOR RETAINED ANNUITY TRUST DATED SEPTEMBER 30, 2019

By:
Name:
Title:

DANIEL GALBRAITH

By:
Name:
Title:

BRADFORD L. HALE

By:
Name:
Title:

JOSEPH D. FINNEY

By:
Name:
Title:

CHRISTOPHER J. STEPHENS

By:
Name:
Title:

THE VILLAGES INVESCO, LLC

By:
Name:
Title:

Exhibit D

Recapitalization Agreement

See attached.

RECAPITALIZATION AGREEMENT

This RECAPITALIZATION AGREEMENT (this “Agreement”), dated as of [            ], 2019, is entered into by and among (a) Baldwin Risk Partners, LLC, a Delaware limited liability company (the “Company”), and (b) Baldwin Insurance Group Holdings, LLC, a Florida limited liability company (“BIGH”); L. Lowry Baldwin; Laura R. Sherman; Elizabeth H. Krystyn; Trevor L. Baldwin; Kristopher A. Wiebeck; John A. Valentine; Daniel Galbraith; Bradford L. Hale; Joseph D. Finney; The Villages Invesco, LLC, a Florida limited liability company; and Christopher J. Stephens (each a “Member”).

RECITALS:

WHEREAS, pursuant to that certain Reorganization Agreement, dated as of [            ], 2019 (the “Reorganization Agreement”), by and among the Company, each Member, BRP Group, Inc., a Delaware corporation (“Pubco”), and the other parties thereto, the parties thereto are engaging in the Reorganization Transactions in connection with the IPO of Pubco’s Class A Common Stock;

WHEREAS, each Member owns units of membership interest in the Company, as set forth on Exhibit A attached hereto (the “Existing Units”), and is a party to the Second Amended and Restated LLC Agreement, and one or more Members are also parties to certain other agreements with the Company listed on Exhibit A attached hereto (any such agreement for a Member, an “Existing Unit Agreement”);

WHEREAS, pursuant to Section 2.1(b)(ii) of the Reorganization Agreement, all of the Existing Units of the Company owned by the Members are required to be reclassified and converted into new non-voting LLC Units of the Company on the terms and conditions of this Agreement and the Reorganization Agreement; and

WHEREAS, this Agreement is the Recapitalization Agreement within the meaning of the Reorganization Agreement.

OPERATIVE TERMS:

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth and set forth in the Reorganization Agreement, the parties hereto hereby agree as follows:

1.    Definitions. All capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Reorganization Agreement, and the following terms shall have the following meanings:

(a)    “Management Incentive Unit” has the meaning given to such term in the Second Amended and Restated LLC Agreement.

(b)    “Non-Participating Management Incentive Unit” means a Management Incentive Unit that, under the Existing Unit Agreement therefor, does not have the right to receive distributions from the Company except for liquidating distributions.

2.    Reclassification and Conversion.

(a)    Upon the terms and conditions of this Agreement and the Reorganization Agreement, and in reliance upon the representations, warranties, and covenants contained in this Agreement and the Reorganization Agreement, effective simultaneously with the adoption of the Third Amended and Restated LLC Agreement (“Effective Time”), all of the Existing Units held by a Member immediately prior to the Effective Time are hereby reclassified as and converted into that number of LLC Units of the Company determined under Section 2(c) (the “Conversion”). At the Effective Time, by reason of the Conversion, the Existing Units shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. For the avoidance of doubt, the Conversion occurs prior to the issuance of LLC Units under the Exchange Agreements.

(b)    If not already a party thereto, at the Effective Time, each Member hereby (i) joins and becomes a party to and adopts the Third Amended and Restated LLC Agreement as a Member, and agrees to be bound by and comply with all of the terms, provisions and restrictions thereof, and (ii) agrees that all of its LLC Units, whether acquired pursuant to this Agreement or acquired hereafter, are bound by and subject to the terms, provisions and restrictions of the Third Amended and Restated LLC Agreement.

(c)    The aggregate value of all of the Existing Units immediately prior to the Conversion (the “Pre-IPO Company Value”) shall be determined by the Company based on the IPO Price, and each Existing Unit, including each Existing Unit that is a Management Incentive Unit, shall be reclassified and converted under Section 2(a) into a number of LLC Unit(s) of the Company (the “Conversion LLC Units”) equal to (i) the amount that would be distributed with respect to such Existing Unit if the Company was sold for cash equal to the Pre-IPO Company Value and the proceeds were distributed in accordance with Section 10.3(a)(iii) of the Second Amended and Restated LLC Agreement, divided by (ii) the IPO Price; provided, that each holder of a Non-Participating Management Incentive Unit agrees that, for purposes of such conversion formula, the number of Non-Participating Management Incentive Units that shall be treated as outstanding shall be equal to (x) the actual number of Non-Participating Management Incentive Units that are issued and outstanding, multiplied by (y) 57.5%. For the avoidance of doubt, all Non-Participating Management Incentive Units shall be reclassified and converted in the Conversion, even if not taken into account in the conversion formula.

(d)    Notwithstanding any other provision of this Agreement, no fractional LLC Units will be issued upon the Conversion. All fractional LLC Units that a Member would otherwise be entitled to receive pursuant to this Section 2 shall be aggregated and then rounded down to the nearest whole LLC Unit (with no payment or other consideration being payable to the Member with respect to such rounded-off fraction).

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3.    Effect on Operating Agreement; Continued Terms.

(a)    Effective with the Conversion, each Member (i) shall continue to be a member of the Company, but (ii) any rights or powers of the Members under the Second Amended and Restated LLC Agreement and Existing Unit Agreements shall terminate upon the Conversion and be of no further force and effect.

(b)    Effective with the Conversion, any right of the Company to require a Member to sell its Existing Units (e.g., “call rights” and “drag-along rights”) under the terms of the Second Amended and Restated LLC Agreement or an Existing Unit Agreement shall terminate and shall not apply to the Member’s Conversion LLC Units; provided, that all restrictions on the LLC Units under the Third Amended and Restated LLC Agreement shall apply to the Conversion LLC Units (including any “call rights” in favor of the Company under the terms thereof).

(c)    If and to the extent that a Member’s Existing Units were unvested and subject to forfeiture under the terms of an Existing Unit Agreement at the time of the IPO Closing, then such restrictions shall continue to apply to the Conversion LLC Units issued in exchange for such Existing Units, and the applicable Member shall enter into a Restricted Unit Agreement that reflects such vesting schedule and restrictions.

4.    Tax Treatment. For federal and applicable state income tax purposes, the parties intend that the Conversion shall be treated as either (a) a transaction described in Section 721 of the Internal Revenue Code of 1986, as amended, in a manner consistent with Revenue Ruling 84-52, 1984-1 C.B. 157 or (B) a readjustment of partnership items among existing partners of a partnership not involving a sale or exchange. As a result, no gain or loss is intended to be recognized by any Member, except to the extent any gain is recognized as a result of the transactions contemplated hereby or the IPO causing a decrease in their share of Company liabilities under Section 752 of the Internal Revenue Code of 1986, as amended. The parties shall report the Conversion consistently with this intent, unless otherwise required by a final determination from the Internal Revenue Service or other applicable taxing authority.

5.    Representations and Warranties of Members. Each Member hereby represents and warrants to the Company as follows, as of the date of this Agreement and as of the Effective Time:

(a)    Reorganization Agreement. Such Member’s representations and warranties in Article III of the Reorganization Agreement are true and correct.

(b)    Title; No Liens. Such Member has good and transferable title to its Existing Units, such Member is the sole owner of such Existing Units, and the Existing Units are owned by such Member free and clear of any liens or encumbrances of any kind whatsoever. Except for the Second Amended and Restated LLC Agreement and any Existing Unit Agreement, neither such Member nor the Existing Units is subject to any pledge agreements, restriction agreements or other document or instrument which affects the title to the Existing Units in any way or manner whatsoever.

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(c)    No Other Ownership. Except for the Existing Units, such Member does not own any membership interests or other equity interests in the Company.

(d)    Investment Representations.

(i)    The Conversion LLC Units issued to such Member are being acquired for investment for such Member’s own account, not as a nominee or agent, and not with a view to or for sale in connection with the distribution thereof.

(ii)    Such Member has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Member’s investment in the Conversion LLC Units; such Member has the ability to bear the economic risks of such investment; such Member has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the Reorganization Agreement; and such Member has had an opportunity to ask questions and to obtain such financial and other information regarding the Company as such Member deems necessary or appropriate in connection with evaluating the merits of the investment in the Conversion LLC Units. Management of the Company has answered all questions asked by such Member and they have either furnished to such Member, or granted such Member access to, all information requested by such Member in making such evaluation (to the extent available to the Company). Such Member acknowledges that the Conversion LLC Units have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities act and may not be transferred except in compliance with the Securities Act and all applicable state laws.

(iii)    Such Member qualifies as an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, or the acquisition of its Conversion LLC Units otherwise qualifies under an applicable exemption from registration under the Securities Act.

(iv)    Such Member understands that any forecasts or projections furnished to the Member by the Company are only an orderly prediction of future results based on estimates and assumptions of the Company’s management that eventually might or might not be substantiated and that neither the Company nor its management assures or guarantees in any way that the projected results will be achieved.

(v)    Such Member has not had a “disqualifying event” described in Securities Act Rule 506(d)(1) subsections (i) through (viii).

6.    Representations and Warranties of Company. The Company hereby represents and warrants to each Member as follows, as of the date of this Agreement and as of the Effective Time.

(a)    Reorganization Agreement. The Company’s representations and warranties in Article III of the Reorganization Agreement are true and correct.

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(b)    Valid Issuance. The Conversion LLC Units, if and when issued at the Effective Time upon the Conversion, will be validly issued.

7.    Miscellaneous.

(a)    Amendments and Waivers. This Agreement may be modified, amended or waived only with the written approval of the Company and BIGH; provided that any amendment, modification or waiver shall also require the written approval of Pubco under Section 4.1 of the Reorganization Agreement. All parties to this Agreement shall be bound by any modification, amendment or waiver effected in accordance with this Section 8(a), whether or not such party has consented thereto; provided, however that an amendment or modification that would affect any other party in a manner materially and disproportionately adverse to such party shall be effective against such party so materially and adversely affected only with the prior written consent of such party, such consent not to be unreasonably withheld, conditioned or delayed. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Reorganization Agreement in accordance with its terms.

(b)    Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any party hereto without the prior written consent of Pubco and BIGH. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

(c)    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and not received by automated response). All such notices, requests and other communications shall be deemed received at the time specified in the Reorganization Agreement if given in accordance therewith.

(d)    Further Assurances. Each Member, at any time and from time to time upon the reasonable request of the Company, shall promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of this Agreement.

(e)    Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the Reorganization Agreement and other Reorganization Documents, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

(f)    Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

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(g)    Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(h)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i)    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(j)    Specific Performance. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

(k)    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile, e-mail or .pdf format signature(s).

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(l)    Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement , they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

(m)    Effectiveness; Closing. This Agreement shall be binding on the Members upon their execution and delivery of this Agreement to the Company, and, if so executed and delivered prior to the IPO Closing, no further action on the part of the Members shall be required to be taken at the IPO Closing to consummate the transactions contemplated by this Agreement. If the Reorganization Agreement terminates pursuant to Section 2.3 thereof, then (i) this Agreement shall also terminate and be of no further force or effect whatsoever, and (ii) the Member shall continue to own its Existing Units without conversion or modification under this Agreement, subject to the Second Amended and Restated LLC Agreement and Existing Unit Agreements.

[Signature page follows]

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BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company

By:
Name:
Title:

“Members”:

BALDWIN INSURANCE GROUP HOLDINGS, LLC, a Florida limited liability company

By:
Name:	L. Lowry Baldwin
Title:	Manager of Loper Enterprises, LLC, its Manager

L. LOWRY BALDWIN

ELIZABETH H. KRYSTYN

LAURA R. SHERMAN

KRISTOPHER A. WIEBECK

TREVOR L. BALDWIN

JOHN A. VALENTINE

[Signature Page to Recapitalization Agreement]

BRADFORD L. HALE

DANIEL GALBRAITH

JOSEPH D. FINNEY

THE VILLAGES INVESCO, LLC, a Florida limited liability company

By:
Name:	Kelsea Morse Manly
Title:	Manager

CHRISTOPHER J. STEPHENS

[Signature Page to Recapitalization Agreement]

Exhibit A

Existing Unit Agreements:

1.	Management Incentive Unit Agreement, dated June 15, 2015, with Kris Wiebeck, as amended by a First Amendment thereto dated April 18, 2016.

2.	Management Incentive Unit Agreement, dated April 18, 2016, with Trevor Baldwin.

3.	Management Incentive Unit Agreement, dated April 18, 2016, with Elizabeth Krystyn.

4.	Management Incentive Unit Agreement, dated April 18, 2016, with Laura Sherman.

5.	Management Incentive Unit Agreement, dated August 6, 2018, with John Valentine.

6.	Management Incentive Unit Agreement, dated March 13, 2019, with Kris Wiebeck.

7.	Management Incentive Unit Agreement, dated March 13, 2019, with Daniel Galbraith.

8.	Put and Call Option Agreement, dated March 13, 2019, with Laura Sherman and Elizabeth Krystyn.

9.	Put and Call Option Agreement, dated March 13, 2019, with The Villages Invesco, LLC.

10.	Management Incentive Unit Agreement, dated May 13, 2019, with Bradford L. Hale.

11.	Subscription Agreement, dated May 13, 2019, with Joseph D. Finney.

12.	Management Incentive Unit Agreement, dated September 9, 2019, with Christopher J. Stephens.

Schedule of Members:

[See attached table.]

Exhibit E

Form of Contribution and Exchange Agreement

See attached.

CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”), dated as of [                    ], 2019, is entered into by and between Baldwin Risk Partners, LLC, a Delaware limited liability company (the “Company”), and the Person listed on Exhibit A as the “Contributor” (“Contributor”).

RECITALS:

WHEREAS, pursuant to that certain Reorganization Agreement, dated as of [                    ], 2019 (the “Reorganization Agreement”), by and among the Company, BRP Group, Inc., a Delaware corporation (“Pubco”), and the other parties thereto, the parties thereto are engaging in the Reorganization Transactions in connection with the IPO of Pubco’s Class A Common Stock;

WHEREAS, the Company and Pubco desire for the limited liability company listed on Exhibit A to be a “Roll-Up Subsidiary” within the meaning of the Reorganization Agreement (the “Roll-Up Subsidiary”);

WHEREAS, Contributor owns units of membership interest in the Roll-Up Subsidiary, as set forth on Exhibit A attached hereto (the “Exchanged Units”), and is a party to that certain operating agreement or limited liability company agreement for the Roll-Up Subsidiary listed on Exhibit A attached hereto, and certain other agreements with the Roll-Up Subsidiary listed on Exhibit A attached hereto, if any (such agreements, collectively, the “Existing Unit Agreements”);

WHEREAS, (1) by executing this Agreement, Contributor desires to join and become a party to the Reorganization Agreement as a “Pre-Reorganization Subsidiary LLC Member” and the Third Amended and Restated LLC Agreement of the Company, and (2) pursuant to Section 2.1(b)(iii) of the Reorganization Agreement, Contributor desires to exchange all of the Exchanged Units for non-voting LLC Units of the Company on the terms and conditions of this Agreement and the Reorganization Agreement;

WHEREAS, the Reorganization Transactions constitute a “Reorganization” within the meaning of Section 7.4 of the operating agreement or limited liability company agreement for the Roll-Up Subsidiary; and

WHEREAS, this Agreement is an Exchange Agreement within the meaning of the Reorganization Agreement.

OPERATIVE TERMS:

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth and set forth in the Reorganization Agreement, the parties hereto hereby agree as follows:

1.    Definitions. All capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Reorganization Agreement.

2.    Value of Exchanged Interest. For all purposes of the Reorganization Transactions, the Exchanged Interest Value of Contributor’s Exchanged Units is the amount set forth on Exhibit A attached hereto.

3.    Contribution and Exchange of Exchanged Interest.

(a)    Upon the terms and conditions of this Agreement and the Reorganization Agreement, and in reliance upon the representations, warranties, and covenants contained in this Agreement and the Reorganization Agreement, effective immediately after the effectiveness of the Third Amended and Restated LLC Agreement (but after the Conversion) (“Effective Time”):

(i)    Contributor hereby contributes, assigns and conveys to the Company, and the Company hereby accepts and receives from Contributor, all right, title and interest in and to its Exchanged Units;

(ii)    in exchange therefor, the Company hereby issues to Contributor that number of LLC Units of the Company (“Issued LLC Units”) equal to (a) the Exchanged Interest Value of Contributor’s Exchanged Units, as determined under Section 2, divided by (b) the IPO Price ((i) and (ii), collectively, the “Exchange Transaction”);

(iii)    if not already a party thereto, Contributor hereby joins and becomes a party to and adopts the Reorganization Agreement as a Pre-Reorganization Subsidiary LLC Member, and agrees to be bound by and comply with all of the terms, provisions and restrictions thereof;

(iv)    if not already a party thereto, Contributor hereby (i) joins and becomes a party to and adopts the Third Amended and Restated LLC Agreement as a Member, and agrees to be bound by and comply with all of the terms, provisions and restrictions thereof, and (ii) agrees that all of its LLC Units, whether acquired pursuant to this Agreement or acquired hereafter, are bound by and subject to the terms, provisions and restrictions of the Third Amended and Restated LLC Agreement.

(b)    Notwithstanding any other provision of this Agreement, no fractional LLC Units will be issued upon the Exchange Transaction. All fractional LLC Units that Contributor would otherwise be entitled to receive pursuant to this Section 3 shall be aggregated and then rounded down to the nearest whole LLC Unit (with no payment or other consideration being payable to Contributor with respect to such rounded-off fraction).

4.    Effect on Subsidiary Operating Agreement; Continued Terms.

(a)    Effective with the Exchange Transaction, (i) Contributor ceases to be a member of the Roll-Up Subsidiary and ceases to have any rights or powers as a member thereof, and (ii) any rights or powers of Contributor under the Existing Unit Agreements shall terminate upon the Exchange Transaction and be of no further force and effect.

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(b)    Effective with the Exchange Transaction, any right of the Company or any Subsidiary thereof to require Contributor to sell its Exchanged Units (e.g., “call rights” and “drag-along rights”) under the terms of the Existing Unit Agreements shall terminate and shall not apply to Contributor’s Issued LLC Units; provided, that all restrictions on the LLC Units under the Third Amended and Restated LLC Agreement shall apply to the Issued LLC Units (including any “call rights” in favor of the Company under the terms thereof).

(c)    If an Existing Unit Agreement provides Contributor with a “put right” (i.e., the right to require the Company or a Subsidiary thereof to purchase its Exchanged Units at the election of Contributor), then, without limiting the generality of Section 4(a), such right terminates and shall not apply to Contributor’s Issued LLC Units. If such put right is a Prior Put Right (within the meaning of Section 10.02 of the Third Amended and Restated LLC Agreement), then Exhibit A attached hereto sets forth the schedule by which the Redemption Right (as defined in the Third Amended and Restated LLC Agreement) shall become exercisable by Contributor with respect to the Issued LLC Units, subject to the terms and conditions of the Third Amended and Restated LLC Agreement.

(d)    If (i) Contributor is not an individual, (ii) an Existing Unit Agreement prohibits the transfer, sale, assignment or other disposition of any capital stock or other equity securities of such Contributor unless the Company or a Subsidiary thereof consents thereto (“Indirect Transfer Restrictions”), and (iii) the exercise by such Contributor of its Redemption Right is restricted under Section 4(c) and Section 10.02 of the Third Amended and Restated LLC Agreement, then the Indirect Transfer Restrictions shall remain in full force and effect and binding upon Contributor and its owners until all of the restrictions on the exercise of the Redemption Right under Section 4(c) and Section 10.02 of the Third Amended and Restated LLC Agreement terminate. For the avoidance of doubt, any transfer of capital stock or other equity securities of Contributor that is permitted under the Indirect Transfer Restrictions in the Existing Unit Agreement shall be permitted hereunder.

(e)    If and to the extent that Contributor’s Exchanged Units are unvested and subject to forfeiture under the terms of an Existing Unit Agreement at the time of the IPO Closing, then such restrictions shall continue to apply to the Issued LLC Units issued in exchange for such Exchanged Units.

(f)    If Contributor is not an individual, then each individual that owns, directly or indirectly, capital stock or other equity securities of Contributor and is executing a joinder to this Agreement hereby (i) becomes a party to, agrees to be bound by and comply with, the Indirect Transfer Restrictions for the period described in Section 4(d), and (ii) agrees that he or she is a Restricted Person within the meaning of the Third Amended and Restated LLC Agreement, and becomes a party to, and agrees to be bound by and comply with, the covenants in Section 9.01 of the Third Amended and Restated LLC Agreement.

5.    Continuation of Roll-Up Subsidiary. For the avoidance of doubt, nothing herein shall dissolve the Roll-Up Subsidiary, and the Roll-Up Subsidiary shall continue without dissolution.

6.    Tax Treatment. For federal and applicable state income tax purposes, the parties intend that the Exchange Transaction shall be treated as a merger of the Roll-Up Subsidiary into the Company, with the resulting partnership being treated as a continuation of the Company

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within the meaning of Section 708(b)(2) of the Internal Revenue Code of 1986, as amended, using the “assets-over” form under Treasury Regulation Section 1.708-1(c)(3)(i), and the parties shall report the Exchange Transaction consistently with this intent, unless otherwise required by a final determination from the Internal Revenue Service or other applicable taxing authority.

7.    Representations and Warranties of Contributor. Contributor hereby represents and warrants to the Company as follows, as of the date of this Agreement and as of the Effective Time:

(a)    Reorganization Agreement. Contributor’s representations and warranties in Article III of the Reorganization Agreement are true and correct.

(b)    Title; No Liens. Contributor has good and transferable title to its Exchanged Units, and Contributor is the sole owner of the Exchanged Units. Except for the Existing Unit Agreements, neither Contributor nor the Exchanged Units are subject to any pledge agreements, restriction agreements or other document or instrument which affects the title to the Exchanged Units in any way or manner whatsoever. Upon the consummation of the Exchange Transaction, the Exchanged Units are being conveyed to the Company free and clear of any liens or encumbrances of any kind whatsoever.

(c)    No Other Ownership. Except for the Exchanged Units, Contributor does not own any membership interests or other equity interests in the Roll-Up Subsidiary.

(d)    Investment Representations.

(i)    The Issued LLC Units issued to Contributor are being acquired for investment for Contributor’s own account, not as a nominee or agent, and not with a view to or for sale in connection with the distribution thereof.

(ii)    Contributor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Contributor’s investment in the Issued LLC Units; Contributor has the ability to bear the economic risks of such investment; Contributor has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the Reorganization Agreement; and Contributor has had an opportunity to ask questions and to obtain such financial and other information regarding the Company as Contributor deems necessary or appropriate in connection with evaluating the merits of the investment in the Issued LLC Units, including the methodology for computing the Exchanged Interest Value. Management of the Company has answered all questions asked by Contributor and they have either furnished to Contributor, or granted Contributor access to, all information requested by Contributor in making such evaluation. Contributor acknowledges that the Issued LLC Units have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities act and may not be transferred except in compliance with the Securities Act and all applicable state laws.

(iii)    Contributor qualifies as an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, or the acquisition of its Issued LLC Units otherwise qualifies under an applicable exemption from registration under the Securities Act.

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(iv)    Contributor understands that any forecasts or projections furnished to Contributor by the Company are only an orderly prediction of future results based on estimates and assumptions of the Company’s management that eventually might or might not be substantiated and that neither the Company nor its management assures or guarantees in any way that the projected results will be achieved.

(v)    Contributor has not had a “disqualifying event” described in Securities Act Rule 506(d)(1) subsections (i) through (viii).

8.    Representations and Warranties of Company. The Company hereby represents and warrants to Contributor as follows, as of the date of this Agreement and as of the Effective Time.

(a)    Reorganization Agreement. The Company’s representations and warranties in Article III of the Reorganization Agreement are true and correct.

(b)    Valid Issuance. The Issued LLC Units, if and when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement at the Effective Time, will be validly issued.

9.    Miscellaneous.

(a)    Amendments and Waivers. This Agreement may be modified, amended or waived only with the written approval of the Company and Contributor; provided that (i) any amendment, modification or waiver shall also require the written approval of Pubco and BIGH under Section 4.1 of the Reorganization Agreement, and (ii) if the Specified Valuation Date used by the Company for the Roll-Up Subsidiary changes under the Reorganization Agreement from the date used to establish the Exchanged Interest Value under Section 1, then this Agreement may be modified or amended, without the consent of Contributor, to reflect the Exchanged Interest Value of the Exchanged Units as of the new Specified Valuation Date, as determined by the Company consistent with the Reorganization Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Reorganization Agreement in accordance with its terms.

(b)    Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any party hereto without the prior written consent of Pubco, BIGH and Contributor; provided, that Contributor’s consent shall not be required for any assignment by the Company to Pubco or any of its affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

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(c)    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and not received by automated response). All such notices, requests and other communications shall be deemed received at the time specified in the Reorganization Agreement if given in accordance therewith.

(d)    Further Assurances. Contributor, at any time and from time to time upon the reasonable request of the Company, shall promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of this Agreement.

(e)    Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the Reorganization Agreement and other Reorganization Documents, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

(f)    Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

(g)    Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(h)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i)    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted

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therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(j)    Specific Performance. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

(k)     Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile, e-mail or ..pdf format signature(s).

(l)    Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement , they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

(m)    Effectiveness; Closing. This Agreement shall be binding on Contributor upon its execution and delivery of this Agreement to the Company, and, if so executed and delivered prior to the IPO Closing, no further action on the part of Contributor shall be required to be taken at the IPO Closing to consummate the transactions contemplated by this Agreement. If the Reorganization Agreement terminates pursuant to Section 2.3 thereof, then (i) this Agreement shall also terminate and be of no further force or effect whatsoever, and (ii) the

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Contributor shall continue to own its Exchanged Units without exchange or modification under this Agreement, subject to the Existing Unit Agreements.

[Signature page follows]

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BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company

By:
Name:
Title:

“Contributor”:

[ ]

[Signature Page to Contribution and Exchange Agreement]

Exhibit A

Name of Contributor:	[ ]

Roll-Up Subsidiary:	[ ]

Exchanged Units:	[ ]

Agreed Exchanged Interest
Value of Exchanged Units:	$[ ]

Existing Unit Agreements:

•	[ ]

•	[ ]

Schedule for Purposes of Section 4(c) and Section 10.02 of the Third Amended and Restated LLC Agreement:

Date	Percentage of Issued LLC Units with respect to which Redemption Right may be exercised*

*	In all events, subject to the other terms and conditions of the Third Amended and Restated LLC Agreement.

Exhibit F

Class B Securities Purchase Agreement

See attached.

CLASS B SECURITIES PURCHASE AGREEMENT

This Class B Securities Purchase Agreement (this “Agreement”) is entered into as of [●], 2019 by and among BRP Group, Inc., a Delaware corporation (“Pubco”), and the undersigned owner of limited liability company interests of Baldwin Risk Partners, LLC, a Delaware limited liability company (the “Company”) (the “Post-IPO LLC Member”).

W I T N E S S E T H:

WHEREAS, Pubco intends to consummate an initial public offering of its Class A common stock (the “IPO”);

WHEREAS, the Post-IPO LLC Member holds limited liability company interests (collectively, the “Interests”) of the Company; and

WHEREAS, pursuant to Section 2.1(b)(iv) of that certain Reorganization Agreement, dated as of [●], 2019 (the “Reorganization Agreement”), by and among the Company, Pubco, the Post-IPO LLC Member, and the other parties thereto, the Post-IPO LLC Member desires to receive Class B common shares of Pubco (“Class B Shares”) equal to the number of such Post-IPO LLC Member’s Interests in exchange for nominal consideration.

NOW THEREFORE, in consideration of the premises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties agree as follows:

1.    Issuance of New Class B Shares. As of the Effective Time (as defined below), as consideration for the contribution to Pubco by the Post-IPO LLC Member of such consideration pursuant to the terms of this Agreement, Pubco shall issue to the Post-IPO LLC Member a number of Class B Shares equal to the number of Interests owned by the Post-IPO LLC Member as of the Effective Time.

2.    Contribution of Consideration. Substantially concurrently with, but immediately prior to, the closing of the IPO (the “Effective Time”), the Post-IPO LLC Member shall contribute $0.0001 per share to Pubco as full and valid consideration for the issuance and sale of the Class B Shares.

3.    Representations and Warranties of the Post-IPO LLC Member. The Post-IPO LLC Member represents and warrants to Pubco that, as of the date of this Agreement and as of the Effective Time:

(a)    The execution, delivery and performance by the Post-IPO LLC Member of this Agreement has been duly authorized by all necessary action. If the Post-IPO LLC Member is not an individual, such party is duly organized, validly existing and in good standing or active status under the laws of its jurisdiction of organization or incorporation.

(b)    The Post-IPO LLC Member has the requisite power, authority and legal right to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.

(c)    This Agreement has been (or when executed will be) duly executed and delivered by the Post-IPO LLC Member and constitutes (or when executed will constitute) a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(d)    Neither the execution, delivery and performance by the Post-IPO LLC Member of this Agreement, nor the consummation by such party of the transactions contemplated hereby, nor compliance by the Post-IPO LLC Member with the terms and provisions hereof, will, directly or indirectly (with or without notice or lapse of time or both), (i) if the Post-IPO LLC Member is not an individual, contravene or conflict with, or result in a breach or termination of, or constitute a default under (or with notice or lapse of time or both, result in the breach or termination of or constitute a default under) articles or certificate of incorporation or formation, bylaws, operating agreement, or comparable organizational documents of the Post-IPO LLC Member, (ii) constitute a violation by the Post-IPO LLC Member of any existing requirement of law applicable to the Post-IPO LLC Member or any of its properties, rights or assets or (iii) require the consent or approval of any party, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to result in, individually or in the aggregate, a material and adverse effect on the ability of the Post-IPO LLC Member to consummate the transactions contemplated by this Agreement.

(e)    Investment Representations.

(i)    The Class B Shares issued to the Post-IPO LLC Member are being acquired for the Post-IPO LLC Member’s own account, for investment purposes, not as a nominee or agent, and not with a view to or for sale in connection with the distribution thereof within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii)    The Post-IPO LLC Member has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Post-IPO LLC Member’s investment in the Class B Shares; the Post-IPO LLC Member has the ability to bear the economic risks of such investment; the Post-IPO LLC Member has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the Reorganization Agreement; and the Post-IPO LLC Member has had an opportunity to ask questions and to obtain such financial and other information regarding Pubco and the Company as the Post-IPO LLC Member deems

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necessary or appropriate in connection with evaluating the merits of the investment in the Class B Shares, including the methodology for computing the number of Class B Shares being issued to the Post-IPO LLC Member. Management of Pubco and the Company has answered all questions asked by the Post-IPO LLC Member and they have either furnished to the Post-IPO LLC Member, or granted the Post-IPO LLC Member access to, all information requested by the Post-IPO LLC Member in making such evaluation. The Post-IPO LLC Member acknowledges that the Class B Shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities act and may not be transferred except in compliance with the Securities Act and all applicable state laws.

(iii)    The Post-IPO LLC Member qualifies as an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(iv)    The Post-IPO LLC Member understands that any forecasts or projections furnished to the Post-IPO LLC Member by Pubco or the Company are only an prediction of future results based on estimates and assumptions of Pubco’s or the Company’s management that eventually might or might not be substantiated and that none of Pubco, the Company nor their management assures or guarantees in any way that the projected results will be achieved.

(v)    The Post-IPO LLC Member has not had a “disqualifying event” described in Securities Act Rule 506(d)(1) subsections (i) through (viii).

4.    Representations and Warranties of Pubco. Pubco represents and warrants to the Post-IPO LLC Member that, as of the date of this Agreement and as of the Effective Time:

(a)    Pubco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as it is currently being conducted and as contemplated, and the execution, delivery and performance by Pubco of this Agreement and the consummation of the transactions contemplated hereby, including the sale and issuance of the Class B Shares hereby, has been duly authorized by all necessary corporate and other action by Pubco.

(b)    Pubco has the requisite power, authority and legal right to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(c)    This Agreement has been (or when executed will be) duly executed and delivered by Pubco and constitutes (or when executed will constitute) the legal, valid and binding obligation of Pubco, enforceable against Pubco in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency,

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fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

(d)    Neither the execution, delivery and performance by Pubco of this Agreement, nor the consummation by such party of the transactions contemplated hereby, nor compliance by Pubco with the terms and provisions hereof, will, directly or indirectly (with or without notice or lapse of time or both), (i) contravene or conflict with, or result in a breach or termination of, or constitute a default under (or with notice or lapse of time or both, result in the breach or termination of or constitute a default under) any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or any other organizational documents of Pubco, (ii) constitute a violation by Pubco of any existing requirement of law applicable to Pubco or any of its properties, rights or assets or (iii) require the consent or approval of any party, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to result in, individually or in the aggregate, a material and adverse effect on the ability of Pubco to consummate the transactions contemplated by this Agreement.

(e)    At the Effective Time, the Class B Shares, when issued to the Post-IPO LLC Member shall be (i) validly issued, and (ii) duly authorized, fully paid and nonassessable, free and clear of any and all Liens, or preemptive or other similar rights, except for any restrictions set forth in the organizational documents of Pubco and transfer restrictions under applicable securities laws. For purposes hereof, “Liens” shall mean all liens, encumbrances, charges, pledges, claims, security interests, equities, options, warrants, rights to purchase or acquire, and other defects in title.

(f)    No notice to, registration, qualification, designation, declaration of, or filing by Pubco with, or the consent of, or any action by any any court, governmental, regulatory or administrative agency, commission, authority, instrumentality, or other public body, domestic or foreign is required on the part of Pubco in connection with the execution and delivery of this Agreement or the consummation the transactions contemplated hereby, including, without limitation, the offer, issuance, sale, and delivery of the Class B Shares, except for the filings as may be required after issuance of the Class B Shares under applicable provisions of United States federal securities laws and as may be required under applicable state securities laws, each of which will be filed timely within the applicable periods therefor.

(g)    Subject to the filings described in Section 4(f) hereof, the offer and sale of the Class B Shares to the Post-IPO LLC Members in accordance with the terms and conditions of, and as contemplated by, this Agreement will be exempt from the registration under the Securities Act and will be exempt from registration and qualification the securities laws of all other applicable jurisdictions

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5.    General Provisions.

(a)    Further Assurances. Each party to this Agreement, at any time and from time to time upon the reasonable request of another party to this Agreement, shall promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of this Agreement.

(b)    Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

(c)    Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

(d)    Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(e)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f)    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any

5

circumstance, is found to be invalid or unenforceable in any jurisdiction, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(g)    Counterparts. This Agreement may be executed (including by facsimile transmission or other electronic signature of this Agreement signed by such party (via PDF, TIFF, JPEG or the like)) with counterpart pages or in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

(h)    Entire Agreement. This Agreement and the Reorganization Agreement constitute the entire agreement and understanding among the parties hereto with respect to the sale and issuance of the Class B Shares and supersedes all prior and contemporaneous agreements and understanding, both oral and written, among the parties hereto with respect to the subject matter hereof.

(i)    Amendment; Waiver. No provision of this Agreement may be amended unless such amendment is approved in writing by the parties hereto. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(j)    IPO Closing. This Agreement shall be binding on the Post-IPO LLC Member upon its execution and delivery of this Agreement to Pubco, and, if so executed and delivered prior to the closing of the IPO, upon the Effective Time (i) the Post-IPO Holder shall deliver the consideration required for the Class B Shares under this Agreement, and (ii) no further action on the part of the Post-IPO LLC Member shall be required to be taken at the closing of the IPO to consummate the transactions contemplated by this Agreement. Notwithstanding any provision hereof to the contrary, if the Reorganization Agreement terminates pursuant to Section 2.3 thereof, then this Agreement shall also terminate and be of no further force or effect whatsoever.[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BRP GROUP, INC.

By:
Name:
Title:

[●]

By:
Name:
Title:

Exhibit G

Tax Receivables Agreement

See attached.

TAX RECEIVABLE AGREEMENT

among

BRP GROUP, INC.,

BALDWIN RISK PARTNERS, LLC,

and

THE PERSONS NAMED HEREIN

Dated as of [●], 2019

Section 7.11 Admission of the Corporate Taxpayer into a Consolidated Group; Transfers of Corporate Assets	22
Section 7.12 Confidentiality	22
Section 7.13 Change in Law	22
Section 7.14 Partnership Agreement	23

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (as amended from time to time, this “Agreement”), dated as of [●], 2019, is hereby entered into by and among BRP Group, Inc., a Delaware corporation (the “Corporate Taxpayer”), Baldwin Risk Partners, LLC, a Delaware limited liability company (“OpCo”), each of the Members (as defined below) from time to time party hereto, and each of the successors and assigns hereto.

WHEREAS, the OpCo is treated as a partnership for U.S. federal income tax purposes and the Corporate Taxpayer is classified as an association taxable as a corporation for U.S. federal income tax purposes;

WHEREAS, Drew Armacost, L. Lowry Baldwin, Trevor L. Baldwin, Christopher Black, Brian Brennan, David Cox, Clinton Durst, Joseph D. Finney, Daniel Galbraith, Bradford L. Hale, Christopher J. Stephens, Matthew Hammer, Amy Ingram, Elizabeth H. Krystyn, Emanuel Lauria, Kelly Nash, Richard Russo, Michael Ryan, Sean Ryan, Laura R. Sherman, Ken Spraggins, William Taulbee, John A. Valentine, Mark Webb, Kristopher A. Wiebeck, Robert C. Wentzell, AB Risk Holdco, LLC, Baldwin Insurance Group Holdings, KMW Consulting, LLC, Foundation Insurance of Florida, LLC, Millennial Specialty Holdco, LLC, WMTHCS & Associates, LLC, Fiduciary Partners Retirement Group, Inc., Third Party Morse Family Entities, Insurance Agencies of the Villages, Inc., the Villages Invesco, LLC, Ryan Insurance & Financial Services, Inc., CRB Insurance, LLC, Robert J. Wentzel Family Partnership, iPEO Solutions LLC, and Insurance Affordable, Inc., (the “Members”) hold common interest units in OpCo (the “Common Units”), and following certain reorganization transactions, the Corporate Taxpayer will be the managing member of OpCo and will hold, directly and/or indirectly, Common Units;

WHEREAS, on and after the date hereof, pursuant to Section 10.01 of the LLC Agreement, each Member has the right, in its sole discretion, from time to time to require OpCo to redeem (a “Redemption”) all or a portion of such Member’s Common Units for cash or, at the Corporate Taxpayer’s option, shares of Class A common stock, $0.01 par value per share, of the Corporate Taxpayer (the “Class A Common Stock”); provided that, pursuant to Section 10.04 of the LLC Agreement and at the election of the Corporate Taxpayer, the Corporate Taxpayer may effect a direct exchange (a “Direct Exchange,” and together with a Redemption, an “Exchange”) of such cash or shares of Class A Common Stock for such Common Units;

WHEREAS, OpCo and each of its direct and indirect subsidiaries, if any, treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), for each Taxable Year (as defined below) in which an Exchange occurs, which elections are intended generally to result in an adjustment to the Tax basis of the assets owned by OpCo (solely with respect to the Corporate Taxpayer) at the time of an Exchange (such time, the “Exchange Date”) by reason of the Exchange and the receipt of payments under this Agreement;

WHEREAS, the income, gain, loss, expense and other Tax (as defined below) items of the Corporate Taxpayer may be affected by (i) the Basis Adjustment (as defined below) and (ii) Imputed Interest (as defined below); and

WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the effect of the Basis Adjustment and Imputed Interest on the actual liability for Taxes of the Corporate Taxpayer.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions.

(a)    The following terms shall have the following meanings for the purposes of this Agreement:

“Actual Tax Liability” means, with respect to any Taxable Year, the actual liability for U.S. federal, state and local income Taxes of (i) the Corporate Taxpayer and (ii) without duplication, OpCo, but only with respect to Taxes imposed on OpCo and allocable to the Corporate Taxpayer for such Taxable Year.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

“Agreed Rate” means a per annum rate of LIBOR plus 100 basis points.

“Applicable Member” means any Member to whom any portion of a Realized Tax Benefit may be Attributable under this Agreement.

“Attributable” means, with respect to any Applicable Member, the portion of any Realized Tax Benefit of the Corporate Taxpayer that is “attributable” to such Applicable Member, which shall be determined by reference to the assets from which arise the depreciation, amortization or other similar deductions for recovery of cost or basis (“Depreciation”) and with respect to increased basis upon a disposition of an asset or Imputed Interest that produce the Realized Tax Benefit, under the following principles:

(i)    A portion of any Realized Tax Benefit arising from a deduction to the Corporate Taxpayer with respect to a Taxable Year for Depreciation arising in respect of a Basis Adjustment to a Reference Asset resulting from an Exchange is Attributable to the Applicable Member to the extent that the ratio of all Depreciation for the Taxable Year in respect of Basis Adjustments resulting from all Exchanges by the Applicable Member bears to the aggregate of all Depreciation for the Taxable Year in respect of Basis Adjustments resulting from all Exchanges by the Applicable Members (in each case, other than with respect to the portion of the Basis Adjustment described in clause (ii) below).

(ii)    A portion of any Realized Tax Benefit arising from a deduction to the Corporate Taxpayer with respect to a Taxable Year for Depreciation arising in respect of a Basis Adjustment to a Reference Asset resulting from a payment hereunder is Attributable to the Applicable Member that receives such payment.

(iii)    A portion of any Realized Tax Benefit arising from the disposition of a Reference Asset is Attributable to the Applicable Member to the extent that the ratio of all Basis Adjustments (to the extent not previously taken into account in the calculation of Realized Tax Benefits) resulting from all Exchanges by the Applicable Member with respect to such Reference Asset bears to the aggregate of all Basis Adjustments (to the extent not previously taken into account in the calculation of Realized Tax Benefits) with respect to such Reference Asset.

(iv)    A portion of any Realized Tax Benefit arising from a deduction to the Corporate Taxpayer with respect to a Taxable Year in respect of Imputed Interest is Attributable to the Applicable Member to the extent corresponding to amounts that such Member is required to include in income in respect of Imputed Interest (without regard to whether such Member is actually subject to Tax thereon).

(v)    A portion of any Realized Tax Benefit arising from a carryover or carryback of any Tax item is Attributable to such Member to the extent such carryover or carryback is attributable to or available for use because of the prior use of the Basis Adjustments or Imputed Interest with respect to which a Realized Tax Benefit would be Attributable to such Member pursuant to clauses (i)–(iv) above.

Portions of any Realized Tax Detriment shall be Attributed to Members under principles similar to those described in clauses (i)–(v) above.

“Basis Adjustment” means the adjustment to the Tax basis of a Reference Asset under Sections 732, 755 and 1012 of the Code and the Treasury Regulations promulgated thereunder (in situations where, as a result of one or more Exchanges, OpCo becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes) or under Sections 743(b) and 755 of the Code and the Treasury Regulations promulgated thereunder (in situations where, following an Exchange, OpCo remains in existence as an entity for U.S. federal income tax purposes) and, in each case, comparable sections of state and local tax laws, as a result of (i) an Exchange and (ii) the payments made pursuant to the Tax Receivable Agreements. For the avoidance of doubt, the amount of any Basis Adjustment resulting from an Exchange of one or more Common Units shall be determined without regard to any Pre-Exchange Transfer of such Common Units and as if any such Pre-Exchange Transfer had not occurred.

A “Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security.

“Blended Rate” means, with respect to any Taxable Year, the sum of the effective rates of Tax imposed on the aggregate net income of the Corporate Taxpayer in each state or local jurisdiction in which the Corporate Taxpayer files Tax Returns for such Taxable Year, with the maximum effective rate in any state or local jurisdiction being equal to the product of: (i) the apportionment factor on the income or franchise Tax Return filed by the Corporate Taxpayer in such jurisdiction for such Taxable Year, and (ii) the maximum applicable corporate tax rate in effect in such jurisdiction in such Taxable Year. As an illustration of the calculation of Blended Rate for a Taxable Year, if the Corporate Taxpayer solely files Tax Returns in State 1 and State 2 in a Taxable Year, the maximum applicable corporate tax rates in effect in such states in such Taxable Year are 6% and 5%, respectively and the apportionment factors for such states in such Taxable Year are 60% and 40%, respectively, then the Blended Rate for such Taxable Year is equal to 5.6% (i.e., 6% times 60% plus 5% times 40%).

“Board” means the board of directors of the Corporate Taxpayer.

“Business Day” shall have the meaning ascribed to such term in the LLC Agreement.

“Change of Control” means the occurrence of any of the following events:

(i)    any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Securities and Exchange Act of 1934, or any successor provisions thereto, excluding (x) a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporate Taxpayer in substantially the same proportions as their ownership of stock in the Corporate Taxpayer and (y) any Member or any of its Affiliates who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporate Taxpayer representing more than 50% of the combined voting power of the Corporate Taxpayer’s then outstanding voting securities; or

(ii)    the following individuals cease to constitute a majority of the number of directors of the Corporate Taxpayer then serving: individuals who, on the IPO Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Corporate Taxpayer’s shareholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the IPO Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); or

(iii)    there is consummated a merger or consolidation of the Corporate Taxpayer with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of the Corporate Taxpayer immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(iv)    the shareholders of the Corporate Taxpayer approve a plan of complete liquidation or dissolution of the Corporate Taxpayer or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer’s assets, other than such sale or other disposition by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Corporate Taxpayer in substantially the same proportions as their ownership of the Corporate Taxpayer immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii) and clause (iii)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Corporate Taxpayer immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporate Taxpayer immediately following such transaction or series of transactions.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporate Taxpayer Return” means the U.S. federal and/or state and/or local Tax Return, as applicable, of the Corporate Taxpayer filed with respect to Taxes of any Taxable Year.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporate Taxpayer, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination.

“Default Rate” means a per annum rate of LIBOR plus 300 basis points.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state and local tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax and shall also include the acquiescence of the Corporate Taxpayer to the amount of any assessed liability for Tax.

“Direct Exchange” is defined in the recitals to this Agreement.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Rate” means a per annum rate of the lesser of (i) 6.5% per annum, compounded annually, and (ii) LIBOR plus 300 basis points.

“Exchange” is defined in the recitals to this Agreement.

“Governmental Authority” has the meaning set forth in the LLC Agreement.

“Hypothetical Federal Tax Liability” means, with respect to any Taxable Year, the liability for U.S. federal income Taxes of (i) the Corporate Taxpayer and (ii) without duplication, OpCo, but only with respect to U.S. federal income Taxes imposed on OpCo and allocable to the Corporate Taxpayer, in each case using the same methods, elections, conventions and similar practices used on the relevant Corporate Taxpayer Return, but (w) using the Non-Stepped Up Tax Basis as reflected on the applicable Exchange Basis Schedule, including amendments thereto for the Taxable Year, (x) excluding any deduction attributable to Imputed Interest for the Taxable Year, (y) deducting the Hypothetical Other Tax Liability (rather than any amount for state, local or foreign tax liabilities) for such Taxable Year and (z) without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to or (without duplication) available for use because of the prior use of any of the Basis Adjustments or Imputed Interest.

“Hypothetical Other Tax Liability” means, with respect to any Taxable Year, U.S. federal taxable income determined in connection with calculating the Hypothetical Federal Tax Liability for such Taxable Year (determined without regard to clause (y) thereof) multiplied by the Blended Rate for such Taxable Year.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the Hypothetical Federal Tax Liability for such Taxable Year, plus the Hypothetical Other Tax Liability for such Taxable Year.

“Imputed Interest” shall mean any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of state and local tax law with respect to the Corporate Taxpayer’s payment obligations under this Agreement.

“IPO” means the initial public offering of Class A Common Stock of the Corporate Taxpayer.

“IPO Date” means the closing date of the IPO.

“IRS” means the U.S. Internal Revenue Service.

“LIBOR” means during any period, the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Corporation as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (a “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such period as the London interbank offered rate for U.S. dollars having a borrowing date and a maturity comparable to such period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a rate equal to the greater of (i) the yield to maturity as of two (2) Business Days prior to the first day of such period of United States Treasury bills with a three-month maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available as of such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) and (ii) 50 basis points

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of OpCo, dated as of the date hereof.

“Market Value” shall mean the closing price of the Class A Common Stock on the applicable Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Common Stock is then traded or listed, as reported by the Wall Street Journal; provided, that if the closing price is not reported by the Wall Street Journal for the applicable Exchange Date, then the Market Value shall mean the closing price of the Class A Common Stock on the Business Day immediately preceding such Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Common Stock is then traded or listed, as reported by the Wall Street Journal; provided, further, that if the Class A Common Stock is not then listed on a national securities exchange or interdealer quotation system, the Market Value shall mean the cash consideration paid for Class A Common Stock, or the fair market value of the other property delivered for Class A Common Stock, as determined by the Board in good faith.

“Non-Stepped Up Tax Basis” means, with respect to any Reference Asset at any time, the Tax basis that such asset would have had at such time if no Basis Adjustments had been made.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Pre-Exchange Transfer” means any transfer or distribution in respect of one or more Common Units (i) that occurs prior to an Exchange of such Common Units, and (ii) to which Section 743(b) or 734(b) of the Code applies.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability. If all or a portion of the Actual Tax Liability for such Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination with respect to such Actual Tax Liability.

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability. If all or a portion of the Actual Tax Liability for such Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination with respect to such Actual Tax Liability.

“Redemption” has the meaning in the recitals to this Agreement.

“Reference Asset” means an asset that is held by OpCo, or by any of its direct or indirect subsidiaries, if any, treated as a partnership or disregarded entity for purposes of the applicable Tax, at the time of an Exchange. A Reference Asset also includes any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Schedule” means any of the following: (i) an Exchange Basis Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule.

“Subsidiaries” shall have the meaning ascribed to such term in the LLC Agreement.

“Subsidiary Stock” means any stock or other equity interest in any Subsidiary of the Corporate Taxpayer that is (i) treated as a corporation for U.S. federal income tax purposes and (ii) a member of an affiliated or consolidated group of corporations that files a consolidated income tax return pursuant to Sections 1501 et seq. of the Code with respect to which the Corporate Taxpayer is a member.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year of the Corporate Taxpayer as defined in Section 441(b) of the Code or comparable section of state or local tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made), ending on or after the IPO Date.

“Taxes” means any and all taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” shall mean any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Valuation Assumptions” shall mean, as of an Early Termination Date, the assumptions that (1) in each Taxable Year ending on or after such Early Termination Date, the Corporate Taxpayer will have taxable income sufficient to fully utilize the deductions arising from the Basis Adjustments and Imputed Interest during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available, (2) the U.S. federal income tax rates and state and local income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, (3) any loss or credit carryovers generated by deductions arising from Basis Adjustments or Imputed Interest that are available as of such Early Termination Date will be utilized by the Corporate Taxpayer on a pro rata basis from the Early Termination Date through the scheduled expiration date or, if there is no scheduled expiration date, the twentieth anniversary of the generation of such loss or credit carryovers, (4) any non-amortizable assets (other than Subsidiary Stock) will be disposed of on the fifteenth anniversary of the applicable Basis Adjustment; provided, that in the event of a Change of Control, such non-amortizable assets shall be deemed disposed of at the time of sale of the relevant asset (if earlier than such fifteenth anniversary), (5) any Subsidiary Stock will be deemed never to be disposed of and (6) if, at the Early Termination Date, there are Common Units that have not been Exchanged, then each such Common Unit shall be deemed to be Exchanged for the product of (i) the Market Value of the Class A Common Stock on the Early Termination Date and (ii) the number of shares of Class A Common Stock that would be transferred in respect of such Common Unit if the Exchange occurred on the Early Termination Date.

(b)    Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Amended Schedule	2.03(b)
Class A Common Stock	Recitals
Code	Recitals
Common Units	Recitals
Corporate Taxpayer	Preamble
Dispute	7.03(a)
Early Termination Effective Date	4.02
Early Termination Notice	4.02
Early Termination Payment	4.03(b)
Early Termination Schedule	4.02
e-mail	7.01
Exchange Basis Schedule	2.01
Exchange Date	Recitals
Expert	7.09
Interest Amount	3.01(b)
Material Objection Notice	4.02
Members	Preamble
Net Tax Benefit	3.01(b)

Term	Section
Objection Notice	2.03(a)
OpCo	Recitals
Reconciliation Dispute	7.09
Reconciliation Procedures	2.03(a)
Senior Obligations	5.01
Tax Benefit Payment	3.01(b)
Tax Benefit Schedule	2.02(a)

(c)    Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE II

DETERMINATION OF REALIZED TAX BENEFIT

Section 2.01    Basis Adjustment. Within 120 calendar days after the filing of the U.S. federal income Tax Return of the Corporate Taxpayer for each Taxable Year in which any Exchange has been effected by any Member, the Corporate Taxpayer shall deliver to each such Member a schedule (the “Exchange Basis Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this Agreement, including with respect to each Exchanging party, (i) the Non-Stepped Up Tax Basis of the Reference Assets as of each applicable Exchange Date, (ii) the Basis Adjustments with respect to the Reference Assets as a result of each Exchange effected in such Taxable Year, calculated (x) in the aggregate, and (y) solely with respect to Exchanges by such Member, (iii) the period (or periods) over which the Reference Assets are amortizable and/or depreciable and (iv) the period (or periods) over which each Basis Adjustment is amortizable and/or depreciable. For the avoidance of doubt, payments made under this Agreement shall not be treated as resulting in a Basis Adjustment to the extent such payments are treated as Imputed Interest.

Section 2.02    Realized Tax Benefit and Realized Tax Detriment.

(a)    Tax Benefit Schedule. Within 120 calendar days after the filing of the U.S. federal income Tax Return of the Corporate Taxpayer for any Taxable Year in which any Exchange has been effected by a Member or which is subsequent to any Taxable Year in which any Exchange has been effected by a Member, the Corporate Taxpayer shall provide to such Member a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment and the portion Attributable to such Member for such Taxable Year (a “Tax Benefit Schedule”). The Tax Benefit Schedule will become final as provided in Section 2.03(a) and may be amended as provided in Section 2.03(b) (subject to the procedures set forth in Section 2.03(b)).

(b)    Applicable Principles. The Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the Actual Tax Liability of the Corporate Taxpayer for such Taxable Year attributable to the Basis Adjustments and Imputed Interest, determined using a “with and without” methodology. For the avoidance of doubt, the Actual Tax Liability will take into account the deduction of the portion of the Tax Benefit Payment that must be accounted for as interest under the Code based upon the characterization of Tax Benefit Payments as additional consideration payable by the Corporate Taxpayer for the Common Units acquired in an Exchange. Carryovers or carrybacks of any Tax item attributable to the Basis Adjustment or Imputed Interest shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state and local income and franchise tax law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to the Basis Adjustment or Imputed Interest and another portion that is not, such portions shall be considered to be used in accordance with the “with and without” methodology. The parties agree that (i) all Tax Benefit Payments attributable to the Basis Adjustments (other than amounts accounted for as interest under the Code) will (A) be treated as subsequent upward purchase price adjustments that give rise to further Basis Adjustments to Reference Assets for the Corporate Taxpayer and (B) have the effect of creating additional Basis Adjustments to Reference Assets for the Corporate Taxpayer in the year of payment, and (ii) as a result, such additional Basis Adjustments will be incorporated into the current year calculation and into future year calculations, as appropriate.

Section 2.03    Procedures, Amendments.

(a)    Procedure. Every time the Corporate Taxpayer delivers to a Member an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.03(b) and any Early Termination Schedule or amended Early Termination Schedule, the Corporate Taxpayer shall also (x) deliver to such Member schedules and work papers, as determined by the Corporate Taxpayer or requested by such Member, providing reasonable detail regarding the preparation of the Schedule and (y) allow such Member reasonable access to the appropriate representatives at the Corporate Taxpayer, as determined by the Corporate Taxpayer, in connection with a review of such Schedule. Without limiting the application of the preceding sentence, each time the Corporate Taxpayer delivers to a Member a Tax Benefit Schedule, in addition to the Tax Benefit Schedule duly completed, the Corporate Taxpayer shall deliver to such Member the Corporate Taxpayer Return, the reasonably detailed calculation by the Corporate Taxpayer of the Hypothetical Tax Liability, the reasonably detailed calculation by the Corporate Taxpayer of the Actual Tax Liability, as well as any other work papers as determined by the Corporate Taxpayer or requested by such Member, provided that the Corporate Taxpayer shall be entitled to redact any information that it reasonably believes is unnecessary for purposes of determining the items in the applicable Schedule or amendment thereto. An applicable Schedule or amendment thereto shall become final and binding on the applicable Member and the Corporate Taxpayer thirty (30) calendar days from the first date on which the Member has received the applicable Schedule or amendment thereto unless such Member (i) within thirty (30) calendar days after receiving an applicable Schedule or amendment thereto, provides the Corporate Taxpayer with notice of a material objection to such Schedule (“Objection Notice”) made in good faith or (ii) provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Corporate Taxpayer. If the applicable Member and the Corporate Taxpayer for any reason, are unable to successfully resolve the issues raised in the Objection Notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of an Objection Notice, the Corporate Taxpayer and the applicable Member shall employ the reconciliation procedures as described in Section 7.09 (the “Reconciliation Procedures”).

(b)    Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by the Corporate Taxpayer (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to the applicable Member, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other Tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust the Exchange Basis Schedule to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”). The Corporate Taxpayer shall provide an Amended Schedule to each relevant Member within thirty (30) calendar days of the occurrence of an event referenced in clauses (i) through (vi) of the preceding sentence.

ARTICLE III

TAX BENEFIT PAYMENTS

Section 3.01    Payments.

(a)    Within five (5) Business Days after the Tax Benefit Schedule with respect to a Taxable Year delivered to any Member becomes final in accordance with Section 2.03(a), the Corporate Taxpayer shall pay to such Member for such Taxable Year the Tax Benefit Payment in the amount determined pursuant to Section 3.01(b). Each such Tax Benefit Payment to a Member shall be made by wire transfer of immediately available funds to the bank account previously designated by such Member to the Corporate Taxpayer or as otherwise agreed by the Corporate Taxpayer and such Member. For the avoidance of doubt, no Tax

Benefit Payment shall be made in respect of estimated tax payments, including federal estimated income Tax payments. Notwithstanding any provision of this Agreement to the contrary, any Member may elect with respect to any Exchange to limit the aggregate Tax Benefit Payments made to such Member in respect of any such Exchange to a specified percentage of the amount equal to the sum of (A) the cash, excluding any Tax Benefit Payments, and (B) the Market Value of the Class A Shares received by such Member on such Exchange (or such other limitation selected by the Member and consented to by the Corporate Taxpayer, which consent shall not be unreasonably withheld). The Member shall exercise its rights under the preceding sentence by notifying the Corporate Taxpayer in writing of its desire to impose such a limit and the specified percentage (or such other limitation selected by the Member) and such other details as may be necessary (including whether such limit includes the Imputed Interest in respect of any such Exchange) in such manner and at such time (but in no event later than the date of any such Exchange) as reasonably directed by the Corporate Taxpayer; provided, however, that, in the absence of such direction, the Member shall give such written notice in the same manner as is required by Section 7.01 of this Agreement contemporaneously with Member’s notice to the Corporate Taxpayer of the applicable Exchange.

(b)    A “Tax Benefit Payment” means, with respect to a Member, an amount, not less than zero, equal to the sum of the amount of the Net Tax Benefit Attributable to such Member and the related Interest Amount. For the avoidance of doubt, for Tax purposes, the Interest Amount shall not be treated as interest but instead shall be treated as additional consideration for the acquisition of Common Units in an Exchange, unless otherwise required by law. Subject to Section 3.03(a), the “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over the total amount of Tax Benefit Payments previously made under this Section 3.01 (excluding payments attributable to Interest Amounts); provided, for the avoidance of doubt, that such Member shall not be required to return any portion of any previously made Tax Benefit Payment. The “Interest Amount” shall equal the interest on the amount of the Net Tax Benefit Attributable to such Member calculated at the Agreed Rate from the due date (without extensions) for filing the Corporate Taxpayer Return with respect to Taxes for such Taxable Year until the Payment Date of the applicable Tax Benefit Payment. Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments, whether paid with respect to the Common Units that were Exchanged (i) prior to the date of such Change of Control or (ii) on or after the date of such Change of Control, shall be calculated by utilizing Valuation Assumptions (1), (3), (4) and (5), substituting in each case the terms “the closing date of a Change of Control” for an “Early Termination Date.” Notwithstanding anything to the contrary in this Agreement, after any lump-sum payment under Article IV of this Agreement in respect of present or future Tax attributes subject to this Agreement, the Tax Benefit Payment, Net Tax Benefit and components thereof shall be calculated without taking into account any such attributes or any such lump-sum payment.

Section 3.02    No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized.

Section 3.03    Pro Rata Payments.

(a)    Notwithstanding anything in Section 3.01 to the contrary, to the extent that the aggregate Tax benefit of the Corporate Taxpayer’s reduction in Tax liability as a result of the Basis Adjustments and Imputed Interest under this Agreement is limited in a particular Taxable Year because the Corporate Taxpayer does not have sufficient taxable income to fully utilize available deductions and other attributes, the limitation on the Tax benefit for the Corporate Taxpayer shall be allocated among the Members in proportion to the respective amounts of Tax Benefit Payments that would have been determined under this Agreement if the Corporate Taxpayer had sufficient taxable income so that there were no such limitation; provided, that for purposes of allocating among the Members the aggregate Tax Benefit Payments under this Agreement with respect to any Taxable Year, the operation of this Section 3.03(a) with respect to any prior Taxable Year shall be taken into account, it being the intention of the Corporate Taxpayer and the Members for each Member to receive, in the aggregate, Tax Benefit Payments in proportion to the aggregate Net Tax Benefits Attributable to such Member had this Section 3.03(a) never operated.

(b)    After taking into account Section 3.03(a), if for any reason the Corporate Taxpayer does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then the Corporate Taxpayer and the Members agree that (i) the Corporate Taxpayer shall pay the same proportion of each Tax Benefit Payment due under this Agreement in respect of such Taxable Year, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

(c)    To the extent the Corporate Taxpayer makes a payment to a Member in respect of a particular Taxable Year under Section 3.01(a) of this Agreement (taking into account Section 3.03(a) and (b), but excluding payments attributable to Interest Amounts) in excess of the amount of such payment that should have been made to such Member in respect of such Taxable Year, then (i) such Member shall not receive further payments under Section 3.01(a) until such Member has foregone an amount of payments equal to such excess and (ii) the Corporate Taxpayer shall pay the amount of such Member’s foregone payments to the other Members in a manner such that each of the other Members, to the maximum extent possible, shall have received aggregate payments under Section 3.01(a) of this Agreement (excluding payments attributable to Interest Amounts) in the amount it would have received if there had been no excess payment to such Member.

ARTICLE IV

TERMINATION

Section 4.01    Termination, Early Termination and Breach of Agreement.

(a)    Unless terminated earlier pursuant to Section 4.01(b) or Section 4.01(c), this Agreement will terminate when there is no further potential for a Tax Benefit Payment pursuant to this Agreement. Tax Benefit Payments under this Agreement are not conditioned on any Member retaining an interest in the Corporate Taxpayer or OpCo (or any successor thereto).

(b)    The Corporate Taxpayer may terminate this Agreement with respect to all amounts payable to the Members and with respect to all of the Common Units held (or previously held and Exchanged) by all Members at any time by paying to each Member the Early Termination Payment in respect of such Member; provided, however, that this Agreement shall only terminate pursuant to this Section 4.01(b) upon the receipt of the Early Termination Payment by all Members; and provided, further, that the Corporate Taxpayer may withdraw any notice to exercise its termination rights under this Section 4.01(b) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payment by the Corporate Taxpayer in accordance with this Section 4.01(b), neither the Members nor the Corporate Taxpayer shall have any further payment obligations under this Agreement, other than for any (1) Tax Benefit Payment agreed to by the Corporate Taxpayer and a Member as due and payable but unpaid as of the Early Termination Notice and (2) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (2) is included in the Early Termination Payment). If an Exchange occurs after the Corporate Taxpayer makes the Early Termination Payment pursuant to this Section 4.01(b), the Corporate Taxpayer shall have no obligations under this Agreement with respect to such Exchange.

(c)    In the event that the Corporate Taxpayer breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include, but not be limited to, (1) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of a breach, (2) any Tax Benefit Payment agreed to by the Corporate Taxpayer and any Members as due and payable but unpaid as of the date of a breach, and (3) any Tax Benefit Payment due for the Taxable Year ending with or including the date of a breach; provided that procedures similar to the procedures of Section 4.02 shall apply with respect to the determination of the amount payable by the Corporate Taxpayer pursuant to this sentence. Notwithstanding the foregoing, in the event that the Corporate Taxpayer breaches this Agreement, each Member shall be entitled to elect to receive the amounts set forth in clauses (1), (2) and (3) above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this Agreement within three months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three months of the date such payment is due. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of this Agreement if the Corporate Taxpayer fails to make any payment due pursuant to this Agreement when due to the extent the Corporate Taxpayer has insufficient funds to make such payment despite using reasonable best efforts to obtain funds to make such payment (including by causing OpCo or any other Subsidiaries to distribute or lend funds for such payment); provided that the interest provisions of Section 5.02 shall apply to such late payment (unless the Corporate Taxpayer does not have sufficient cash to make such payment as a result of limitations imposed by debt agreements to which the Corporate Taxpayer or any of its Subsidiaries is a party, in which case Section 5.02 shall apply, but the Default Rate shall be replaced by the Agreed Rate);

provided, further, that the Corporate Taxpayer shall promptly (and in any event, within two (2) Business Days), pay all such unpaid payments, together with accrued and unpaid interest thereon, immediately following such time that the Corporate Taxpayer has, and to the extent the Corporate Taxpayer has, sufficient funds to make such payment, and the failure of the Corporate Taxpayer to do so shall constitute a breach of this Agreement. For the avoidance of doubt, all cash and cash equivalents used or to be used to pay dividends by, or repurchase equity securities of, the Corporate Taxpayer shall be deemed to be funds sufficient and available to pay such unpaid payments, together with any accrued and unpaid interest thereon.

Section 4.02    Early Termination Notice. If the Corporate Taxpayer chooses to exercise its right of early termination under Section 4.01(b) above, the Corporate Taxpayer shall deliver to each Member notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporate Taxpayer’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment for such Member. The Early Termination Schedule shall become final and binding on such Member thirty (30) calendar days from the first date on which such Member has received such Schedule or amendment thereto unless such Member (i) within thirty (30) calendar days after receiving the Early Termination Schedule, provides the Corporate Taxpayer with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”) or (ii) provides a written waiver of such right of a Material Objection Notice within the period described in clause (i) above, in which case such Schedule becomes binding on the date the waiver is received by the Corporate Taxpayer (such thirty (30) calendar day date as modified, if at all, by clauses (i) or (ii), the “Early Termination Effective Date”). If the Corporate Taxpayer and such Member, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of the Material Objection Notice, the Corporate Taxpayer and such Member shall employ the Reconciliation Procedures.

Section 4.03    Payment upon Early Termination.

(a)    Within three (3) Business Days after the Early Termination Effective Date, the Corporate Taxpayer shall pay to each Member an amount equal to the Early Termination Payment in respect of such Member. Such payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by such Member or as otherwise agreed by the Corporate Taxpayer and such Member.

(b)    “Early Termination Payment” in respect of a Member shall equal the present value, discounted at the Early Termination Rate as of the Early Termination Effective Date, of all Tax Benefit Payments in respect of such Member that would be required to be paid by the Corporate Taxpayer beginning from the Early Termination Date and assuming that the Valuation Assumptions are applied.

ARTICLE V

SUBORDINATION AND LATE PAYMENTS

Section 5.01    Subordination . Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by the Corporate Taxpayer to any Member under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Corporate Taxpayer and its Subsidiaries (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Corporate Taxpayer that are not Senior Obligations.

Section 5.02    Late Payments by the Corporate Taxpayer. The amount of all or any portion of any Tax Benefit Payment or Early Termination Payment not made to the applicable Member when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Tax Benefit Payment or Early Termination Payment was due and payable, subject to Section 4.01(c).

ARTICLE VI

NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.01    Participation in the Corporate Taxpayer’s and OpCo’s Tax Matters. Except as otherwise provided herein, the Corporate Taxpayer shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporate Taxpayer and OpCo, including the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporate Taxpayer shall notify a Member of, and keep such Member reasonably informed with respect to, the portion of any audit of the Corporate Taxpayer and OpCo by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of such Member under this Agreement, and shall provide to such Member reasonable opportunity to provide information and other input (at such Member’s own expense) to the Corporate Taxpayer, OpCo and their respective advisors concerning the conduct of (but, for the avoidance of doubt such Member may not control) any such portion of such audit; provided, however, that the Corporate Taxpayer and OpCo shall not be required to take any action that is inconsistent with any provision of the LLC Agreement.

Section 6.02    Consistency . The Corporate Taxpayer and the Members agree to report and cause to be reported for all purposes, including federal, state and local Tax purposes and financial reporting purposes, all Tax-related items (including the Basis Adjustments and each Tax Benefit Payment) in a manner consistent with that specified by the Corporate Taxpayer in any Schedule required to be provided by or on behalf of the Corporate Taxpayer under this Agreement unless otherwise required by law. Any dispute as to required Tax or financial reporting shall be subject to Section 7.09.

Section 6.03    Cooperation. Each of the Corporate Taxpayer and each Member shall (a) furnish to the other party in a timely manner such information, documents and other materials as the other party may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the other party and its representatives to provide explanations of documents and materials and such other information as the other party or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c)

reasonably cooperate in connection with any such matter, and the Corporate Taxpayer shall reimburse the applicable Member for any reasonable third-party costs and expenses incurred pursuant to this Section 6.03.

ARTICLE VII

MISCELLANEOUS

Section 7.01    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given to such party as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Corporate Taxpayer, to:

BRP Group, Inc. 4010 W. Boy Scout Blvd.
Suite 200
Tampa, Florida 33607
Attention: Kristopher A. Wiebeck
E-mail: kwiebeck@baldwinriskpartners.com

With copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP 450 Lexington Avenue
New York, NY 10017
Attention: Richard D. Truesdell, Jr.
Michael Mollerus
E-mail: richard.truesdell@davispolk.com
michael.mollerus@davispolk.com

If to the applicable Member, to the address, facsimile number or e-mail address specified for such party on the Member Schedule to the LLC Agreement.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 7.02    Binding Effect; Benefit; Assignment.

(a)    The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. The Corporate Taxpayer shall require and cause any direct or indirect successor

(whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporate Taxpayer, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform if no such succession had taken place.

(b)    A Member may assign any of its rights under this Agreement to any Person as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form of Exhibit A, agreeing to become a “Member” for all purposes of this Agreement, except as otherwise provided in such joinder; provided, that a Member’s rights under this Agreement shall be assignable by such Member under the procedure in this Section 7.02(b) regardless of whether such Member continues to hold any interests in OpCo or the Corporate Taxpayer or has fully transferred any such interests.

(c)    OpCo shall have the power and authority (but not the obligation) to permit any Person who becomes a member of OpCo to execute and deliver a joinder to this Agreement promptly upon acquisition of LLC Units by such Person, and such Person shall be treated as a “Member” for all purposes of this Agreement.

Section 7.03    Resolution of Disputes.

(a)    Except for Reconciliation Disputes subject to Section 7.09, any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally settled by arbitration conducted by a single arbitrator in Delaware in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the Dispute fail to agree on the selection of an arbitrator within ten (10) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer admitted to the practice of law in the State of Delaware and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b)    Notwithstanding the provisions of paragraph (a), the Corporate Taxpayer may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Member (i) expressly consents to the application of paragraph (c) of this Section 7.03 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Corporate Taxpayer as agent of such Member for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Member of any such service of process, shall be deemed in every respect effective service of process upon such Member in any such action or proceeding.

(c)    EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE OR, IF SUCH COURT DECLINES JURISDICTION, THE COURTS OF THE STATE OF DELAWARE SITTING IN WILMINGTON, DELAWARE, AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE SITTING IN WILMINGTON,

DELAWARE, AND ANY APPELLATE COURT FROM ANY THEREOF, FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 7.03, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(d)    The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 7.03 and such parties agree not to plead or claim the same.

Section 7.04    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 7.05    Entire Agreement. This Agreement and the other Reorganization Documents (as such term is defined in the LLC Agreement) constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person or other party hereto.

Section 7.06    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 7.07    Amendment. No provision of this Agreement may be amended unless such amendment is approved in writing by the Corporate Taxpayer and by Persons who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all Persons entitled to Early Termination Payments under this Agreement if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any Persons pursuant to this Agreement since the date of such most recent Exchange); provided, that no such amendment shall be effective if such amendment will have a disproportionate effect on the payments certain Persons will or may receive under the Tax Receivable Agreements unless all such Persons disproportionately affected consent in writing to such amendment. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

Section 7.08    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

Section 7.09    Reconciliation. In the event that the Corporate Taxpayer and a Member are unable to resolve a disagreement with respect to the matters governed by Sections 2.03, 3.01(b), 4.02 and 6.02 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and unless the Corporate Taxpayer and such Member agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporate Taxpayer or such Member or other actual or potential conflict of interest. If the parties are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Exchange Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporate Taxpayer, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporate Taxpayer, except as provided in the next sentence. The Corporate Taxpayer and such Member shall bear their own costs and expenses of such proceeding, unless (i) the Expert substantially adopts such Member’s position, in which case the Corporate Taxpayer shall reimburse such Member for any reasonable out-of-pocket costs and expenses in such proceeding, or (ii) the Expert substantially adopts the Corporate Taxpayer’s position, in which case such Member shall reimburse the Corporate Taxpayer for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.09 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.09 shall be binding on the Corporate Taxpayer and such Member and may be entered and enforced in any court having jurisdiction.

Section 7.10    Withholding. The Corporate Taxpayer shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporate Taxpayer is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporate Taxpayer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Member.

Section 7.11    Admission of the Corporate Taxpayer into a Consolidated Group; Transfers of Corporate Assets.

(a)    If the Corporate Taxpayer is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of state or local law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b)    If any entity that is obligated to make a Tax Benefit Payment or Early Termination Payment hereunder transfers one or more assets to a corporation (or a Person classified as a corporation for U.S. federal income tax purposes) with which such entity does not file a consolidated Tax Return pursuant to Section 1501 of the Code, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by such entity shall be equal to the fair market value of the contributed asset. For purposes of this Section 7.11, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership.

Section 7.12    Confidentiality. Section 12.11 (Confidentiality) of the LLC Agreement as of the date of this Agreement shall apply to any information of the Corporate Taxpayer provided to the Members and their assignees pursuant to this Agreement.

Section 7.13    Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in law, a Member reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such Member (or direct or indirect equity holders in such Member) upon an Exchange to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. federal income tax purposes or would have other material adverse tax consequences to the Corporate Taxpayer or such Member or any direct or indirect owner of a Member, then at the election of such Member and to the extent specified by such Member, this Agreement (i) shall cease to have further effect with respect to such Member, (ii) shall not apply to an Exchange occurring after a date specified by such Member, or (iii) shall otherwise be amended in a manner determined by such Member; provided, that such amendment shall not result in an increase in payments under this Agreement to such Member at any time as compared to the amounts and times of payments that would have been due to such Member in the absence of such amendment.

Section 7.14    Partnership Agreement.This Agreement shall be treated as part of the partnership agreement of OpCo as described in Section 761(c) of the Code, and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporate Taxpayer, OpCo, and each Member set forth below have duly executed this Agreement as of the date first written above.

CORPORATE TAXPAYER:

BRP GROUP, INC.

By:

Name:
Title:

OPCO:

BALDWIN RISK PARTNERS, LLC

By:

Name:
Title:

MEMBERS:

BRP GROUP, INC.

By:

Name:
Title:

BALDWIN INSURANCE GROUP HOLDINGS, LLC

By:

Name:
Title:

L. LOWRY BALDWIN

By:

Name:
Title:

LAURA R. SHERMAN

By:

Name:
Title:

ELIZABETH H. KRYSTYN

By:

Name:
Title:

TREVOR L. BALDWIN

By:

Name:
Title:

KRISTOPHER A. WIEBECK

By:

Name:
Title:

JOHN A. VALENTINE

By:

Name:
Title:

DANIEL GALBRAITH

By:

Name:
Title:

BRADFORD L. HALE

By:

Name:
Title:

JOSEPH D. FINNEY

By:

Name:
Title:

THE VILLAGES INVESCO, LLC

By:

Name:
Title:

CHRISTOPHER J. STEPHENS

By:

Name:
Title:

MATTHEW HAMMER

By:

Name:
Title:

WMTHCS & ASSOCIATES, LLC

By:

Name:
Title:

AMY INGRAM

By:

Name:
Title:

KELLY NASH

By:

Name:
Title:

WILLIAM TAULBEE

By:

Name:
Title:

MARK WEBB

By:

Name:
Title:

RICHARD RUSSO

By:

Name:
Title:

FIDUCIARY PARTNERS RETIREMENT GROUP, INC.

By:

Name:
Title:

KMW CONSULTING, LLC

By:

Name:
Title:

W. DAVID COX

By:

Name:
Title:

MICHAEL P. RYAN

By:

Name:
Title:

INSURANCE AFFORDABLE, INC.

By:

Name:
Title:

BRIAN BRENNAN

By:

Name:
Title:

CLINTON DURST

By:

Name:
Title:

KEN SPRAGGINS

By:

Name:
Title:

DREW ARMACOST

By:

Name:
Title:

INSURANCE AGENCIES OF THE VILLAGES, INC.

By:

Name:
Title:

RYAN INSURANCE & FINANCIAL SERVICES, INC.

By:

Name:
Title:

CRB INSURANCE, LLC

By:

Name:
Title:

ROBERT J WENTZELL FAMILY PARTNERSHIP

By:

Name:
Title:

ROBERT C. WENTZELL

By:

Name:
Title:

FOUNDATION INSURANCE OF FLORIDA, LLC

By:

Name:
Title:

MILLENNIAL SPECIALTY HOLDCO, LLC

By:

Name:
Title:

AB RISK HOLDCO, INC.

By:

Name:
Title:

EMANUEL LAURIA

By:

Name:
Title:

IPEO SOLUTIONS LLC

By:

Name:
Title:

Exhibit A

Joinder

This JOINDER (this “Joinder”) to the Tax Receivable Agreement (as defined below), dated as of                     , by and among BRP Group, Inc., a Delaware corporation (the “Corporate Taxpayer”), and                      (“Permitted Transferee”).

WHEREAS, on                     , Permitted Transferee acquired (the “Acquisition”) the right to receive any and all payments that may become due and payable under the Tax Receivable Agreement with respect to              Common Units and the corresponding shares of Class B Common Stock that were previously, or may in the future be, Exchanged and are described in greater detail in Annex A to this Joinder (collectively, “Interests” and, together with all other interests hereinafter acquired by the Permitted Transferee from Transferor, the “Acquired Interests”) from                      (“Transferor”); and

WHEREAS, Transferor, in connection with the Acquisition, has required Permitted Transferee to execute and deliver this Joinder pursuant to Section 7.02(b) of the Tax Receivable Agreement, dated as of [●], 2019, by and among the Corporate Taxpayer and each Member (as defined therein) (the “Tax Receivable Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.01    Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Tax Receivable Agreement.

Section 1.02    Joinder. Permitted Transferee hereby acknowledges and agrees to become a “Member” (as defined in the Tax Receivable Agreement) for all purposes of the Tax Receivable Agreement. Permitted Transferee hereby acknowledges the terms of Section 7.02(b) of the Tax Receivable Agreement and agrees to be bound by Section 7.12 of the Tax Receivable Agreement.

Section 1.03    Notice. Any notice, request, consent, claim, demand, approval, waiver or other communication hereunder to Permitted Transferee shall be delivered or sent to Permitted Transferee at the address set forth on the signature page hereto in accordance with Section 7.01 of the Tax Receivable Agreement.

Section 1.04    Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by Permitted Transferee as of the date first above written.

[PERMITTED TRANSFEREE]

By:

Name:
Title:

Address for notices:

Exhibit H

Stockholders Agreement

See attached.

STOCKHOLDERS AGREEMENT

AGREEMENT, dated as of [●], 2019 (“Agreement”) among the parties listed on the signature pages hereto (each, together with his, her or its Permitted Transferees as defined in the Amended and Restated Certificate of Incorporation of Pubco, a “Holder,” and together, the “Holders”) and BRP Group, Inc. (“Pubco”).

WHEREAS, Pubco intends to consummate an initial public offering (the “IPO”) of its Class A Common Stock, par value $0.01 per share (“Class A Common Stock”);

WHEREAS, in connection with the IPO, Pubco will become the managing member of Baldwin Risk Partners, LLC (the “Company”) and, pursuant to a reorganization agreement, immediately prior to the IPO, the Holders and the other holders of equity in the Company will receive new units (the “LLC Units”) in the Company, with the exception of Pubco and its wholly-owned subsidiaries, and an equivalent number of shares of Class B Common Stock, par value $0.0001 per share, of Pubco (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”); and

WHEREAS, the Holders desire to effect an agreement that during any period following the completion of the IPO where the Holders meet the Substantial Ownership Requirement (as defined below), approval by the Holders will be required for certain corporate actions by Pubco and the Holders will have certain designation rights with respect to nominees to the Board of Directors (as defined below).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

STOCKHOLDER RIGHTS AND RESTRICTIONS

Section 1.01. Approval for Certain Corporate Actions. Until the Substantial Ownership Requirement is no longer met, Pubco shall not permit the occurrence of the following matters relating to Pubco or the Company without first receiving the approval of the Holders holding a majority of the shares of Class B Common Stock held by the Holders as evidenced by a written resolution or consent in lieu thereof:

(a)    any transaction or series of related transactions resulting in the merger, consolidation or sale of all, or substantially all, of the assets of the Company and its subsidiaries; any dissolution, liquidation or reorganization

(including filing for bankruptcy) of the Company and its subsidiaries or any acquisition or disposition of any asset for consideration in excess of 5% of the Total Assets (as defined below) of Pubco and its subsidiaries;

(b)    any transaction or series of related transactions resulting in the issuance of equity securities, or any other ownership interests, of Pubco, the Company or any of their subsidiaries for consideration exceeding $10 million, other than under any equity incentive plan that has received the prior approval of the Board of Directors;

(c)    any amendments to the certificate of incorporation or bylaws of Pubco, or to the certificate of formation or operating agreement of the Company;

(d)    the incurrence, guarantee, assumption or refinancing of indebtedness, or grant of a security interest, in each case in excess of 10% of Total Assets (or that would cause aggregate indebtedness or guarantees thereof to exceed 10% of Total Assets);

(e)    the establishment or amendment of any equity, purchase or bonus plan for the benefit of employees, consultants, officers or directors;

(f)    any capital or other expenditure in excess of 5% of Total Assets;

(g)    the declaration or payment of dividends on Class A Common Stock, or distributions by the Company on LLC Units other than Tax Distributions as defined in the Third Amended and Restated Limited Liability Company Agreement of the Company;

(h)    any change in the size of the Board of Directors;

(i)    any change to the location of headquarters, jurisdiction of incorporation, name or fiscal year end of Pubco or the Company or any change to the designated registered public accounting firm of Pubco;

(j)    the adoption of any “poison pill” or similar shareholder rights plan;

(k)    any hiring, termination, or replacement of, or establishing the compensation or benefits payable to, or making any other significant decisions relating to the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Partnership Officer or any other senior management or key employee of Pubco or the Company, including entering into new employment agreements or modifying existing employment agreements, adopting or modifying any plans relating to any incentive securities or employee benefit plans or granting incentive securities or benefits to any such individuals under any existing plans; or

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(l)    any agreement or commitment with respect to any of the foregoing.

Section 1.02. Composition of the Board. (a) Until the Substantial Ownership Requirement is no longer met, the Holders holding a majority of the shares of Class B Common Stock held by the Holders may, by means of a written resolution or consent in lieu thereof, designate the nominees for a majority of the members of the Board of Directors, including the Chair of the Board of Directors.

(b)    So long as The Villages Invesco, LLC or its beneficial owners, or any affiliates of its beneficial owners (other than, for the avoidance of doubt, BRP Group, Inc. or Baldwin Insurance Group Holdings, LLC, or any entity controlled by any of them), together beneficially own 7.5% of the aggregate number of outstanding shares of Common Stock, (i) it may designate one nominee for election to the Board of Directors and (ii) any director elected after having been nominated by The Villages Invesco, LLC may only be removed (x) for cause or (y) with the consent of The Villages Invesco, LLC. For the avoidance of doubt, the right to nominate a director for election to the Board of Directors set forth in this clause (b) shall be in addition to any rights The Villages Invesco, LLC, its beneficial owners and any owners of its beneficial owners to may have pursuant to clause (a) above.

(c)    In the absence of any designation from the Persons or groups with the right to designate a director as specified in Sections 1.02(a) or (b) above, the director or directors previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

Section 1.03. Transfers. No Holder shall sell, transfer or otherwise dispose of Class B Common Stock, except for transfers (i) pursuant to a Disposition Event (as such term is defined in the certificate of incorporation of Pubco) pursuant to Section 8.02(a) of the Third Amended and Restated Limited Liability Company Agreement of the Company; (ii) as approved in writing pursuant to Section 8.02(b) of the Third Amended and Restated Limited Liability Company Agreement of the Company or (iii) to a permitted transferee pursuant to Section 8.02(c) of the Third Amended and Restated Limited Liability Company Agreement of the Company.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Section 2.01. Corporation Authorization. Each Holder that is not a natural person represents and warrants to each of the other Holders and Pubco that such Holder is validly organized and existing under the laws of its state of organization and has all requisite power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby, and that this Agreement constitutes the valid and binding agreement of such Holder.

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Section 2.02. Non-Contravention. Each Holder represents and warrants to each of the other Holders and Pubco that the execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) if such Holder is not a natural person, contravene or conflict with, or constitute a violation of, any articles or certificate of incorporation or formation, bylaws, operating agreement, or comparable organizational documents of such Holder; (ii) contravene or conflict with, or constitute a violation of, any material applicable law or any material agreement, or order binding on such Holder; or (iii) result in the imposition of any Lien (as defined below) on any asset of such Holder.

Section 2.03. Ownership of Shares of Common Stock. Each Holder represents and warrants to each of the other Holders and Pubco that such Holder is the record and beneficial owner of all of the shares of Common Stock owned by them on the date hereof, and that the shares of Common Stock owned by them on the date hereof are owned free of any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever (collectively, “Liens”) and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the shares of Common Stock), other than transfer restrictions under applicable securities laws, Pubco’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaw, or the Voting Agreements. Except for the Voting Agreements, none of the shares of Common Stock is subject to any voting trust or other agreement or arrangement with respect to the voting of such shares of Common Stock.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PUBCO

Pubco represents and warrants to each Holder that:

Section 3.01. Corporation Authorization. Pubco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized by all necessary corporate and other action by Pubco and constitutes a legal, valid and binding obligation and agreement of Pubco.

Section 3.02. Non-Contravention. The execution, delivery and performance by Pubco of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with, or constitute a violation of, any provision of the Amended and Restated

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Certificate of Incorporation or Amended and Restated Bylaws, or any other organizational documents of Pubco; (ii) contravene or conflict with, or constitute a violation of, any material applicable law or any material agreement or order binding on Pubco; or (iii) result in the imposition of any Lien on any asset of Pubco.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person (as defined below) include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Section 4.02. Additional Definitions.

(a)    “Board of Directors” means the Board of Directors of Pubco.

(b)    “Organization” means any corporation, partnership, joint venture or enterprise, limited liability company, unincorporated association, trust, estate, governmental entity or other entity or organization, and shall include the successor (by merger or otherwise) of any entity or organization.

(c)    “Person” means any natural person or Organization.

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(d)    “Substantial Ownership Requirement” means the beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by the Holders collectively, of shares of Common Stock representing at least ten percent (10%) of the issued and outstanding shares of Common Stock.

(e)    “Total Assets” of any Person means the consolidated total assets of such Person and its subsidiaries, as determined in accordance with U.S. generally accepted accounting principles, as shown on such Person’s most recent balance sheet.

(f)    “Voting Agreements” means, collectively, the Voting Agreement, dated as of the date hereof, by and among L. Lowry Baldwin and certain of the parties named therein, and the Voting Agreement, dated as of the date hereof, by and among The Villages Invesco, LLC and certain of the parties named therein.

Section 4.03. Further Assurances. Each party to this Agreement, at any time and from time to time upon the reasonable request of another party to this Agreement, shall promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of this Agreement.

Section 4.04. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 4.05. Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, other than a transfer to (i) in the case of any Holder that is not a natural person, any Person that is an affiliate of such Holder, and (ii) in the case of any Holder that is a natural person, (A) any Person to whom Class B Common Stock are Transferred from such Holder (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind; provided that, in the case of clause (2), such transferee is the spouse, the lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Holder, (B) a trust that is for the exclusive benefit of such Holder or its permitted transferees under (A) above or (C) any institution qualified as tax-exempt under Section 501(c)(3) of the Code.

Section 4.06. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

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Section 4.07. Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Chancery Court, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 4.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.09. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.10. Counterparts. This Agreement may be executed (including by facsimile transmission or other electronic signature of this Agreement signed by such party (via PDF, TIFF, JPEG or the like)) with counterpart pages or in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

Section 4.11. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understanding, both oral and written, among the parties hereto with respect to the subject matter hereof

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Section 4.12. Amendments; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 4.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity. Accordingly, it also is agreed that each of Pubco and the Holders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

Section 4.14. IPO Closing; Termination. This Agreement will automatically terminate and be of no force and effect if the closing of the IPO does not occur within twelve months from the date of this Agreement. This agreement will automatically terminate and be of no force and effect when the Substantial Ownership Requirement is no longer met.

8

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BRP GROUP, INC.

By:
Name:
Title:

BALDWIN INSURANCE GROUP HOLDINGS, LLC

By:
Name:
Title:

L. LOWRY BALDWIN

By:
Name:
Title:

LAURA R. SHERMAN

By:
Name:
Title:

ELIZABETH H. KRYSTYN

By:
Name:
Title:

[Signature Page to the Stockholders Agreement]

TREVOR L. BALDWIN

By:
Name:
Title:

KRISTOPHER A. WIEBECK

By:
Name:
Title:

JOHN A. VALENTINE

By:
Name:
Title:

DANIEL GALBRAITH

By:
Name:
Title:

BRADFORD L. HALE

By:
Name:
Title:

JOSEPH D. FINNEY

By:
Name:
Title:

[Signature Page to the Stockholders Agreement]

THE VILLAGES INVESCO, LLC

By:
Name:
Title:

CHRISTOPHER J. STEPHENS

By:
Name:
Title:

MATTHEW HAMMER

By:
Name:
Title:

WMTHCS & ASSOCIATES, LLC

By:
Name:
Title:

AMY INGRAM

By:
Name:
Title:

KELLY NASH

By:
Name:
Title:

[Signature Page to the Stockholders Agreement]

WILLIAM TAULBEE

By:
Name:
Title:

MARK WEBB

By:
Name:
Title:

RICHARD RUSSO

By:
Name:
Title:

FIDUCIARY PARTNERS RETIREMENT GROUP, INC.

By:
Name:
Title:

KMW CONSULTING, LLC

By:
Name:
Title:

W. DAVID COX

By:
Name:
Title:

[Signature Page to the Stockholders Agreement]

MICHAEL P. RYAN

By:
Name:
Title:

INSURANCE AFFORDABLE, INC.

By:
Name:
Title:

BRIAN BRENNAN

By:
Name:
Title:

CLINTON DURST

By:
Name:
Title:

KEN SPRAGGINS

By:
Name:
Title:

DREW ARMACOST

By:
Name:
Title:

[Signature Page to the Stockholders Agreement]

INSURANCE AGENCIES OF THE VILLAGES, INC.

By:
Name:
Title:

RYAN INSURANCE & FINANCIAL SERVICES, INC.

By:
Name:
Title:

CRB INSURANCE, LLC

By:
Name:
Title:

ROBERT J WENTZELL FAMILY PARTNERSHIP

By:
Name:
Title:

ROBERT C. WENTZELL

By:
Name:
Title:

FOUNDATION INSURANCE OF FLORIDA, LLC

By:
Name:
Title:

[Signature Page to the Stockholders Agreement]

MILLENNIAL SPECIALTY HOLDCO, LLC

By:
Name:
Title:

AB RISK HOLDCO, INC.

By:
Name:
Title:

EMANUEL LAURIA

By:
Name:
Title:

IPEO SOLUTIONS LLC

By:
Name:
Title:

[Signature Page to the Stockholders Agreement]

Exhibit I

Registration Rights Agreement

See attached.

REGISTRATION RIGHTS AGREEMENT

by and among

the Persons listed on Schedule A hereto

and

BRP GROUP, INC.

Dated as of [●], 2019

This REGISTRATION RIGHTS AGREEMENT, dated as of [●], 2019 (as it may be amended supplemented or otherwise modified from time to time, this “Agreement”), is made among BRP Group, Inc., a Delaware corporation (the “Company”); the shareholders listed on Schedule A hereto and any transferee of Registrable Securities to whom any Person who is a party to this Agreement shall Assign any rights hereunder in accordance with Section 4.5 (each such Person, a “Holder”). Capitalized terms used in this Agreement without definition have the meaning set forth in Section 1.

1.    Certain Definitions. As used herein, the following terms shall have the following meanings:

“Additional Piggyback Rights” has the meaning set forth in Section 2.2(c).

“Affiliate” means with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such Person.

“Agreement” has the meaning set forth in the preamble.

“Assign” means to directly or indirectly sell, transfer, assign, distribute, exchange, pledge, hypothecate, mortgage, grant a security interest in, encumber or otherwise dispose of Registrable Securities, whether voluntarily or by operation of law, including by way of a merger. “Assignor,” “Assignee,” “Assigning” and “Assignment” have meanings corresponding to the foregoing.

“automatic shelf registration statement” has the meaning set forth in Section 2.4.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Carryover Amount” for any Holder means, with respect to any registered offering in which such Holder elected not to participate after receipt of a notice under Section 2.2(a), a number of Registrable Securities equal to the number of Registrable Securities then held by such Holder, multiplied by a fraction (expressed as a percentage), the numerator of which is equal to the number of Registrable Securities sold by the Holder that sold the most Registrable Securities in such offering and the denominator of which is the number of Registrable Securities held by such Holder immediately prior to such offering.

“Claims” has the meaning set forth in Section 2.9(a).

“Company” has the meaning set forth in the preamble.

“Company Shares” means Class A common stock of the Company, par value $0.01 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Company Shares, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

“Company Shares Equivalents” means, with respect to the Company, all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) Company Shares or other equity securities of the Company (including, without limitation, any note or debt security convertible into or exchangeable for Company Shares or other equity securities of the Company) and any LLC Units.

“Demand Exercise Notice” has the meaning set forth in Section 2.1(a).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Demand Registration Request” has the meaning set forth in Section 2.1(a).

“Exchange” means the exchange of shares of Class B Common Stock, par value $0.0001 per share, of the Company (together with LLC Units) for shares of Class A Common Stock, par value $0.01 per share of the Company, pursuant to the LLC Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Article 2, including, without limitation: (i) SEC, stock exchange or FINRA, and all other registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the Nasdaq Global Select Market or on any other securities market on which the Company Shares are listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws of any state or jurisdiction of the United States or compliance with the securities laws of foreign jurisdictions and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel and securities counsel in foreign jurisdictions, (iii) word processing, printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration or underwritten offering, the fees and disbursements of one counsel for the Participating Holder(s) (selected by the Majority Participating Holders), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or comfort letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company, (ix) fees and expenses payable to any Qualified Independent Underwriter, (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities, including reasonable fees and expenses of counsel for the underwriters in connection with any filing with or review by FINRA (excluding, for the avoidance of doubt, any underwriting

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discount, commissions, or spread), (xi) fees and expenses of any transfer agent or custodian and (xii) expenses for securities law liability insurance and any rating agency fees.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fully-Diluted Basis” means, with respect to the Company Shares, all issued and outstanding Company Shares and all Company Shares issuable in respect of securities convertible into or exchangeable for such Company Shares, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for such Company Shares or securities convertible into or exchangeable for such Company Shares, including any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such Company Shares that are subject to vesting.

“Holder” or “Holders” has the meaning set forth in the preamble.

“Initiating Holder(s)” has the meaning set forth in Section 2.1(a).

“IPO” means the first underwritten public offering of the common stock of the Company to the general public pursuant to a registration statement filed with the SEC completed on or about the date of this Agreement.

“LLC” means Baldwin Risk Partners, LLC, a Delaware limited liability company and its successors.

“LLC Agreement” means the Third Amended and Restated Limited Liability Agreement of Baldwin Risk Partners, LLC, a Delaware limited liability company.

“LLC Unit” means a common limited liability interest in the LLC or any other class of limited liability interests in the LLC.

“Litigation” means any action, proceeding or investigation in any court or before any governmental authority.

“Lock-Up Agreement” means any agreement entered into by a Holder that provides for restrictions on the transfer of Registrable Securities held by such Holder.

“Majority Participating Holders” means the Participating Holders holding more than 50% of the Registrable Securities proposed to be included in offerings of Registerable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2.

“Manager” has the meaning set forth in Section 2.1(c).

“Participating Holders” means all Holders of Registrable Securities which are proposed to be included in any registration or offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

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“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature.

“Piggyback Shares” has the meaning set forth in Section 2.3(a)(iv).

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Registrable Securities” means any Company Shares held by the Holders at any time (including those held as a result of the conversion or exercise of Company Shares Equivalents) and any Company Shares issuable upon an Exchange; provided that, as to any Registrable Securities held by a particular Holder, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities are eligible to be sold by such Holder in a single transaction in compliance with the requirements of Rule 144 under the Securities Act, as such Rule 144 may be amended (or any successor provision thereto). For the avoidance of doubt, it being understood that any Company Share issuable upon an Exchange shall be considered a Registrable Security and held by the Holder of the LLC Unit with respect to which it is issuable for all purposes hereunder prior to its issuance.

“Rule 144” and “Rule 144A” have the meaning set forth in Section 4.2.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 2.3(a) Sale Number” has the meaning set forth in Section 2.3(a).

“Section 2.3(b) Sale Number” has the meaning set forth in Section 2.3(b).

“Section 2.3(c) Sale Number” has the meaning set forth in Section 2.3(c).

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, by and among the Company and the other parties thereto.

“Subsidiary” means any direct or indirect subsidiary of the Company on the date hereof and any direct or indirect subsidiary of the Company organized or acquired after the date hereof.

“Transfer” means, with respect to any Company Shares, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, mortgage, encumber, hypothecate or otherwise transfer, in whole or in part, any of the economic consequences of ownership of such Company Shares, whether directly or indirectly, or agree or commit to do any of

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the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, mortgage, encumbrance, hypothecation or other transfer, in whole or in part, of any of the economic consequences of ownership of such Company Shares or any agreement or commitment to do any of the foregoing. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Holder, or direct or indirect parent thereof, all or substantially all of whose assets are, directly or indirectly, Company Shares shall constitute a “Transfer” of Company Shares for purposes of this Agreement. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Holder, or direct or indirect parent thereof, which has substantial assets in addition to Company Shares shall not constitute a “Transfer” of Company Shares for purposes of this Agreement.

“Valid Business Reason” has the meaning set forth in Section 2.1(a)(iv).

“Villages” has the meaning set forth in Section 2.1(a).

“WKSI” has the meaning set forth in Section 2.4.

2.    Registration Rights.

2.1.    Demand Registrations. (a) If the Company shall receive from (i) any Holder or group of Holders holding at least 40% of the Registrable Securities at any time beginning one year after the closing of the IPO, or (ii) The Villages Invesco, LLC and its affiliates (the “Villages”) at any time beginning one eighteen months after the closing of the IPO, a written request that the Company file a registration statement with respect to all or a portion of the Registrable Securities (a “Demand Registration Request,” and the registration so requested is referred to herein as a “Demand Registration,” and the sender(s) of such request pursuant to this Agreement shall be known as the “Initiating Holder(s)”), then the Company shall, within five Business Days of the receipt thereof, give written notice (the “Demand Exercise Notice”) of such request to all other Holders, and subject to the limitations of this Section 2.1, use its reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 thereunder if so requested and if the Company is then eligible to use such a registration) of all Registrable Securities that the Holders or the Villages request to be registered. There is no limitation on the number of Demand Registrations pursuant to this Section 2.1 which the Company is obligated to effect. However, the Company shall not be obligated to take any action to effect any Demand Registration:

(i)    within four months after a Demand Registration pursuant to this Section 2.1 that has been declared or ordered effective;

(ii)    during the period starting with the date 15 days prior to its good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a Company-initiated registration (other than a registration relating solely to the sale of securities to employees of the Company pursuant to a stock option, stock

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purchase or similar plan or to an SEC Rule 145 transaction), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iii)    where the anticipated offering price, before any underwriting discounts or commissions and any offering-related expenses, is equal to or less than $25,000,000;

(iv)    if the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, any registration of Registrable Securities should not be made or continued (or sales under a shelf registration statement should be suspended) because (i) such registration (or continued sales under a shelf registration statement) would materially and adversely interfere with any existing or potential material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or any of its subsidiaries or (ii) the Company is in possession of material non-public information, the disclosure of which has been determined by the Board to not be in the Company’s best interests (in either case, a “Valid Business Reason”) , then (x) the Company may postpone filing a registration statement relating to a Demand Registration Request or suspend sales under an existing shelf registration statement until five Business Days after such Valid Business Reason no longer exists, but in no event for more than 90 days after the date the Board determines a Valid Business Reason exists and (y) in case a registration statement has been filed relating to a Demand Registration Request, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until five Business Days after such Valid Business Reason no longer exists, but in no event for more than 90 days after the date the Board determines a Valid Business Reason exists; and the Company shall give written notice to the Participating Holders of its determination to postpone or withdraw a registration statement or suspend sales under a shelf registration statement and of the fact that the Valid Business Reason for such postponement, withdrawal or suspension no longer exists, in each case, promptly after the occurrence thereof; provided, however, that the Company shall not defer its obligation in this manner for more than 90 days in any 12 month period; or

(v)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

If the Company shall give any notice of postponement, withdrawal or suspension of any registration statement pursuant to clause (iv) of this Section 2.1(a), the Company shall not, during the period of postponement, withdrawal or suspension, register any Company Shares, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (iv) of this Section 2.1(a), such Holder will discontinue its disposition of Registrable Securities pursuant to such

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registration statement and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed pursuant to a Demand Registration (whether pursuant to clause (iv) of this Section 2.1(a) or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, not later than five Business Days after the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than 90 days after the date of the postponement or withdrawal), use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with Section 2.1 (unless the Initiating Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not be withdrawn or postponed pursuant to clause (iv) of this Section 2.1(a).

(b)

(i)    The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities, which shall have made a written request to the Company for inclusion in such registration pursuant to Section 2.2 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holder) within ten Business Days after the receipt of the Demand Exercise Notice.

(ii)    The Company shall, as expeditiously as possible, but subject to the limitations set forth in this Section 2.1, use its reasonable best efforts to (x) effect such registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution and (y) if requested by the Majority Participating Holders or, in the case where the Initiating Holder is the Villages, the Villages, obtain acceleration of the effective date of the registration statement relating to such registration.

(c)    In connection with any Demand Registration, the Initiating Holder shall have the right to designate the lead managing underwriter (any lead managing underwriter for the purposes of this Agreement, the “Manager”) in connection with such registration and each other managing underwriter for such registration, in each case subject to consent of the Company, not be unreasonably withheld.

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(d)    If so requested by the Initiating Holder(s), the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holder in its sole discretion.

(e)    Any Holder that intends to sell Registrable Securities by means of a shelf registration pursuant to Rule 415 thereunder, shall give the Company two days’ prior notice of any such sale.

2.2.    Piggyback Registrations.

(a)    If, at any time or from time to time the Company proposes or is required to register or commence an offering of any of its securities for its own account or otherwise (other than pursuant to registrations on Form S-4 or Form S-8 or any similar successor forms thereto) (including but not limited to the registrations or offerings pursuant to Section 2.1), the Company will:

(i)    promptly give to each Holder written notice thereof (in any event within five Business Days) prior to the filing of any registration statement under the Securities Act; and

(ii)    include in such registration and in any underwriting involved therein (if any), all the Registrable Securities specified in a written request or requests, made within five Business Days after mailing or personal delivery of such written notice from the Company, by any of the Holders, except as set forth in Sections 2.2(b) and 2.2(f), with the securities which the Company at the time proposes to register or sell to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered or sold, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.1 hereof.

(b)    If the registration in this Section 2.2 involves an underwritten offering, the right of any Holder to include its Registrable Securities in a registration or offering pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in the underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

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(c)    The Company, subject to 2.3 and 2.6, may elect to include in any registration statement and offering pursuant to demand registration rights by any Person, (i) authorized but unissued shares of Company Shares or Company Shares held by the Company as treasury shares and (ii) any other Company Shares which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holders.

(d)    Other than in connection with a Demand Registration, if, at any time after giving written notice of its intention to register or sell any equity securities and prior to the effective date of the registration statement filed in connection with such registration or sale of such equity securities, the Company shall determine for any reason not to register or sell or to delay registration or sale of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such abandoned registration or sale, without prejudice, however, to the rights of Holders under Section 2.1, and (ii) in the case of a determination to delay such registration or sale of its equity securities, shall be permitted to delay the registration or sale of such Registrable Securities for the same period as the delay in registering such other equity securities.

(e)    Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder, file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holder if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if deemed necessary or advisable by such Holder including filing a prospectus supplement naming the Holders, partners, members and shareholders to the extent required by law. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 without prejudice to the rights of such Holders under Section 2.1, by giving written notice to the Company of its request to withdraw; provided, however, that such request must be made in writing prior to the earlier of the execution by such Holder of the underwriting agreement or the execution by such Holder of the custody agreement with respect to such registration or as otherwise required by the underwriters.

(f)    Notwithstanding anything in this Agreement to the contrary, the rights of any Holder set forth in this Agreement shall be subject to any Lock-Up Agreement that such Holder has entered into.

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2.3.    Allocation of Securities Included in Registration Statement or Offering.

(a)    Notwithstanding any other provision of this Agreement, in connection with an underwritten offering initiated by a Demand Registration Request, if the Manager advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten (such number, the “Section 2.3(a) Sale Number”) within a price range acceptable to the Initiating Holders, the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the Company shall use its reasonable best efforts to include in such registration or offering, as applicable, the number of shares of Registrable Securities in the registration and underwriting as follows:

(i)    first, all Registrable Securities requested to be included in such registration or offering by the Holders thereof (including pursuant to the exercise of piggyback rights pursuant to Section 2.2); provided, however, that if such number of Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.3(a) Sale Number) to be included in such registration shall be allocated among all such Holders requesting inclusion thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement or the time of the offering, as applicable, as adjusted to give effect to any Carryover Amount(s) for any such Holder;

(ii)    second, if by the withdrawal of Registrable Securities by a Participating Holder, a greater number of Registrable Securities held by other Holders, may be included in such registration or offering (up to the Section 2.3(a) Sale Number), then the Company shall offer to all Holders who have included Registrable Securities in the registration or offering the right to include additional Registrable Securities in the same proportions as set forth in Section 2.3(a)(i).

(iii)    third, to the extent that the number of Registrable Securities to be included pursuant to clause (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, and if the underwriter so agrees, any securities that the Company proposes to register or sell, up to the Section 2.3(a) Sale Number; and

(iv)    fourth, to the extent that the number of securities to be included pursuant to clauses (i), (ii) and (iii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, the remaining securities to be included in such registration or offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration or offering pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(a) Sale Number.

(b)    In a registration or offering made pursuant to Section 2.2 involves an underwritten primary offering on behalf of the Company, which was initiated by the Company, if the Manager determines that marketing factors require a limitation of the number of shares to be underwritten (such number, the “Section 2.3(b) Sale Number”)

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in order for the sale of the securities within a price range acceptable the Company, the Company shall so advise all Holders whose securities would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows:

(i)    first, all equity securities that the Company proposes to register for its own account;

(ii)    second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registerable Securities (not to exceed the Section 2.3(b) Sale Number) to be included in the underwritten offering shall be allocated among all Holders requesting inclusion pursuant to exercise of rights under Section 2.2 in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion, as adjusted to give effect to any Carryover Amount(s) for any such Holder; and

(iii)    third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(b) Sale Number.

(c)    If any registration pursuant to Section 2.2 involves an underwritten offering by any Person(s) other than a Holder to whom the Company has granted registration rights which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement, the Manager (as selected by the Company or such other Person) shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.3(c) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include shares in such registration as follows:

(i)    first, the shares requested to be included in such underwritten offering shall be allocated on a pro rata basis among such Person(s) requesting the registration and all Holders requesting that Registrable Securities be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.2, based on the aggregate number of securities or Registrable Securities, as applicable, then owned by each of the foregoing requesting inclusion in relation to the aggregate number of securities or Registrable Securities, as applicable, owned by all such Holders and Persons requesting inclusion, up to the Section 2.3(c) Sale Number, as adjusted to give effect to any Carryover Amount(s) for any such Holder;

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(ii)    second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining shares to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(c) Sale Number; and

(iii)    third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining shares to be included in such registration shall be allocated to shares the Company proposes to register for its own account, up to the Section 2.3(c) Sale Number.

(d)    If any Holder of Registrable Securities disapproves of the terms of the underwriting, or if, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in a registration or offering that such Holder has requested be included, such Holder may elect to withdraw such Holder’s request to include Registrable Securities in such registration or offering or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing, to the Company, Manager and, if applicable, the Initiating Holder(s), prior to the execution of the underwriting agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Holder shall no longer have any right to include such withdrawn Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced.

2.4.    Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible (but, in any event, within 75 days after a Demand Registration Request in the case of Section 2.4(a) below), in connection with the Registration of the Registrable Securities and, where applicable, a takedown off of a shelf registration statement:

(a)    prepare and file all filings with the SEC and FINRA required for the consummation of the offering, including preparing and filing with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which registration form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such registration statement to become effective and

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remain continuously effective from the date such registration statement is declared effective until the earliest to occur (A) the first date as of which all of the Registrable Securities included in the registration statement have been sold or (B) a period of 90 days in the case of an underwritten offering effected pursuant to a registration statement other than a shelf registration statement and a period of three years in the case of a shelf registration statement (provided, however, that as far in advance as reasonably practicable before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Initiating Holders) and to one counsel for the Manager, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel (provided that the Company shall be under no obligation to make any changes suggested by the Holders), and the Company shall not file any registration statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto to which the Initiating Holders or the underwriters, if any, shall reasonably object);

(b)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith and such free writing prospectuses and Exchange Act reports as may be necessary to keep such registration statement continuously effective for the period set forth in Section 2.4(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (and, in connection with any shelf registration statement, file one or more prospectus supplements pursuant to Rule 424 under the Securities Act covering Registrable Securities upon the request of one or more Holders wishing to offer or sell Registrable Securities whether in an underwritten offering or otherwise);

(c)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Manager of such offering;

(d)    furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and each free writing prospectus utilized in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment

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thereto) and each such prospectus (or preliminary prospectus or supplement thereto) or free writing prospectus by each such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(e)    use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (e), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(f)    promptly notify each Participating Holder and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

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(g)    comply (and continue to comply) with all applicable rules and regulations of the SEC (including, without limitation, maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act), and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 45 days, or 90 days if it is a fiscal year, after the end of such 12 month period described hereafter), an earnings statement (which need not be audited) covering the period of at least 12 consecutive months beginning with the first day of the Company’s first fiscal quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(h)    (i) (A) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, to cause all such Registrable Securities to be listed on a national securities exchange and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with FINRA, and (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(i)    cause its senior management, officers and employees to participate in, and to otherwise facilitate and cooperate with the preparation of the registration statement and prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions and rating agency presentations) taking into account the Company’s reasonable business needs;

(j)    provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(k)    enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Majority Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

(l)    use its reasonable best efforts (i) to obtain an opinion from the Company’s counsel, including local and/or regulatory counsel, and a comfort letter and updates thereof from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such

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registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and comfort letters (including, in the case of such comfort letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and comfort letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the Majority Participating Holders, and (ii) furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such underwriter;

(m)    deliver promptly to counsel for each Participating Holder and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for each Participating Holder, by counsel for any underwriter, participating in any disposition to be effected pursuant to such registration statement and by any accountant or other agent retained by any Participating Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such counsel for a Participating Holder, counsel for an underwriter, accountant or agent in connection with such registration statement;

(n)    use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of the registration statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, in each case, as promptly as reasonably practicable;

(o)    provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

(p)    use its best efforts to make available its senior management, employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in marketing the Registrable Securities in any underwritten offering;

(q)    promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement), and prior to the filing of any free writing prospectus, provide copies of such document to counsel for each Participating Holder and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Participating Holders prior to the filing thereof as counsel for the Participating Holders or underwriters may reasonably request;

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(r)    furnish to counsel for each Participating Holder and to each managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

(s)    cooperate with the Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least two Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least two Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(t)    cooperate with any due diligence investigation by any Manager, underwriter or Participating Holder and make available such documents and records of the Company and its Subsidiaries that they reasonably request (which, in the case of the Participating Holder, may be subject to the execution by the Participating Holder of a customary confidentiality agreement in a form which is reasonably satisfactory to the Company);

(u)    take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(v)    take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;

(w)    take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(x)    in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

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To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration Request is submitted to the Company, and such Demand Registration Request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered. The Company shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which the Registrable Securities remain Registrable Securities. If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year the Company shall refile a new automatic shelf registration statement covering the Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2, or 2.4 that each Participating Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company may from time to time reasonably request so long as such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

If any such registration statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in

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meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

2.5.    Registration Expenses. All Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Article 2 shall be borne by the Company, whether or not a registration statement becomes effective. All underwriting discounts and all selling commissions relating to securities registered by the Holders shall be borne by the holders of such securities pro rata in accordance with the number of shares sold in the offering by such Participating Holder.

2.6.    Certain Limitations on Registration Rights. In the case of any registration under Section 2.1 pursuant to an underwritten offering, or, in the case of a registration under Section 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to the underwriting agreement and no Person may participate in such registration or offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof, and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

2.7.    Limitations on Sale or Distribution of Other Securities.

(a)    Each Holder agrees, (i) to the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.1, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Company Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 90 days and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account, not to sell any Company Shares (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed 90 days subject to the same exceptions as provided in the lock-up provisions contained in the underwriting agreement for the IPO; and, if so requested, each Holder agrees to enter into a customary lock-up agreement with such managing underwriter.

(b)    The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 2.1 or 2.2, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not sell, transfer, or otherwise dispose of, any Company Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of

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the Company (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Company Shares Equivalent), until a period of 90 days shall have elapsed from the effective date of such previous registration.

2.8.    No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement. A Holder is not required to include any of its Registrable Securities in any registration statement, is not required to sell any of its Registrable Securities which are included in any effective registration statement, and may sell any of its Registrable Securities in any manner in compliance with applicable law (subject to the restrictions set forth in the Stockholders Agreement) even if such shares are already included on an effective registration statement.

2.9.    Indemnification.

(a)    In the event of any registration and/or offering of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, fiduciaries, trustees, employees, shareholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, shareholders, members, beneficiaries or general and limited partners thereof), any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will

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reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary or final prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

(b)    Each Participating Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act, each underwriter (within the meaning of the Securities Act) of the Company’s securities covered by such a registration statement, any Person who controls such underwriter, and any other Holder selling securities in such registration statement and each of its directors, officers, partners or agents or any Person who controls such Holder with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Participating Holder, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 2.9(b) and 2.9(c) and (e) shall in no case be greater than the amount of the net proceeds actually received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim. The Company and each Participating Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Participating Holders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary or final prospectus or amendment or supplement thereto or any free writing prospectus are statements specifically relating to (a) the beneficial ownership of Company Shares by such Participating Holder and its Affiliates and (b) the name and address of such Participating Holder. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c)    Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

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(d)    Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2. In case any action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to (x) participate in such action or proceeding and (y) unless, in the reasonable opinion of outside counsel to the indemnified party, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume the defense thereof jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party. The indemnifying party shall promptly notify the indemnified party of its decision to assume the defense of such action or proceeding. If, and after, the indemnified party has received such notice from the indemnifying party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action or proceeding other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. The indemnity obligations contained in Sections 2.9(a) and 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnified party which consent shall not be unreasonably withheld.

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(e)    If for any reason the foregoing indemnity is held by a court of competent jurisdiction to be unavailable to an indemnified party under Section 2.9(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim as well as any other relevant equitable considerations. The relative fault shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount greater than the amount of the net proceeds actually received by such indemnifying party upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 2.9(b) and (c).

(f)    The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract (except as set forth in subsection (h) below) and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party and the completion of any offering of Registrable Securities in a registration statement.

(g)    The indemnification and contribution required by this Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.

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(h)    If a customary underwriting agreement shall be entered into in connection with any registration pursuant to Section 2.1 or 2.2, the indemnity, contribution and related provisions set forth therein shall supersede the indemnification and contribution provisions set forth in this Section 2.9.

3.    Underwritten Offerings.

3.1.    Requested Underwritten Offerings. If the Initiating Holders request an underwritten offering pursuant to a registration under Section 2.1 (pursuant to a request for a registration statement to be filed in connection with a specific underwritten offering or a request for a shelf takedown in the form of an underwritten offering), the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall (i) be satisfactory in form and substance to the Initiating Holder, if the Villages, and to Majority Participating Holders, (ii) contain terms not inconsistent with the provisions of this Agreement and (iii) contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements on substantially the same terms as those contained herein (it being understood that an underwriting agreement in substantially the form of the underwriting agreement for the IPO shall be deemed to satisfy the foregoing requirements). Every Participating Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also shall be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement. Each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement for indemnity, contribution or otherwise shall be limited to the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement and shall be limited to liability for written information specifically provided by such Participating Holder for use in the registration statement and prospectus.

3.2.    Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 2.2 which involves an underwritten offering, if the Company shall enter into an underwriting agreement in connection therewith, then all of the Participating Holders’

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Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement. Each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement for indemnity, contribution or otherwise shall be limited to the amount of the net proceeds received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement and shall be limited to liability for written information specifically provided by such Participating Holder for use in the registration statement and prospectus.

4.    General.

4.1.    Adjustments Affecting Registrable Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

4.2.    Rule 144 and Rule 144A. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Company Shares or Company Shares Equivalents, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within

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the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

4.3.    Amendments and Waivers; Termination. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the Holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 4.3 shall be binding upon each Holder and the Company. Any waiver of any breach or default by any other party of any of the terms of this Agreement effected in accordance with this Section 4.3 shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party to assert its or his or her rights hereunder on any occasion or series of occasions. This Agreement will terminate as to any Holder when it no longer holds any Registrable Securities.

4.4.    If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement); provided, however, that the Company shall have received evidence reasonably satisfactory to it of such beneficial ownership.

4.5.    Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) (i) in the case of Villages, by personal hand-delivery, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery and (ii) in the case of all other Holders, by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, in each case addressed to the Company at the address set forth below or to the applicable Holder at the address indicated on Schedule A hereto (or at such other address for a Holder as shall be specified by like notice):

if to the Company, to it at:

BRP Group, Inc. 4010 Boy Scout Boulevard, Suite 200
Tampa, Florida 33607
Facsimile:	(813) 984-3201
Attention:	Trevor L. Baldwin or Kristopher A. Wiebeck
E-mail:	tbaldwin@bks-partners.com or kwiebeck@bks-partners.com

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with copies (which shall not constitute actual notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Richard D. Truesdell, Jr.
Facsimile:	(212) 701-5674
E-mail:	richard.truesdell@davispolk.com

4.6.    Successors and Assigns.

(a)    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b)    A Holder may Assign his, her or its rights under this Agreement without the Company’s consent to an Assignee of Registrable Securities which (i) is with respect to any Holder, the spouse, parent, sibling, child, step-child or grandchild of such Holder, or the spouse thereof and any trust, limited liability company, limited partnership, private foundation or other estate planning vehicle for such Holder or for the benefit of any of the foregoing or other persons pursuant to the laws of descent and distribution, or (ii) is a legatee, executor or other fiduciary pursuant to a last will and testament of the Holder or pursuant to the terms of any trust which take effect upon the death of the Holder. In addition, any Holder may Assign his, her or its rights under this Agreement without the Company’s prior written consent so long as such Assignment (i) occurs in connection with the transfer of all, but not less than all, of such Holder’s Registrable Securities in a single transaction in the case of such an Assignment by a Holder and (ii) results in the Assignee holding not less than 5% of the outstanding shares of Company Shares at the time of such transfer. Subject to subsection (c) below, any Assignment shall be conditioned upon prior written notice to the Company identifying the name and address of such Assignee and any other material information as to the identity of such Assignee as may be reasonably requested, and Schedule A hereto shall be updated to reflect such Assignment.

(c)    Notwithstanding anything to the contrary contained in this Section 4.6, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party without Assigning its rights hereunder with respect thereto, provided that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate.

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4.7.    Limitations on Subsequent Registration Rights. From and after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public, the Company may, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which provides such holder or prospective holder of securities of the Company comparable, but not conflicting, registration rights granted to the Holders hereby.

4.8.    Entire Agreement. This Agreement, the Stockholders Agreement and the other agreements referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.

4.9.    Governing Law; Waiver of Jury Trial; Jurisdiction.

(a)    Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the State of New York, excluding any conflict-of-laws rule or principle (whether of New York or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

(b)    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. The Company or any Holder may file an original counterpart or a copy of this Section 4.8(b) with any court as written evidence of the consent of any of the parties hereto to the waiver of their rights to trial by jury.

(c)    Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the courts of the State of New York located in the county and city of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of New York located in the county and city of New York and (iv) to the fullest extent permitted by law, consents to service being made through the notice procedures set forth in Section 4.4. Each party hereto hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 4.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

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4.10.    Interpretation; Construction.

(a)    The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)    The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

4.11.    Counterparts. This Agreement may be executed (including by facsimile transmission or other electronic signature of this Agreement signed by such party (via PDF, TIFF, JPEG or the like)) with counterpart pages or in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

4.12.    Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

4.13.    Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Each party hereto shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

4.14.    Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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COMPANY

BRP GROUP, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

L. LOWRY BALDWIN

By:
Name:
Title:

BALDWIN INSURANCE GROUP HOLDINGS, LLC

By:
Name:
Title:

ELIZABETH H. KRYSTYN

By:
Name:
Title:

LAURA R. SHERMAN

By:
Name:
Title:

TREVOR L. BALDWIN

By:
Name:
Title:

KRISTOPHER A. WIEBECK

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

JOHN A. VALENTINE

By:
Name:
Title:

DANIEL GALBRAITH

By:
Name:
Title:

BRADFORD L. HALE

By:
Name:
Title:

JOSEPH D. FINNEY

By:
Name:
Title:

CHRISTOPHER J. STEPHENS

By:
Name:
Title:

THE VILLAGES INVESCO, LLC, A FLORIDA LIMITED LIABILITY COMPANY

By:
Name:
Title:

SCHEDULE A

Party	Address
Baldwin Risk Partners, LLC	[●]
L. Lowry Baldwin	[●]
Trevor L. Baldwin	[●]
Elizabeth H. Krystyn	[●]
Laura R. Sherman	[●]
Kristopher A. Wiebeck	[●]
John A. Valentine	[●]
Bradford L. Hale	[●]
Daniel Galbraith	[●]
Joseph D. Finney	[●]
Christopher J. Stephens	[●]
The Villages Invesco, LLC	[●]

Exhibit J

Assignment Agreement

See attached.

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Assignment”) is made by [●], a [●] limited liability company (“Assignor”), in favor of [●], a [●] limited liability company (“Assignee”). Capitalized terms used but not defined herein have the meanings given to them in that certain Reorganization Agreement, dated [●], by and among Baldwin Risk Partners, LLC; BRP Group, Inc.; and the other parties thereto (the “Reorganization Agreement”).

WHEREAS, pursuant to the Reorganization Transactions, Assignor has received units of membership interest (the “Units”) in [●], a Florida limited liability company (the “Roll-Up Subsidiary”), and desires to contribute and transfer such Units to Assignee in furtherance of the transactions contemplated by Section 2.1(b)(vi) of the Reorganization Agreement.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and legal sufficiency of which as consideration is hereby acknowledged, effective immediately after its receipt of the Units pursuant to the Reorganization Transactions, Assignor hereby contributes, transfers and assigns to Assignee all right, title and interest in and to Units.

Executed as of                     , 2019.

Assignor:

[●]

By:
Name:
Title:

Agreed and Accepted by Assignee:

[●]

By:
Name:
Title: